EXHIBIT 10.1

EXECUTION VERSION

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

COLLABORATION AND LICENSE AGREEMENT

by and between

Incyte Corporation

and

Calithera Biosciences, Inc.

dated as of January 27, 2017

-i-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(continued)

-ii-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(continued)

-iii-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(continued)

-iv-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(continued)

EXHIBITS

Exhibit 1.6	Arginase Inhibitor Pool
Exhibit 1.17	Calithera Patent Rights
Exhibit 4.1(a)	Initial Information Transfer Plan
Exhibit 4.2(a)	Initial Preclinical Studies and CMC Activities
Exhibit 5.1(b)	Initial Development Plan
Exhibit 5.3(a)	CB-1158-101 Study
Exhibit 12.3	Exceptions to Calithera Representations
Exhibit 13.3(a)	Form of Joint Press Release

-v-

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

COLLABORATION AND LICENSE AGREEMENT

THIS COLLABORATION AND LICENSE AGREEMENT (the “Agreement”) is entered into as of January 27, 2017 (the “Execution Date”), by and between Incyte Corporation, a Delaware corporation, having an office at 1801 Augustine Cut-off, Wilmington, DE 19803 (“Incyte”), and Calithera Biosciences, Inc., a Delaware corporation, having an office at 343 Oyster Point Blvd #200, South San Francisco, CA 94080 (“Calithera”).

WHEREAS, Calithera is in the business of research and development of Arginase Inhibitors;

WHEREAS, Incyte is in the business of research, development and commercialization of pharmaceutical and biologic products; and

WHEREAS, Incyte and Calithera are interested in collaborating on activities relating to certain Arginase Inhibitors in oncology and hematology indications.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

When used in this Agreement, each of the following terms shall have the meanings set forth in this ARTICLE I:

1.1“Accounting Standards” means that the Parties shall maintain records and books of accounts in accordance with (i) US GAAP applied on a consistent basis during the periods involved (United States Generally Accepted Accounting Principles) or (ii) if mandated by the SEC, IFRS applied on a consistent basis during the periods involved (International Financial Reporting Standards).  Notwithstanding the above, prior period restatements needed in conjunction with the IFRS adoption shall not impact royalty payments, milestone payments, Allowable Expenses, Net Profits and Development Costs already paid prior to the IFRS adoption except for the fiscal year immediately prior to the fiscal year in which the change in accounting standards is implemented.

1.2“Affiliate” means, with respect to any Person, another Person which controls, is controlled by or is under common control with such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  Without limiting the generality of the foregoing, a Person shall be deemed to control another Person if any of the following conditions is met: (i) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.  For

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

the purposes of this Agreement, in no event shall Incyte or any of its Affiliates be deemed Affiliates of Calithera or any of its Affiliates, nor shall the Calithera or any of its Affiliates be deemed Affiliates of Incyte or any of its Affiliates.

1.3“Allowable Expenses” means the following expenses to the extent specifically identifiable or reasonably allocable to a Licensed Compound or Licensed Product in the Hematology/Oncology Field with respect to Commercialization in the United States, or the manufacture for use in such Commercialization activities, by or on behalf of a Party or its Affiliates, and that are materially consistent with the then-current Commercial Budget:

(a)[ * ];

(b)[ * ];

(c)[ * ];

(d)[ * ];

(e)[ * ];

(f)[ * ];

(g)[ * ];

(h)[ * ];

(i)[ * ];

(j)[ * ];

(k)[ * ];

(l)[ * ]; and

(m)[ * ];

provided that [ * ].  For clarity, Allowable Expenses excludes Development Costs.

1.4“Annual Net Sales” means, with respect to a Licensed Product, Net Sales of such Licensed Product in any Calendar Year, or, in the last year of the applicable Royalty Term, the portion of such Calendar Year during such Royalty Term.

1.5“Arginase Inhibitor” means (a) any small molecule compound that inhibits the activity of the enzymes arginase I, arginase II, or both with a potency of [ * ] or lower, including CB-1158, in an assay to be determined by the JDC from time to time in accordance with Section 3.2(a)(ii) and (b) [ * ] of any compound in the preceding clause (a).  For clarity, [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

1.6“Arginase Inhibitor Pool” means CB-1158 and all other Arginase Inhibitors Controlled by Calithera as of the Execution Date or during the Term, including those Covered by the Calithera Patent Rights, and any Arginase Inhibitors [ * ] but excluding the Excluded Compounds.  For clarity, the Arginase Inhibitors Controlled by Calithera as of the Execution Date include those listed in Exhibit 1.6.  Notwithstanding the foregoing, subject to Section 2.6(b), in the event of a Change of Control of Calithera, the Arginase Inhibitor Pool shall not include any Arginase Inhibitors owned or controlled by the acquiring Person described in the definition of “Change of Control,” directly or indirectly (other than indirectly through Calithera or any of its Affiliates existing as of the closing of such Change of Control), and in the event of a Change of Control of Incyte, the Arginase Inhibitor Pool shall not include any Arginase Inhibitors [ * ].

1.7“Arising IP” means all Know-How discovered, made or conceived by either Party  or any of its respective Affiliates, employees, independent contractors or consultants (or jointly by both Parties or their respective Affiliates, employees, independent contractors or consultants): (a) in the course of conducting activities under this Agreement in the Hematology/Oncology Field, [ * ], and (b) [ * ], and, in each case ((a) and (b)), together with all Intellectual Property Rights in such Know-How, including Patent Rights Covering such Know-How.

1.8“Auto Opt-Out Event” means a Development Auto Opt-Out Event or a Commercial Auto Opt-Out Event.

1.9“Back-up Licensed Compound” means any compound in the Arginase Inhibitor Pool selected by Incyte (other than the Lead Licensed Compound) and designated as a back-up Licensed Compound for Development in the Hematology/Oncology Field pursuant to Section 4.2, as such compound may be substituted from time to time during the Term by Incyte upon written notification to Calithera pursuant to Section 4.2.

1.10“Bankruptcy Event” means with respect to a Party (a) the entry of an order for relief under the Bankruptcy Code (or any other bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect) by such Party; (b) the commencement of an involuntary proceeding under the Bankruptcy Code or any other bankruptcy, insolvency, reorganization or other similar act or law of any jurisdiction now or hereafter in effect against such Party, if not dismissed, bonded or stayed within ninety (90) days after such commencement; (c) the making by such Party of a general assignment for the benefit of creditors; or (d) the appointment of or taking possession by a receiver, liquidator, assignee, custodian, or trustee of all or substantially all of the business or property of such Party,

1.11“Breakthrough Therapy Designation” means, with respect to a Licensed Product, the approval of an application filed with the FDA granting such Licensed Product a “Breakthrough Therapy” designation in accordance with the rules and regulations promulgated under the United States Federal Food, Drug, and Cosmetic Act, as amended from time to time.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

1.12“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in New York, New York, generally are closed as a result of federal, state or local holiday.

1.13“Calendar Quarter” means a calendar quarter ending on the last day of March, June, September or December.

1.14“Calendar Year” means a period of time commencing on January 1 and ending on the following December 31.

1.15“Calithera IP” means Calithera Know-How and Calithera Patent Rights.

1.16“Calithera Know-How” means all Know-How that (a) either (i) is Controlled by Calithera or any of its Affiliates (subject to Section 15.3(d)) as of the Execution Date or (ii) is Controlled during the Term by Calithera (including any Know-How falling within the definition of Arising IP owned solely by Calithera, but specifically excluding any Joint Arising IP) and (b) is necessary or useful to Develop, manufacture or Commercialize any Licensed Compounds or Licensed Products in the Hematology/Oncology Field; provided that [ * ].

1.17“Calithera Patent Rights” means all Patent Rights that (a) are Controlled by Calithera or its Affiliates (subject to Section 15.3(d)) as of the Execution Date or during the Term and (b) are necessary or useful to Develop, manufacture or Commercialize any Licensed Compounds or Licensed Products in the Hematology/Oncology Field; provided that Calithera Patent Rights specifically exclude all Joint Patent Rights.  The Calithera Patent Rights in existence as of the Execution Date are listed in Exhibit 1.17.

1.18“Change of Control” means, with respect to a Party, the occurrence of any of the following after the Execution Date:

(a)Any “person” or “group” (as such terms are defined below) (i) is or becomes the “beneficial owner” (as defined below), directly or indirectly, of shares of capital stock of such Party then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the members of the board of directors of such Party (“Board of Directors” and such shares of capital stock, the “Voting Stock”) representing a majority of the total voting power of all outstanding classes of Voting Stock of such Party or (ii) has the power, directly or indirectly, to elect a majority of the members of such Party’s Board of Directors; or

(b)Such Party enters into a merger, consolidation or similar transaction with another Person and as a result of such merger, consolidation or similar transaction (i) the members of a Board of Directors of such Party immediately prior to such transaction, immediately following such transaction, (a) constitute less than a majority of the members of a Board of Directors of such Party or such surviving Person or such parent of such Party or the surviving Person or (b) do not represent a majority of the voting power within the Board of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Directors of such Party or such surviving Person or such parent of such Party or the surviving Person or (ii) Persons that beneficially owned, directly or indirectly, the shares of Voting Stock of such Party immediately prior to such transaction cease to beneficially own, directly or indirectly, shares of Voting Stock of such Party representing a majority of the total voting power of all outstanding classes of Voting Stock of such Party or the surviving Person or such parent of such Party or the surviving Person as their ownership of Voting Stock of such Party immediately prior to such transaction; or

(c)Such Party sells or transfers to any Third Party, in one or more related transactions, properties or assets representing all or substantially all of such Party’s assets to which this Agreement relates; or

(d)The general meeting of shareholders of such Party adopt a resolution or the holders of shares or other interests of such Party approve a proposal, as applicable, for the dissolution of such Party or for the approval of a resolution or a plan, as applicable, resulting in the liquidation of all or substantially all of such Party’s assets.

(e)For the purpose of this definition of Change of Control, (i) “person” and “group” have the meanings given such terms under Section 13(d) and 14(d) of the United States Securities Exchange Act of 1934 and the term “group” includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the said Act; (ii) a “beneficial owner” shall be determined in accordance with Rule 13d-3 under the aforesaid Act; and (iii) the terms “beneficially owned” and “beneficially own” shall have meanings correlative to that of “beneficial owner.”

1.19“Clinical Trial” means a Phase I Study, a Phase II Study, a Phase III Study, a Phase IV Study or a combination of two (2) or more of any of the foregoing studies.

1.20“CMC” means chemistry, manufacturing and control.

1.21“Co-Development Funding Share Obligations” means, with respect to (i) Calithera, subject to its exercise of the Co-Development Opt-Out Right or the occurrence of an Auto Opt-Out Event, its obligation to fund thirty percent (30%) of the Development Costs for the Licensed Compounds and Licensed Products in the Territory and (ii) Incyte, subject to the exercise by Calithera of the Co-Development Opt-Out Right or the occurrence of an Auto Opt-Out Event, its obligation to fund seventy percent (70%) of the Development Costs for the Licensed Compounds and Licensed Products in the Territory.

1.22“Co-Development Opt-Out Right” means Calithera’s right to discontinue its co-exclusive Development obligations and Co-Development Funding Share Obligations with respect to the Licensed Compounds in the Territory pursuant to Section 5.2(b).

1.23“Commercialization” or “Commercialize” means any activities directed toward maintaining Regulatory Approval, obtaining and maintaining Pricing and Reimbursement

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Approval, marketing, promoting, distributing, importing, Detailing, offering to sell, and/or selling a Licensed Product (including establishing the price for such product), including Non-Required Phase IV Studies.

1.24“Commercially Reasonable Efforts” means, with respect to a Party, the level of efforts to conduct an activity as [ * ] to conduct a similar activity under similar circumstances, it being understood and agreed that, with respect to efforts to be expended in relation to a Licensed Product, such efforts shall [ * ], provided that such efforts continue to be commercially reasonable in light of the scientific and economic outlook for such Licensed Product, all as measured by the facts and circumstances at the time such efforts are due.

1.25“Confidential Information” of a Party means (a) all confidential or proprietary information relating to Licensed Compounds and Licensed Products, and (b) all other confidential or proprietary documents, technology, Know-How or other information (whether or not patentable) actually disclosed by such Party to the other pursuant to this Agreement or the Prior Confidentiality Agreement.

1.26“Control” or “Controlled” means, with respect to any (a) material, document, item of information, method, data or other Know-How or (b) Patent Rights or other Intellectual Property Rights, the possession by a Party or its Affiliates, whether by ownership or license (other than by licenses granted under this Agreement), of the ability to grant to the other Party access, a license and/or a sublicense as provided herein without requiring the consent of a Third Party or violating the terms of any agreement or other arrangement with any Third Party, in each case as of the Execution Date, or if any of the same are acquired or created after the Execution Date, at the date it is acquired or created by the relevant Party or its Affiliate.

1.27“Cover”, “Covering” or “Covered” means, with respect to a product, technology, process or method, that, but for a license granted to a Person under a Valid Claim included in the Patent Rights under which such license is granted, the Development, manufacture, Commercialization and/or other use of such product or the practice of such technology, process or method, by such Person would infringe such Valid Claim (or, in the case of a Valid Claim that has not yet issued, would infringe such Valid Claim if it were to issue).

1.28“Detail” means the act of presenting information on the Licensed Product in a manner consistent with the Detailing Plan with the goal of increasing sales of such Licensed Product by sales representatives in the United States.  When used as a verb “Detail” or “Detailing” means to engage in a Detail.

1.29“Development” or “Develop” means, with respect to a Licensed Compound and Licensed Product, preclinical and clinical drug development activities, including: the conduct of pre-clinical studies (including the Initial Preclinical Studies), Clinical Trials, investigator initiated studies , synthesis of novel Arginase Inhibitors, biomarker and translational science, test method development and stability testing, toxicology, formulation and delivery system development, process development, pre-clinical and clinical Licensed Compound and Licensed

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Product supply, manufacturing scale-up, manufacturing technology transfer, development-stage manufacturing, quality assurance/quality control procedure development and performance with respect to clinical materials, statistical analysis and report writing and clinical studies, regulatory affairs, activities directed toward obtaining Regulatory Approval, and activities conducted under a Development Plan. When used as a verb, “Develop” means to engage in Development. For clarity, “Development” shall include Required Phase IV Studies.

1.30“Development Costs” means [ * ].  “Development Costs” shall, subject to the first sentence of this definition, include (a) [ * ], (b) [ * ], (c) [ * ], (d) [ * ], (e) [ * ], (f) [ * ], (g) [ * ], (h) (A)[ * ] and (i) [ * ].  For clarity, “Development Costs” shall not include [ * ].

1.31“Disclosing Party” means, with respect to Confidential Information, Patent Rights or Know-How, the Party that Controls such Confidential Information, Patent Rights or Know-How.

1.32“EU” means the member states of the European Union, as constituted on the Execution Date and as it may be expanded from time to time following such date.

1.33“European Economic Area” means the member states of the European Economic Area, as constituted on the Effective Date and as it may be expanded from time to time following such date.

1.34“Excluded Compound” means [ * ].

1.35“Executive Officers” means the Chief Executive Officer of Incyte (or a senior executive officer of Incyte designated by Incyte’s Chief Executive Officer) and the Chief Executive Officer of Calithera (or a senior executive officer of Calithera or its Affiliate as designated by Calithera’s Chief Executive Officer).

1.36“FDA” means the United States Food and Drug Administration, or a successor agency thereto.

1.37“First Commercial Sale” means, with respect to a Licensed Product, the first arm’s length commercial sale for monetary value of such Licensed Product to a Third Party (who is not a sublicensee) by, Incyte or its Affiliates or sublicensees in a country in the Territory following applicable Regulatory Approval of such Licensed Product in such country.  For clarity, (i) First Commercial Sale will be determined on a Licensed Product-by-Licensed Product and country-by-country (or region-by-region) basis, as applicable and (ii) sales or transfers (a) to an Affiliate or sublicensee or (b) of reasonable quantities of Licensed Product for Clinical Trial purposes, for a bona fide charitable purpose, or for compassionate or similar use shall not be considered a First Commercial Sale.  For purposes of further clarification, except as otherwise provided in the previous sentence, any first arm’s length commercial sale to a distributor or wholesaler under any non-conditional sale arrangement would be a First Commercial Sale.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

1.38“Force Majeure Event” means an event, act, occurrence, condition or state of facts, in each case outside the reasonable control of a Party, including: acts of God; acts of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; terrorism and invasion; in each case that interfere with the normal business operations of such Party.

1.39“FTE” means a full-time equivalent person year (consisting of a total of [ * ] of scientific, technical or commercialization work undertaken by Incyte or Calithera employees, as applicable. In no event shall one person be counted as more than one FTE.

1.40“FTE Rate” means the rate per FTE (which may be prorated on a daily basis as necessary) of [ * ] per annum, with respect to Development or Commercialization activities conducted pursuant to this Agreement, subject to annual adjustment on each January 1 by the rate of the Employment Cost Index for total compensation for the “management, professional and related” occupational group, as published by the United States Department of Labor, Bureau of Labor Statistics (or any similar index agreed upon by the Parties if such index ceases to be compiled and published).

1.41“Generic Competition” means, with respect to a Licensed Product in any country in a given Calendar Quarter, that, during such Calendar Quarter, one or more Generic Products are sold in or imported into such country.

1.42“Generic Product” means, with respect to a Licensed Product, any product that contains the same Licensed Compound as such Licensed Product, and that (a) is sold by a Third Party that is not a licensee or sublicensee of Incyte or its Affiliates or other Person in a chain of distribution originating from Incyte, its Affiliates, or a licensee or sublicensee thereof or (b) is sold under a marketing authorization granted by a Regulatory Authority to a Person other than Incyte or its Affiliates or a licensee or sublicensee thereof.

1.43“Hematology/Oncology Field” means, subject to Section 2.1(d), any use (including therapeutic, prophylactic, preventative or diagnostic) directed towards oncology and hematology Indications as defined in the International Classification of Diseases, Tenth Revision (ICD-10) (or subsequent revision that expands such definition) under (i) neoplasms (C00-D49) and (ii) diseases of the blood and blood-forming organs and certain disorders involving the immune mechanism (D50-D89) [ * ].  For clarity, the Hematology/Oncology Field specifically excludes all Indications in the Non-Hematology/Oncology Field.

1.44“IND” means an Investigational New Drug Application filed with the FDA under 21 C.F.R. Part 312 or similar non-United States application or submission in any country or group of countries for permission to conduct human clinical investigations.

1.45“Indication” means any disease, condition or syndrome, or sign or symptom of, or associated with, a disease or condition.  For clarity, Indications of the same cancer type shall be

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

deemed the same Indication unless they (a) have different organs of origin (e.g., gastric cancer and renal cancer would be different Indications), or (b) are for a different hematological malignancy as classified by IDC10 codes (e.g., acute lymphoblastic leukemia, chronic myelogenous leukemia, non-Hodgkin's lymphoma, multiple myeloma, Hodgkin’s disease, chronic lymphocytic leukemia and acute myeloid leukemia are all different Indications).  [ * ].

1.46“Initiation” or “Initiate” means, with respect to a Clinical Trial, the first dosing of the first human subject in such Clinical Trial.

1.47“Intellectual Property Rights” means Patent Rights, trade secrets, copyrights and other forms of proprietary or industrial rights pertaining to Know-How, original works, and other forms of intellectual property.

1.48“Inventions” means all inventions thereon that are discovered, made or conceived during and in connection with the research, Development, manufacture and Commercialization of Licensed Compounds or Licensed Products in the Hematology/Oncology Field.  For clarity, improvements to the inventions described in the foregoing and that are discovered, made or conceived during and in connection with the research, Development, manufacture and Commercialization of Licensed Compounds or Licensed Products in the Hematology/Oncology Field are also considered inventions for purposes of this definition.

1.49“Joint Arising IP” means all Arising IP discovered, made or conceived jointly by the Parties or any of their respective Affiliates or their respective employees, independent contractors or consultants.

1.50“Joint Patent Rights” means Patent Rights Covering Joint Arising IP.

1.51“Know-How” means any information, ideas, data, Inventions, works of authorship, trade secrets, technology, practices, techniques, procedures, knowledge, skill, experience or materials, including formulations, molecules, assays, reagents, compounds, biologic molecules, compositions, methods of treatment and/or use thereof, human or animal tissue, samples or specimens, and combinations or components thereof, whether or not proprietary or patentable, or public or confidential, and whether stored or transmitted in oral, documentary, electronic or other form, including all regulatory documentation, but excluding any such information or materials publicly disclosed in Patent Rights.

1.52“Law” means any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law, of any federal, national, multinational, state, provincial, county, city or other political subdivision, including (a) good clinical practices and adverse event reporting requirements, guidance from the International Conference on Harmonization or other generally accepted conventions, and all other rules, regulations and requirements of the FDA and other applicable Regulatory Authorities, (b) the Foreign Corrupt Practices Act of 1977, as amended, or any comparable laws in any country (“FCPA”), and (c) all export control laws.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

1.53“Lead Licensed Compound” means any compound in the Arginase Inhibitor Pool selected by Incyte and designated as its lead Licensed Compound for Development in the Hematology/Oncology Field pursuant to Section 4.2, as same may be substituted from time to time during the Term by Incyte upon written notification to Calithera pursuant to Section 4.2; provided that as of the Execution Date, the “Lead Licensed Compound” is the Licensed Compound that includes the Arginase Inhibitor commonly known as CB-1158 (“CB-1158”). There may be only one Lead Licensed Compound at any time.

1.54“Licensed Compound” means (a) CB-1158; and (b) any other compound in the Arginase Inhibitor Pool, including any Back-up Licensed Compound, but excluding any Retained Compound.

1.55“Licensed Product” means any pharmaceutical or biological preparation in final form containing a Licensed Compound, alone or in combination with one or more other active agents not Controlled by Calithera, offered for sale by prescription, over-the-counter or any other method.

1.56“Major Market” means the United States, [ * ].

1.57“Manufacturing Cost” means [ * ] and [ * ], to manufacture a Licensed Compound or Licensed Product, in each case only to the extent allocable to such manufacture, including:

(a)[ * ];

(b)[ * ];

(c)[ * ];

(d)[ * ];

(e)[ * ];

(f)[ * ];

(g)[ * ];

(h)[ * ];

(i)[ * ];

(j)[ * ]; and

(k)[ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

1.58“Mars Agreement” means that certain Collaboration and License Agreement by and between Calithera and Mars, Inc., by and through its Mars Symbioscience division (“Mars”), dated December 9, 2014, as amended from time to time in accordance with this Agreement.

1.59“Mars Patent Rights” means all Patent Rights in the Calithera Patent Rights that are licensed to Calithera under the Mars Agreement.

1.60“NDA” means (a) (i) a New Drug Application submitted to the FDA, or any successor application or procedure, as more fully defined in 21 C.F.R. § 314.50 et. seq., or (ii) any non-United States counterpart of such a New Drug Application, and (b) all supplements and amendments, including supplemental New Drug Applications (and any non-United States counterparts) that may be filed with respect to the foregoing.

1.61“Net Profits” and, with correlative meaning, “Net Losses”, means, with respect to any period, Net Sales of a Licensed Product in the United States during such period less Allowable Expenses incurred in such period.

1.62“Net Sales” means, with respect to any Licensed Product in a particular period, the gross amount invoiced by Incyte or its Affiliates or sublicensees on sales or other dispositions of Licensed Product in such period to Third Parties, or otherwise directly or indirectly paid to or earned by Incyte or its Affiliates or sublicensees with respect to the sale of Licensed Product, less the following, to the extent actually incurred, allowed, or paid with respect to such sale or disposition by the selling party:

(a)trade, cash and/or quantity discounts not already reflected in the amount invoiced, to the extent related to the gross amount invoiced;

(b)allowances and adjustments credited or payable, including credit for spoiled, damaged, outdated, recalled and returned Licensed Product, to the extent related to the gross amount invoiced and substantiated by reasonable documentation;

(c)freight, insurance and other transportation charges incurred in shipping a Licensed Product to Third Parties, to the extent identified as such in the invoice to the Third Party, to the extent included in the gross amount invoiced;

(d)amounts repaid or credited by reason of rejections, defects, recalls or returns or because of chargebacks, refunds, rebates (including wholesaler inventory management fees, retroactive price reductions, commissions, discounts or billing errors, and any other allowances which effectively reduce the net selling price);

(e)all tariffs, duties, excises, sales taxes, or other taxes (including VAT) and custom duties imposed on Licensed Products, in each case to the extent invoiced to customers or otherwise included within gross amounts invoiced;

(f)allowance for distribution expenses; and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(g)other similar and customary deductions in the pharmaceutical industry which are in accordance with United States Generally Accepted Accounting Principles and consistently applied across the selling party’s products.

Net Sales will not include sales between or among Incyte and its Affiliates and/or sublicensees; provided that any resale to Third Parties shall be included in Net Sales.

Net Sales shall be calculated in accordance with Incyte’s standard internal policies and procedures, which must be in accordance with Accounting Standards. In the case of any sale or other disposal for value, such as barter or counter-trade, of Licensed Product, or part thereof, other than in an arm’s length transaction exclusively for cash, Net Sales shall be calculated as     [ * ], as determined in accordance with Accounting Standards. [ * ].

In the event that Licensed Products are sold in a package with other products, any discount applied to determine Net Sales shall be based on the relative value contributed by such Licensed Products and each other product in such package.  In the event the Licensed Product is sold in a finished dosage form containing the Licensed Product in combination with one or more other active ingredients (a “Combination Product”), the Net Sales of the Licensed Product, for the purposes of determining royalty payments, shall be determined:

(i) in the event that the weighted (by sales volume) average price can be determined for both the Licensed Product and the other product(s), individually, for the prior Calendar Year in the applicable country, the Net Sales of the Licensed Product, for the purposes of determining royalty payments, shall be determined by multiplying the Net Sales (as defined above in this Section 1.62) of the Combination Product by the fraction, A/(A+B), where A is the weighted (by sales volume) average sale price in a particular country of the Licensed Product in the prior Calendar Year when sold separately in finished form and B is the weighted (by sales volume) average sale price in that country in the prior Calendar Year of the other product(s) sold separately in finished form;

(ii) In the event that the weighted (by sales volume) average sale price of the Licensed Product can be determined but the weighted (by sales volume) average sale price of the other product(s) cannot be determined for the prior Calendar Year in the applicable country, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A / C where A is the weighted (by sales volume) average sale price of the Licensed Product in the applicable country in the prior Calendar Year when sold separately in finished form and C is the weighted (by sales volume) average sale price of the Combination Product;

(iii) in the event that the weighted (by sales volume) average sale price of the other product(s) can be determined but the weighted (by sales volume) average sale price of the Licensed Product cannot be determined for the prior Calendar Year in the applicable country, Net Sales for purposes of determining royalty payments shall be calculated by multiplying the Net Sales of the Combination Product by the following formula: one (1) minus B / C where B is

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

the weighted (by sales volume) average sale price of the other product(s) in the applicable country in the prior Calendar Year when sold separately in finished form and C is the weighted (by sales volume) average sale price of the Combination Product; and

(iv) in the event that such average sale price cannot be determined for both the Licensed Product and the other product(s) in combination for the prior Calendar Year in the applicable country, Net Sales for purposes of determining royalty payments shall be [ * ].

In the initial Calendar Year, a forecasted weighted average sale price will be used for the Licensed Product or other product(s). Any over or under payment due to a difference between forecasted and actual weighted average sale prices will be paid or credited in the first royalty payment of the following Calendar Year.

1.63“Non-Hematology/Oncology Field” means [ * ]; provided that such field may be expanded to include other orphan Indications upon mutual written consent of the Parties.

1.64“Operationalize” or “Operationalizing” means, with respect to a Clinical Trial, the medical monitoring, clinical operations and safety monitoring conducted under Incyte’s oversight and direction and in accordance with a transfer of regulatory obligations (TORO).  For clarity, Incyte will be the sponsor of any such Clinical Trial and hold the IND related thereto.

1.65“Out-of-Pocket Costs” means, with respect to certain activities hereunder, direct expenses paid or payable by either Party or its Affiliates to Third Parties (other than employees of such Party or its Affiliates) that are specifically identifiable and incurred to conduct such activities for the applicable Licensed Products, and have been recorded in accordance with the Accounting Standards, and for the avoidance of doubt shall include, for any applicable period, pre-paid amounts paid on or after the Effective Date to the extent amortized in such applicable period by means of amortizing such amounts over the time period in which the applicable activities as to which such pre-paid amounts relate are to be performed.

1.66“Party” means Calithera or Incyte. “Parties” means Calithera and Incyte.

1.67“Patent Rights” means all patents and patent applications in any country in the world, including any continuations, continuations-in-part, divisions, provisionals or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplemental protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all non-United States counterparts of any of the foregoing.

1.68“Patent Term Extension” means any patent term extension, adjustment or restoration or supplemental protection certificates, or the equivalent thereof, anywhere in the world.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

1.69“Person” means any natural person, general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization or other legal entity.

1.70“Phase I Study” means a study in humans which provides for the first introduction into humans of a product, conducted in healthy volunteers or patients to obtain information on product safety, tolerability, pharmacological activity or pharmacokinetics, as more fully defined in 21 C.F.R. § 312.21(a) (or the non-United States equivalent thereof).

1.71“Phase II Study” means a study in humans of the safety, dose ranging and efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence Pivotal Studies, as further defined in 21 C.F.R. § 312.21(b) (or the non-United States equivalent thereof).

1.72“Phase III Study” means a controlled study in humans of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular Indication in a manner sufficient to file an NDA to obtain Regulatory Approval to market the product, as further defined in 21 C.F.R. § 312.21(c) (or the non-United States equivalent thereof).

1.73“Phase IV Study” means a pre-clinical study or human clinical study which is conducted on a product after Regulatory Approval of the product has been obtained from an appropriate Regulatory Authority, and includes (a) studies conducted voluntarily for enhancing marketing or scientific knowledge of an approved Indication (“Non-Required Phase IV Studies”), and (b) studies conducted after Regulatory Approval (i) due to request or requirement of a Regulatory Authority, or (ii) as a condition of a previously granted Regulatory Approval (collectively, “Required Phase IV Studies”).

1.74“Pivotal Study” means (i) a Phase III Study intended to provide evidence for the target product claims in connection with, and to support a submission for, Regulatory Approval to market a product or (ii) that portion of a Clinical Trial (including a Phase II Study) that is not a Phase III Study but that is intended to support or which has the potential to form the basis for Regulatory Approval of a product.

1.75“PK and PD Goal” means that the plasma concentration of the then-current Lead Licensed Compound exceeds [ * ] at a particular dose in the monotherapy dose escalation Phase I Study of a Licensed Compound at a dose that is safe (i.e., such dose does not exceed the maximum tolerated dose (e.g., a dose that could be used as the dose for a randomized study)).

1.76“Portfolio Product” means, with respect to a Party, any therapeutic product the rights to which are owned or otherwise controlled by such Party (other than a Licensed Compound, Licensed Product or a Retained Compound).

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

1.77“Pricing and Reimbursement Approval” means the approval, agreement, determination or decision from a Regulatory Authority establishing the price and/or reimbursement for Licensed Product for sale in a given country or regulatory jurisdiction of the Territory, as required by Law in such country or other regulatory jurisdiction prior to or subsequent to the marketing and sale of Licensed Product in such country or regulatory jurisdiction of the Territory.

1.78“Prior Confidentiality Agreement” means the Mutual Confidential Disclosure Agreement by and between Incyte and Calithera, dated November 11, 2015, amended as of November 18, 2016.

1.79“Proof of Concept” or “POC” means, with respect to a Clinical Trial, that the results of such a trial demonstrate that [ * ]. To qualify as POC, all patients in an expansion cohort for non-small cell lung cancer, colorectal cancer or “other” cancers in the CB-1158-101 Study must begin therapy with the same dose and schedule and there must be at least [ * ] responses [ * ] at a dose that is safe (i.e., does not exceed the maximum tolerated dose).  For the purposes of this definition, “confirmed” shall mean that the response was seen on a repeat scan   [ * ] or is otherwise deemed “confirmed” by the JDC pursuant to the following sentence.  If a repeat scan is performed [ * ].

1.80“Publication” means any publication in a scientific journal, any abstract to be presented to any scientific audience, any presentation at any scientific conference, including slides and texts of oral or other public presentations, any other scientific presentation and any other oral, written or electronic disclosure directed to a scientific audience which pertains to the Licensed Compound, the Licensed Product or the use of the Licensed Product.

1.81“Qualifying Change of Control” means, with respect to a Change of Control of Calithera, that the acquiring Person described in the definition of Change of Control meets the following criteria: (a) [ * ]; (b) [ * ]; and (c) [ * ].

1.82“Regulatory Approval” means all approvals (excluding any applicable Pricing and Reimbursement Approval), licenses, registrations, and authorizations of any federal, national, multinational, state, provincial or local Regulatory Authority, department, bureau and other governmental entity that are necessary and sufficient for the marketing and sale of a pharmaceutical product in a country or group of countries.

1.83“Regulatory Authority” means, with respect to a country, the regulatory authority or regulatory authorities of such country with authority over the testing, manufacture, use, storage, importation, promotion, marketing, pricing or sale of a pharmaceutical or biologic product in such country.

1.84“Regulatory Documentation” means, with respect to the Licensed Compounds and Licensed Products, all INDs, NDAs and other regulatory applications submitted to any Regulatory Authority, Regulatory Approvals, pre-clinical and clinical data and information,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

regulatory materials, drug dossiers, master files (including Drug Master Files, as defined in 21 C.F.R. 314.420 and any non-United States equivalents), and any other reports, records, regulatory correspondence and other materials relating to Development or Regulatory Approval of a Licensed Compound or Licensed Product, or required to manufacture, distribute or sell the Licensed Products, including any information that relates to pharmacology, toxicology, chemistry, manufacturing and controls data, batch records, safety and efficacy, and any safety database.

1.85“Regulatory Exclusivity” means, with respect to a particular country, the ability to exclude Third Parties from Commercializing a Licensed Product in such country, either through data exclusivity rights, orphan drug designation, or such other rights conferred by a Regulatory Authority in such country, other than through Patent Rights.

1.86“Regulatory Expenses” means, with respect to a Licensed Compound or Licensed Product, all FTE costs (at the FTE Rate) and Out-of-Pocket Costs incurred by or on behalf of a Party in connection with the preparation and filing of regulatory submissions for Licensed Product that are submitted in connection with the obtaining of, maintaining, enhancing or expanding Regulatory Approvals.

1.87“Retained Compounds” means those [ * ] Arginase Inhibitors selected by Calithera from the Arginase Inhibitor Pool and designated as Retained Compounds pursuant to Sections 4.2(b) and 4.2(c) (as same may be substituted in accordance with Section 4.2).

1.88“Right of Reference or Use” means a “Right of Reference or Use” as that term is defined in 21 C.F.R. §314.3(b), and any non-United States equivalents.

1.89“SEC” means the United States Securities and Exchange Commission.

1.90“Stock Purchase Agreement” means the stock purchase agreement entered into on even date hereof by and between Calithera and Incyte (or one of its Affiliates) providing for Incyte’s (or one of its Affiliate’s) purchase of common stock of Calithera.

1.91“Territory” means worldwide.

1.92“Third Party” means any Person other than a Party or any of its Affiliates.

1.93“US Phase II Study” means a randomized Phase II Study of a Licensed Compound conducted solely in the United States, for which no portion has the potential to serve as a Pivotal Study.

1.94“US Phase II Study Requirements” means a US Phase II Study (i) conducted solely in the United States, (ii) for which Incyte is the sponsor and leads all communications all meetings with Regulatory Authorities, (iii) for which Incyte has decision-making authority with respect to all material matters related to such study and (iv) for which Calithera shall use a clinical database and a safety database that is compatible with Incyte’s clinical database and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Incyte’s Global Safety Database.  In addition, adverse events from the Calithera safety database will be exchanged with Incyte per the timelines agreed to in the Pharmacovigilance Agreement.

1.95“United States” or “U.S.” means the United States of America and its territories and possessions.

1.96“Valid Claim” means (a) means a claim of a pending, issued or granted and unexpired patent Controlled by Calithera and licensed to Incyte under the Calithera Patent Rights or Joint Patent Rights that Cover a Licensed Product in the country of sale, which has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), and (b) which claim has not been disclaimed, denied or admitted to be invalid, unpatentable or unenforceable through reissue, re-examination or disclaimer or otherwise; provided that any such claim in any pending patent application has not been pending for more than [ * ] from the date of its earliest priority date; and provided further that if any such claim issues after the end of such [ * ], and the [ * ], it will upon such issuance again be a Valid Claim subject to clause (a) above.

1.97Additional Definitions. Each of the following definitions is set forth in the section of this Agreement indicated below:

DEFINITION	SECTION
Additional Tax	9.8(b)
Agreement	Preamble
Alliance Manger	3.2
Auditee	9.7(f)
Audit Rights Holder	9.7(f)
Audit Team	9.7(f)
Authorized US Phase II Study	5.3(d)
Bankruptcy Code	2.2
Board of Directors	1.18(a)
Breaching Party	10.2(b)
Calithera	Preamble
Calithera Combination Study	5.3(e)
Calithera In-License Agreements	12.3(k)
Calithera Indemnified Parties	11.1(a)
Calithera Manufacturing Obligation	6.1
Calithera Owned Patent Rights	8.2(b)(i)
Calithera Retained Compound Patent Rights	8.2(b)(ii)
CB-1158	1.53
CB-1158-101 Study	5.3(a)
Challenged Counter Offer	2.7(i)(ii)
Challenging Party	2.7(i)(i)
Co-Detailing Right	7.3(a)

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Combination Product	1.62
Commercial Auto Opt-Out Event	9.5(d)
Commercial Budget	7.2
Competing Party	2.7(c)(ii)
Competing Party Second Offer	2.7(c)(ii)
Competing Party Subsequent Offer	2.7(c)(iii)
Controlling Party	8.3(c)
Defense Action	8.3(a)
Detailing Plan	7.3(a)
Development Auto Opt-Out Event	5.2(a)
Development Budget	5.1(b)
Development Plan	5.1(b)
Disclosing Party	13.1
Divestiture or Divest	2.6(b)
Execution Date	Preamble
Effective Date	15.16(a)
Election Notice	8.2(b)(v)
Excess Costs	5.1(c)
Existing Offer	2.7(i)(iii)
Existing Patents	12.3(j)
Extension Activities	8.2(d)
FCPA	1.52
Finance Officer	5.1(c)
Finance Working Group	3.2
First Bid Notice	2.7(c)(i)
First Incyte Counter Offer	2.7(c)(i)
Genus Incyte Prosecuted Patent	3.2(d)(ii)C
Global Branding Strategy	7.4(a)
Global Safety Database	5.5(c)
Incremental Royalty	5.2(c)(iv)
Incyte	Preamble
Incyte Indemnified Parties	11.1
Incyte Prosecuted Patent	8.2(b)(i)
Incyte Subsequent Counter Offer	2.7(c)(iii)
Independent Evaluator	2.7(i)(ii)
Initial Preclinical Budget	4.2(a)
Initial Preclinical Studies	4.2(a)
Initial Study Compounds	4.2(a)
Initiation Notice	2.7(a)
JCC	3.2
JDC	3.2
JMC	3.2

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

JPC	3.2
JSC	3.1(a)
Licensed Arising IP	2.5(b)
Mars	1.58
Manufacturing Transfer	6.2
Naked Patent License	2.2(b)
Non-Authorized US Phase II Study	5.3(d)
Non-Breaching Party	10.2(b)
Non-Controlling Party	8.3(c)
Non-Required Phase IV Studies	1.73
Notice	15.5
Offered Rights	2.7(b)
Payments	9.8(a)
Payment Deficit	5.2(a)
Pharmacovigilance Agreement	5.5(c)
Prosecution Activities	8.2(a)
Receiving Party	13.1
Regulatory Transition	5.3(b)
Required Phase IV Studies	1.73
Retained Compound Transaction	2.7(a)
Retained Product Information	13.1
Royalty Obligations Following Conversion	5.2(c)(iv)
Royalty Term	9.3(b)
Second Incyte Counter Offer	2.7(c)(ii)
Severed Clause	15.12
Specific Incyte Prosecuted Patent	3.2(d)(ii)B
SR Detail Incentives	7.3(b)(i)
Substitute Retained Compound	4.2(d)
[ * ]	10.2(b)
Supporting Memorandum	2.7(i)(iii)
Term	10.1
Third Party Infringement	8.3(a)
Third Party Payments	8.4(c)
Topping Rights	2.7(a)
Unachieved DME	9.2(a)
Viable Term Sheet	2.7(c)(i)
Voting Stock	1.15
Withholding Tax Action	9.8(b)

1.98Construction.  In construing this Agreement, unless expressly specified otherwise:

(a)references to Sections and Exhibits are to sections of, and exhibits to, this Agreement;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(b)except where the context otherwise requires, use of either gender includes the other gender, and use of the singular includes the plural and vice versa;

(c)headings and titles are for convenience only and do not affect the interpretation of this Agreement;

(d)any list or examples following the word “including” shall be interpreted without limitation to the generality of the preceding words;

(e)except where the context otherwise requires, the word “or” is used in the inclusive sense;

(f)all references to “dollars” or “$” or “USD” herein shall mean U.S. Dollars; and

(g)each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

ARTICLE II

LICENSES

2.1Rights Granted by Calithera to Incyte.

(a)Subject to the terms of this Agreement, Calithera hereby grants, under the Calithera IP and Calithera’s and its Affiliates’ interests in Joint Arising IP, to Incyte and its Affiliates (but only so long as they remain Affiliates) (i) an exclusive right and license, with the right to sublicense (subject to Section 2.2), to Commercialize (subject to Calithera’s Co-Detailing Right) Licensed Products in the Hematology/Oncology Field in the Territory, (ii) an exclusive right and license, with the right to sublicense (subject to Section 2.2), to manufacture or have manufactured (subject to the Calithera Manufacturing Obligation) Licensed Compounds and Licensed Products for Development and Commercialization in the Hematology/Oncology Field in the Territory and (iii) an exclusive right and license (or co-exclusive with respect to Sections 5.3(a), 5.3(d) and 5.3(e)), with the right to sublicense (subject to Section 2.2), to research, Develop or have Developed  Licensed Compounds and Licensed Products in the Hematology/Oncology Field in the Territory. Notwithstanding the foregoing license grant, it is understood and agreed that a Licensed Compound that is designated as a Retained Compound pursuant to Section 4.2 will, while such remains a Retained Compound, no longer be a Licensed Compound and no longer subject to the license grant in this Section 2.1(a).

(b)Incyte shall use Commercially Reasonable Efforts to prevent any Licensed Product that is being sold by it or its Affiliates or sublicensees from being sold for use outside the Hematology/Oncology Field.  Without limiting the foregoing, Incyte shall not (i) conduct (or grant rights to any Third Party to conduct) any clinical development of any Licensed Compound

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

or Licensed Product for intended use outside the Hematology/Oncology Field, (ii) actively promote any Licensed Product for intended use outside the Hematology/Oncology Field or (iii) refer to any efficacy data related to any Licensed Compound or Licensed Product in Indications outside the Hematology/Oncology Field in connection with any communications to, or unsolicited requests from, healthcare providers; provided, however, that [ * ].

(c)Incyte acknowledges and agrees that (i) certain of the Calithera IP was licensed to Calithera by Mars under the terms of the Mars Agreement, a true and correct copy of which has been provided to Incyte as of the Execution Date and (ii) upon the expiration of the royalty term under the Mars Agreement with respect to any Licensed Product and country, Calithera’s license under that portion of the Calithera Know-How licensed from Mars shall become non-exclusive (as between Calithera and Mars).

(d)Notwithstanding the definition of Hematology/Oncology Field, Incyte understands and agrees that the scope of its sublicense under the Calithera IP that is licensed to Calithera under the Mars Agreement is limited to the field of human healthcare.  If Mars provides notice to Calithera under Section 2.2.4 of the Mars Agreement that it has decided to pursue (or authorize a Third Party to pursue) the in vivo testing, development or commercialization of any arginase inhibitor for use in animal healthcare, then [ * ].

2.2Sublicenses.

(a)Subject to the terms and conditions of this Agreement, Incyte shall have the right to grant sublicenses through multiple tiers of sublicensees under the licenses granted in Section 2.1 to its Affiliates and Third Parties; provided that Incyte [ * ] shall obtain Calithera’s prior written consent, which shall not be unreasonably withheld, for any such sublicense granting a Third Party the right to Detail any Licensed Product in the U.S.; and provided further that Incyte shall remain responsible for its obligations under this Agreement and shall be responsible for the performance of the relevant sublicensee, and any such sublicenses shall be consistent with and subject to the applicable terms and conditions of this Agreement.  Incyte shall monitor compliance with and use commercially reasonable efforts to enforce the terms of any sublicense agreements against its sublicensees, and shall require that its sublicensees also use commercially reasonable efforts to enforce the terms of any sublicense agreements with further sublicensees.  Incyte shall provide Calithera with a copy of each executed sublicense agreement which grants Development or Commercialization rights (under which Incyte or any further sublicensee grants a sublicense), within [ * ] after execution thereof, which shall be treated by Calithera as Incyte’s Confidential Information and, without limiting the foregoing, which Calithera shall have the right to provide to Mars in a redacted form to be agreed to by the Parties as Confidential Information (as defined in the Mars Agreement) with respect to which Calithera is the Disclosing Party (as defined in the Mars Agreement), subject to the confidentiality provisions of the Mars Agreement; provided that, upon Incyte’s request, Calithera shall (i) [ * ] and (ii) use reasonable efforts to cause Mars to enter into and execute same; provided further that, [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(b)In no event shall Incyte or any Affiliate or sublicensee have the right to grant any sublicense that [ * ] to any Third Party without the prior written consent of Calithera, subject to the further written consent of Mars, which consent shall not be unreasonably withheld, conditioned, or delayed.  Calithera will have the rights set forth in Section 10.2(b) (notwithstanding the cure period set forth therein) with respect to any breach by Incyte or an Affiliate or sublicensee of the preceding sentence [ * ], unless Incyte or its Affiliate or sublicensee terminates such [ * ] after written notice from Calithera.  As used above, [ * ].

2.3Section 365(n) of the Bankruptcy Code.  All rights and licenses granted under or pursuant to any section of this Agreement, including the licenses granted under this ARTICLE II and the rights granted under Section 4.1(c), are and will otherwise be deemed to be for purposes of Section 365(n) of the United States Bankruptcy Code (Title 11, U.S. Code), as amended (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code.  Incyte will retain and may fully exercise all of its respective rights and elections under the Bankruptcy Code.  Incyte, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protection for “intellectual property.”  In the event of the commencement of a bankruptcy proceeding by or against Calithera under the Bankruptcy Code or analogous provisions of applicable Law outside the United States, Incyte will be entitled to a complete duplicate of (or complete access to) such intellectual property and all embodiments of such intellectual property, which, if not already in its possession, will be promptly delivered to Incyte upon its written request thereof.  Any agreements supplemental hereto will be deemed to be “agreements supplementary to” this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

2.4Retained Rights.

(a)No Implied Licenses or Rights.  Except as expressly provided in this Agreement, all rights in and to the Calithera IP, and Calithera’s and its Affiliates’ interests in Joint Arising IP and any other Patent Rights or Know-How of Calithera and its Affiliates, are hereby retained by Calithera and its Affiliates, including Calithera’s rights with respect to Retained Compounds as set forth in Section 2.4(c).

(b)Other Retained Rights.  Notwithstanding the licenses granted to Incyte pursuant to Section 2.1, Calithera retains the right to practice under the Calithera IP and Joint Arising IP to perform its obligations and exercise its rights under this Agreement and to conduct Calithera Combination Studies as provided in Section 5.3(e).

(c)Rights to Retained Compounds.  Subject to this Section 2.4(c) and Sections 2.7 and 4.2, and notwithstanding the licenses granted Incyte pursuant to Section 2.1, Calithera retains all rights to research, develop, seek regulatory approval for, manufacture and commercialize the Retained Compounds solely in the Non-Hematology/Oncology Field in the Territory.  For clarity, Calithera shall not research, develop, manufacture or commercialize the Retained Compounds or any other Arginase Inhibitors (x) in the Hematology/Oncology Field in

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

the Territory (except as expressly provided under this Agreement with respect to Licensed Compounds) or, (y) except as set forth in this Section 2.4(c) with respect to Retained Compounds, outside the Non-Hematology/Oncology Field, in the Territory.  Calithera covenants that it shall use Commercially Reasonable Efforts to prevent any Retained Compound that is being sold by it or its Affiliates or sublicensees from being sold for use outside the Non-Hematology/Oncology Field.  Without limiting the foregoing, Calithera shall not (i) conduct (or grant rights to any Third Party to conduct)  any clinical development of any Retained Compound for intended use outside the Non-Hematology/Oncology Field, (ii) actively promote (or grant rights to any Third Party to promote) any Retained Compound for intended use outside the Non-Hematology/Oncology Field and (iii) refer to any efficacy data related to any Retained Compound in indications outside the Non-Hematology/Oncology Field in connection with any communications to, or unsolicited requests from, healthcare providers; provided, however, that Calithera shall have the right to conduct pre-clinical research, excluding IND-enabling studies, with the Retained Compounds outside the Non-Hematology/Oncology Field and outside the Hematology/Oncology Field upon prior written notice to Incyte and Incyte’s confirmation that such studies are outside such fields (as applicable).

2.5Rights Granted by Incyte to Calithera.

(a)Subject to the terms of this Agreement, Incyte hereby grants to Calithera and its Affiliates (but only so long as they remain Affiliates) a non-exclusive right and license, under Incyte’s solely owned Arising IP and Incyte’s and its Affiliates’ interests in Joint Arising IP, to perform Calithera’s obligations under this Agreement, and to conduct Calithera Combination Studies that are permitted under this Agreement.

(b)Upon written notice to Incyte, Calithera may elect (in its sole discretion) to acquire the license set forth in this Section 2.5(b) under Incyte’s interest in the Arising IP to the extent related solely to manufacturing and formulation and generally applicable to Arginase Inhibitors and not specifically related to the Hematology/Oncology Field (the “Licensed Arising IP”), subject to reimbursement by Calithera of (i) [ * ], and (ii) [ * ].  Upon receipt of such notice from Calithera, Incyte shall provide Calithera with a report of its calculation of Calithera’s share of such Development Costs in accordance with the preceding sentence, and Incyte shall respond to any reasonable questions or information requested by Calithera in connection therewith, and upon further written notice that Calithera accepts such amount, Incyte shall provide to Calithera an invoice therefor that is payable within [ * ].  Effective upon Calithera’s timely payment of such invoice, Incyte hereby grants to Calithera and its Affiliates (but only so long as they remain Affiliates) an exclusive, perpetual, irrevocable, fully-paid, royalty-free right and license, with the right to sublicense through multiple tiers, under Incyte’s and its Affiliates’ interest in the applicable Licensed Arising IP, to manufacture and have manufactured and formulate, for purposes of the development, use, sale, offer for sale and import of Retained Compounds and products containing Retained Compounds in the Non-Hematology/Oncology Field in the Territory.  Concurrent with the effectiveness of any such license, upon written request of Calithera, Incyte hereby grants to Calithera, solely for the purpose of developing and commercializing Retained Compounds, a Right of Reference or Use to any and all Regulatory

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Documentation Controlled by Incyte relating solely to Licensed Compounds and Licensed Products to the extent related to manufacturing and formulation and generally applicable to Arginase Inhibitors and not specifically related to the Hematology/Oncology Field, and agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by Incyte in order to effect such grant, subject to reimbursement by Calithera of (A) [ * ], and (B) [ * ].

2.6Exclusivity.

(a)For the duration of the Term, neither Party nor its Affiliates shall (or shall authorize any Third Party to) clinically Develop or Commercialize outside of this Agreement any Licensed Compound, Licensed Product or other Arginase Inhibitor; provided that the foregoing limitation shall not apply to Excluded Compounds or Calithera’s Development or Commercialization of Retained Compounds. During the Term, Calithera shall not itself or through any Affiliate, or grant any Third Party any rights to, Develop, manufacture or Commercialize any Licensed Compound or Licensed Product (i) outside the Hematology/Oncology Field or (ii) except as expressly set forth in this Agreement, in the Hematology/Oncology Field.

(b)In the event that a Party or any of its Affiliates, either through its own efforts or by acquisition of such rights (whether through merger, acquisition or similar transaction), obtains the rights to an Arginase Inhibitor that would cause such Party to breach Section 2.6(a), then such Party shall elect one of the following upon written notice to the other Party within thirty (30) days after such rights are first obtained: (i) [ * ]; (ii) [ * ]; (iii) [ * ]; or (iv) [ * ]. [ * ].

2.7Incyte [ * ] Regarding Retained Compound Transaction.

(a)Retained Compound Transaction; Initiation Notice.  During the periods set forth in Section 2.7(h), Calithera shall not enter into or seek to enter into a Retained Compound Transaction for [ * ].  As used in this Section 2.7, a “Retained Compound Transaction” means     [ * ], but excluding: (x) [ * ] and (y) [ * ].

(b)[ * ]

(c)[ * ]

(d)[ * ]

(e)[ * ]

(f)[ * ]

(g)[ * ]

(h)[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(i)[ * ]

(j)[ * ]

2.8No Implied Licenses; Negative Covenant.  Except as set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any Intellectual Property Rights owned or controlled by the other Party. Neither Party shall, nor shall it permit any of its Affiliates or sublicensees to, practice any Patent Rights or Know-How licensed to it by the other Party outside the scope of the licenses granted to it under this Agreement.

2.9Subcontractors.  Each Party may perform its research, Development, manufacturing and Commercialization activities under this Agreement through one or more subcontractors, provided that (a) such Party will remain responsible for the work allocated to, and payment to, such subcontractors to the same extent it would if it had done such work itself; (b) each subcontractor undertakes in writing obligations of confidentiality and non-use regarding Confidential Information consistent with this Agreement, and (c) each subcontractor agrees in writing to assign all intellectual property developed in the course of performing any such work to such Party, and provided further that [ * ].

ARTICLE III

GOVERNANCE

3.1Joint Steering Committee.

(a)Establishment.  The Parties shall establish a joint steering committee (“JSC”) within ten (10) days after the Effective Date that will have the responsibility for the overall coordination and oversight of the Parties’ activities under this Agreement.  As soon as practicable following the Effective Date (but in no event more than ten (10) days following the Effective Date), each Party shall designate its initial three (3) representatives on the JSC.  The JSC may increase or decrease the number of representatives that each Party may appoint on the JSC, provided that each Party has an equal number of representatives on the JSC.  Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in ARTICLE XIII.  A representative from Incyte shall act as the chairperson of the JSC.  The chairperson shall not have any greater authority than any other representative on the JSC and shall conduct the following activities of the JSC: (i) calling meetings of the JSC; (ii) preparing and issuing minutes of each such meeting within thirty (30) days thereafter (which minutes will be deemed approved unless any JSC member objects to the accuracy thereof  (provided that any such objection shall have no bearing or effect on the effectiveness of any decisions made by Incyte in accordance with Section 3.5) within ten (10) days after receipt); (iii) ensuring that any decision-making delegated to the JSC is carried out in accordance with Section 3.5; and (iv) preparing and circulating an agenda for the upcoming meeting.  Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any JSC meeting; provided that each Party shall ensure that, at all

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

times during the existence of the JSC, its representatives on the JSC are appropriate in terms of expertise and seniority (including at least one member of senior management) for the then-current stage of Development and Commercialization of the Licensed Compounds and Licensed Products and have the authority to bind such Party with respect to matters within the purview of the JSC.

(b)Responsibilities.  Subject to Section 3.5(b), the JSC shall have responsibility for: (i) the general oversight of the collaboration, including review and discussion of, and resolution of any dispute at the JDC with respect to, the Development Plan and Development Budget; (ii) review and discussion of, and resolution of any dispute at the JDC with respect to, each amendment to the Initial Preclinical Budget, Initial Preclinical Studies, Development Plan and Development Budget referred from the JDC; (iii) if Calithera and Incyte are sharing Net Profits and Net Losses with respect to Net Sales of Licensed Product in the United States pursuant to Section 9.5, review, discussion and approval of each Commercial Budget and material amendment thereto referred from the JCC (or Incyte if there is no JCC), and, if Calithera has exercised its Co-Detailing Right, discussing the high-level strategic plan and goals for the Commercialization of Licensed Product and review of the Detailing Plan and each amendment thereto referred from the JCC; (iv) periodic review of the overall goals and strategy of the Development and Detailing activities conducted hereunder in the Hematology/Oncology Field; (v) review of all information, data, test results and Regulatory Documentation relating to any terminated Retained Compounds that are provided pursuant to Section 4.2; (vi) resolving any disputes arising within the JDC, JCC, JMC or any other subcommittee or working group established pursuant to Section 3.2 as provided in Section 3.5, and (vii) performing such other functions as appropriate to further the purposes of this Agreement, as mutually agreed upon by the Parties in writing or as allocated under this Agreement.

(c)Development and Approval.  Notwithstanding the establishment of the JSC, but subject to Section 3.5, Incyte shall have the sole right to prepare and approve the Detailing Plan and Global Branding Strategy, including any amendments thereto.

3.2Subcommittees; Working Groups; Alliance Manager.  The JSC may establish and disband (provided such decision is made unanimously by the members of the JSC without either Party having final say) such subcommittees as deemed necessary by the JSC including based on the then-current stage of Development and Commercialization.  Each such subcommittee shall consist of the same number of representatives designated by each Party, which number shall be mutually agreed by the Parties.  Each Party shall be free to change its representatives on notice to the other or to send a substitute representative to any subcommittee meeting; provided that each Party shall ensure that, at all times during the existence of any subcommittee, its representatives on such subcommittee are appropriate in terms of expertise and seniority for the then-current stage of Development and Commercialization of the Licensed Compounds and Licensed Products in the Hematology/Oncology Field and have the authority to direct and approve the actions of such Party with respect to matters within the purview of the relevant subcommittee.  Each Party’s representatives and any substitute for a representative shall be bound by the obligations of confidentiality set forth in ARTICLE XIII.  Each subcommittee shall report to the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

JSC, and any decisions that remain unresolved by such subcommittee shall be escalated to the JSC for resolution in accordance with Section 3.5.  The initial subcommittees of the JSC will be the Joint Development Committee (“JDC”), and subject to the terms of Section 3.2(b), the Joint Commercialization Committee (“JCC”), and the Joint Manufacturing Committee (“JMC”) and the Joint Patent Committee (“JPC”). The JSC can modify the structure of any subcommittee to create project-specific or multi-project specific subcommittees as necessary.  Additionally, the JSC may form working groups to facilitate specific activities in connection with this Agreement, which such working groups will have no decision-making authority.  The initial working group will be the Finance Working Group (the “Finance Working Group”).  Each Party (acting through the JSC) shall appoint a person(s) who shall oversee the affairs between the Parties for all matters related to meetings of each subcommittee of the JSC and shall have such other responsibilities as the Parties may agree in writing after the Execution Date (each, an “Alliance Manager”).  Each Party may replace its Alliance Manager at any time by notice in writing to the other Party.

(a)Joint Development Committee.

(i)The JDC will have the responsibility for the overall coordination and oversight of the Development activities for the Licensed Compounds and Licensed Products.  As soon as practicable following the Effective Date (but in no event more than ten (10) days following the Effective Date), each Party shall designate its initial three (3) representatives on the JDC.  Incyte shall appoint a person from among its representatives on the JDC to serve as the chairperson of the JDC.  The chairperson shall not have any greater authority than any other representative on the JDC and shall conduct the following activities of the JDC: (A) calling meetings of the JDC; (B) preparing and issuing minutes of each such meeting within thirty (30) days thereafter (which minutes will be deemed approved unless any JDC member objects to the accuracy thereof (provided that any such objection shall have no bearing or effect on the effectiveness of any decisions made by Incyte in accordance with Section 3.5) within ten (10) days after receipt); (C) preparing and circulating an agenda for the upcoming meeting; and (D) ensuring that any decision-making delegated to the JDC is carried out in accordance with Section 3.5, including, as applicable, escalating any dispute to the JSC.  The JDC shall automatically terminate (A) upon the effectiveness of the exercise by Calithera of the Co-Development Opt-Out Right or an Auto Opt-Out Event or (B) if there is no longer at least [ * ] Licensed Compound or Licensed Product being Developed under this Agreement.

(ii)The JDC shall have responsibility for (A) reviewing and approving the Development Plan and Development Budget and each amendment thereto (in each case, initial drafts of which shall be prepared by Incyte) and presenting them to the JSC for resolution of any dispute with respect thereto; (B) overseeing, reviewing and coordinating the conduct of activities under the Development Plan; (C) as applicable, overseeing, reviewing and coordinating the work being done under the Development Plan, including reviewing and discussing any reports provided by the Parties; (D) determining the assay for use in measuring the arginase inhibitory activity of any small molecule compound to determine whether such compound is an Arginase Inhibitor; provided that the initial assay shall be determined by the JDC within [ * ] of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

the Effective Date and may not thereafter be changed without the Parties’ written consent; (E) determining whether a Phase II Study is a Non-Authorized US Phase II Study; (F) [ * ]; (G) pursuant to Section 5.3(a) and 5.3(d), [ * ]; (H) discussing any material regulatory communications with and submissions to Regulatory Authorities with respect to Licensed Compounds and Licensed Products in the Hematology/Oncology Field in the Territory; and (J) reviewing and approving any amendments to the Initial Preclinical Budget and Initial Preclinical Studies and presenting them to the JSC for resolution of any dispute with respect thereto.

(b)Joint Commercialization Committee.

(i)The JCC shall oversee Commercialization activities that are related to the Detailing of Licensed Product in the United States as long as (A) Calithera has not exercised the Co-Development Opt-Out Right, (B) Calithera has exercised its Co-Detailing Right in accordance with the time periods set forth in Section 7.3(a) and (C) an Auto Opt-Out Event has not occurred.  As soon as practicable following the date upon which Calithera has validly exercised its Co-Detailing Right (but in no event more than thirty (30) days following such date), each Party shall designate its initial three (3) representatives on the JCC.  Incyte shall appoint a person from among its representatives on the JCC to serve as the chairperson of the JCC.  The chairperson shall not have any greater authority than any other representative on the JCC and shall conduct the following activities of the JCC: (A) calling meetings of the JCC; (B) preparing and issuing minutes of each such meeting within thirty (30) days thereafter (which minutes will be deemed approved unless any JCC member objects to the accuracy thereof (provided that any such objection shall have no bearing or effect on the effectiveness of any decisions made by Incyte in accordance with Section 3.5) within ten (10) days after receipt); (C) preparing and circulating an agenda for the upcoming meeting; and (D) ensuring that any decision-making delegated to the JCC is carried out in accordance with Section 3.5.  The JCC shall automatically terminate (A) upon the effectiveness of the exercise by Calithera of the Co-Development Opt-Out Right or an Auto Opt-Out Event; (B) if Calithera does not exercise its Co-Detailing Right in accordance with the time periods set forth in Section 7.3(a); (C) if Incyte terminates Calithera’s Co-Detailing Right pursuant to Section 7.3 or 15.3; and (D) if there is no longer a Licensed Product being co-Detailed in the United States by the Parties under this Agreement, whichever is earliest of (A)-(D).

(ii)The JCC shall be responsible for: (A) overseeing, reviewing and coordinating the Detailing of the Licensed Product in the Hematology/Oncology Field in the United States; (B) discussing the overall Commercialization strategy and goals with respect to the Detailing Plan, which shall be presented to the JCC by Incyte, and applying the Global Branding Strategy and each amendment thereto (in each case, initial drafts of which shall be prepared by Incyte and presented to the JCC for review) to the Licensed Product in the United States, including reviewing all training and promotional materials for Licensed Product in the U.S.; (C) setting overall strategic objectives and plans related to Detailing Licensed Product in the Hematology/Oncology Field in the United States; (D) reviewing and commenting on the Detailing Plan and each amendment thereto (in each case, initial drafts of which shall be prepared by Incyte) and presenting them to the JSC for review; (E) reviewing Detailing issues

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

for the Licensed Product; (F) providing a forum for the Parties to discuss the Detailing of the Licensed Product in the Hematology/Oncology Field in the United States; (G) discussing, reviewing and referring to the JSC for approval the Commercial Budget and any material amendments to the Commercial Budget, which shall be presented to the JCC by Incyte (in each case, an initial draft of which shall be prepared by Incyte and presented to the JCC for review); and (H) such other responsibilities as may be assigned to the JCC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time or allocated by the JSC.

(c)Joint Manufacturing Committee.  The JMC will have the responsibility for the overall coordination and oversight of the manufacturing technology transfer pursuant to Section 6.4.  As soon as practicable following the Effective Date (but in no event more than ten (10) days following the Effective Date), each Party shall designate its initial three (3) representatives on the JMC.  Incyte shall appoint a person from among its representatives on the JMC to serve as the chairperson of the JMC.  The chairperson shall not have any greater authority than any other representative on the JMC and shall conduct the following activities of the JMC: (A) calling meetings of the JMC; (B) preparing and issuing minutes of each such meeting within thirty (30) days thereafter (which minutes will be deemed approved unless any JMC member objects to the accuracy thereof (provided that any such objection shall have no bearing or effect on any decisions made by Incyte in accordance with Section 3.5) within ten (10) days after receipt); (C) preparing and circulating an agenda for the upcoming meeting; and (D) ensuring that any decision-making delegated to the JMC is carried out in accordance with Section 3.5.  The JMC shall automatically terminate upon the completion of the manufacturing technology transfer pursuant to Section 6.4.

(d)Joint Patent Committee.

(i)The JPC will be responsible for determining the strategy for and overseeing the preparation, filing, prosecution and maintenance of the Calithera Owned Patent Rights, the Incyte Patent Rights and the Joint Patent Rights.  As soon as practicable following the Effective Date (but in no event more than ten (10) days following the Effective Date), each Party shall designate its initial one (1) representative on the JPC.  Incyte’s representative will serve as the chairperson of the JPC.  The chairperson shall not have any greater authority than any other representative on the JPC and shall conduct the following activities of the JPC: (A) calling meetings of the JPC; (B) preparing and issuing minutes of each such meeting within thirty (30) days thereafter (which minutes will be deemed approved unless Calithera’s JPC member objects to the accuracy thereof (provided that any such objection shall have no bearing or effect on the effectiveness of any decisions made by either Party in accordance with Section 3.2(d)(ii)) within ten (10) days after receipt); and (C) preparing and circulating an agenda for the upcoming meeting.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(ii)Actions to be taken by the JPC shall be taken only following a unanimous vote, with each Party having [ * ] vote.  If the JPC fails to reach unanimous agreement on a matter before it for decision for a period in excess of [ * ] days (or a shorter period if such matter is reasonably deemed exigent by either Party), then the matter will be decided as follows:

A.[ * ];

B.[ * ]; and

C.[ * ].

3.3Committee Meetings.  Commencing in the first Calendar Quarter of 2017, the JSC and each of the subcommittees that have been established shall each hold at least one (1) meeting per Calendar Quarter at such times during such Calendar Quarter as the Parties elect to do so (such consent not to be unreasonably withheld, conditioned or delayed).  Except where a Party fails to appoint a member or members to the JSC or its subcommittees or fails to participate in meetings of the JSC or its subcommittees pursuant to Section 3.6, meetings of the JSC and the subcommittees, respectively, shall be effective only if at least one (1) representative of each Party is present or participating.  The JSC and its subcommittees may meet either (i) in person at either Party’s facilities or at such locations as the Parties may otherwise agree or (ii) by audio or video teleconference; provided that no less than one (1) meeting during each Calendar Year shall be conducted in person.  Other representatives of each Party involved with the Licensed Compound or Licensed Product may attend meetings as non-voting participants, subject to the confidentiality provisions set forth in ARTICLE XIII.  Additional meetings of the JSC and its subcommittees may also be held with the consent of each Party, or as required under this Agreement, and neither Party shall unreasonably withhold its consent to hold such additional meetings.  Each Party shall be responsible for all of its own expenses incurred in connection with participating in all such meetings.

3.4Authority.  The JSC and any subcommittee shall have only the powers assigned expressly to it in this ARTICLE III and elsewhere in this Agreement, and shall not have any power to amend, modify or waive compliance with this Agreement, or to impose any obligations on a Party that are inconsistent with this Agreement, unless agreed otherwise by the Parties in writing.  In furtherance thereof, each Party shall retain the rights, powers and discretion granted to it under this Agreement and no such rights, powers or discretion shall be delegated or vested in the JSC or any subcommittee unless such delegation or vesting of rights is expressly provided for in this Agreement or the Parties expressly so agree in writing.

3.5Decisions.

(a)Subject to the provisions of this Section 3.5, actions to be taken by the JDC, JCC, JMC, JPC or any other subcommittees of the JSC shall be taken only following a unanimous vote, with each Party having one (1) vote.  If any subcommittee fails to reach

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

unanimous agreement on a matter before it for decision for a period in excess of five (5) days (or a shorter period if such matter is reasonably deemed exigent by either Party), such matter will be referred to the JSC for resolution under Section 3.5(b); provided that all matters within the purview of the JPC will be decided pursuant to Section 3.2(d)(ii).

(b)If a matter or dispute is referred by a subcommittee (other than the JPC) to the JSC, it shall use good faith efforts to promptly resolve such matter.  If the JSC is unable to reach unanimous agreement on any matter for which it has decision-making authority or any matter referred to it by a subcommittee within ten (10) days (i) of such deadlock, in the case of a matter for which the JSC has decision-making authority, or (ii) after such referral from a subcommittee, then in each case of (i) and (ii), [ * ].

3.6Finance Working Group.  Following the Effective Date, the JSC shall establish a Finance Working Group, consisting of representatives from each Party, including such Party’s Finance Officer.  The Finance Working Group shall act as a forum for the discussion and exchange of information between the Parties relating to Development Costs, the Development Budget, Allowable Expenses and the Commercial Budget, Manufacturing Costs, Net Profits and Net Losses.  The Finance Working Group shall meet with such frequency as it determines appropriate depending on the level of activity under this Agreement, and shall have no decision-making authority unless expressly delegated such authority by the JSC.

3.7Committee Membership.

(a)Appointment is a Right.  The appointment of members of the JSC and any subcommittees of the JSC is a right of each Party and not an obligation and shall not be a “deliverable” as referenced in any existing authoritative accounting literature.  Each Party shall be free to determine not to appoint members to the JSC or any subcommittee of the JSC.

(b)Consequence of Non-Appointment.  If a Party does not appoint members of the JSC or any subcommittee of the JSC, it shall not be a breach of this Agreement, nor shall any consideration be required to be returned, and unless and until such members are appointed, the Parties shall, subject to the ultimate decision-making authority of Incyte pursuant to Section 3.1(c) and 3.5 applied mutatis mutandis, discharge the decision-making responsibilities of the JSC or any subcommittee thereof directly.

ARTICLE IV

INFORMATION TRANSFER; ARGINASE INHIBITOR POOL

4.1Information Transfer.

(a)Initial Information Transfer to Incyte.  (i) Within a reasonable period not to exceed fifteen (15) Business Days after the Effective Date, Calithera shall make available to Incyte, in a mutually-agreed upon format and without further financial consideration, the Calithera Know-How in existence as of the Effective Date and the Regulatory Documentation

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

and pharmacovigilance information related to any Development activities in existence with respect to Licensed Compounds in the Hematology/Oncology Field as of the Effective Date, in accordance with the initial information transfer plan set forth in Exhibit 4.1(a), and (ii) from the Effective Date through the later of the conclusion of the CB-1158-101 Study or the second anniversary of the Effective Date, Calithera shall (x) make its relevant scientific and technical personnel reasonably available to Incyte to answer any questions or provide instruction as reasonably requested by Incyte concerning the information delivered pursuant to this Section 4.1, and (y) use reasonable efforts to facilitate discussions between Incyte and any academic collaborators Calithera is working with on any Licensed Compounds in the Hematology/Oncology Field.

(b)Continuing Information Transfer.  At least quarterly during the Term until the earlier of (a) the completion of the Development Plan, as may be amended (or at such other frequency as determined by the JSC) or (b) the dissolution of the JDC, (i) each Party shall make available to the other and to the JDC, in a mutually agreed-upon format, material data generated under the Development Plan (and any other material information related thereto as may be reasonably requested by the other Party); and (ii) Calithera shall make available to Incyte any additional Calithera IP not previously made available to Incyte.

(c)Right of Reference or Use.  Calithera hereby grants to Incyte, solely for the purposes set forth in this Agreement, a Right of Reference or Use to any and all Regulatory Documentation Controlled by Calithera relating to Licensed Compounds and Licensed Products and existing as of the Execution Date or generated from any Clinical Trial commenced by Calithera prior to the Execution Date with respect to the Licensed Compounds, and agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by Incyte in order to effect such grant.  Incyte hereby grants to Calithera, solely for the purpose of conducting Calithera Combination Studies that are not included within and conducted under the Development Plan, a Right of Reference or Use to any and all Regulatory Documentation Controlled by Incyte relating to Licensed Compounds and Licensed Products necessary or useful for the performance of such Calithera Combination Studies, and Incyte agrees to sign, and cause its Affiliates to sign, any instruments reasonably requested by Incyte in order to effect such grant.

4.2Arginase Inhibitor Pool.

(a)Initial Preclinical Studies.  Commencing promptly after the Effective Date, Incyte and Calithera (to the extent allocated to Calithera thereunder) shall conduct the studies set forth on Exhibit 4.2(a) under the heading “Initial Preclinical Studies and CMC Activities” in accordance with the budget exchanged between the Parties via email prior to the Execution Date, as each may be amended from time to time by the JDC (such studies, the “Initial Preclinical Studies” and such budget, the “Initial Preclinical Budget”), in order to generate additional information for use by Incyte to select and designate the initial Back-up Licensed Compound and for use by Calithera to select and designate the initial Retained Compound, all in accordance with Section 4.2(b).  Without limiting the foregoing, the Initial Preclinical Budget

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

exchanged between the Parties via email prior to the Execution Date and the Initial Preclinical Studies agreed to by the Parties as of the Execution Date were preliminary in nature and shall be finalized by the JDC within [ * ] after the Effective Date.  The Initial Preclinical Studies consist of (i) [ * ] and (ii) [ * ]. The Parties shall use reasonable efforts to complete the Initial Preclinical Studies within [ * ] after the Effective Date, or such other period as is necessary for their completion and mutually agreed to by the Parties in writing.  The costs of the Initial Preclinical Studies, to the extent materially consistent with the Initial Preclinical Budget, shall be [ * ], subject to the remainder of this Section 4.2.  On an ongoing basis during the conduct of the Initial Preclinical Studies, each Party shall provide the other Party with access to all information, data and test results of such Initial Preclinical Studies, which such information, data and test results, for clarity, shall be Arising IP and owned by the Parties in accordance with Section 8.1.

(b)Designation of Initial Back-up Licensed Compound and Initial Retained Compound.  Promptly after completion of the Initial Preclinical Studies, but in no event later than [ * ] after the availability of data from all studies within the Initial Preclinical Studies, Incyte shall designate the initial Back-up Licensed Compound (which for clarity may be an Initial Study Compound or a different Arginase Inhibitor in the Arginase Inhibitor Pool) by written notice to Calithera, whereupon such Back-up Licensed Compound shall be removed from the Arginase Inhibitor Pool.  Within [ * ] thereafter, Calithera shall have the right to designate one (1) Arginase Inhibitor (which for clarity may be an Initial Study Compound, but must exclude CB-1158 and the initial Back-up Licensed Compound) from the then-existing Arginase Inhibitor Pool as a Retained Compound for development and commercialization in the Non-Hematology/Oncology Field, by written notice to Incyte, whereupon such Retained Compound shall be removed from the Arginase Inhibitor Pool.  When Calithera designates the initial Retained Compound, then Calithera shall [ * ], within [ * ]; provided that Incyte shall [ * ].  Incyte shall have the right to designate additional or substitute Back-up Licensed Compounds pursuant to Sections 4.2(c) and 4.2(g), and Calithera shall have the right to designate additional Retained Compounds and Substitute Retained Compounds pursuant to Sections 4.2(c) and 4.2(d).

(c)Selection of Second Back-up Licensed Compound and back-up Retained Compounds.  At any time following designation of the initial Retained Compound pursuant to Section 4.2(b), Incyte shall have the right to select [ * ] Arginase Inhibitor in the then-current Arginase Inhibitor Pool (i.e., in addition to the Lead Licensed Compound or Back-up Licensed Compound) [ * ] on written notice to Calithera.  Within [ * ] thereafter, Calithera shall have the right to designate [ * ] back-up Retained Compounds by written notice to Incyte, which such Retained Compounds, for so long as they remain back-up Retained Compounds and not the lead Retained Compound, shall be subject to Incyte’s rights under Section 4.2(e).  When Calithera designates the back-up Retained Compounds, then Calithera shall [ * ] within [ * ]; provided that Incyte shall [ * ].

(d)Selection of Substitute Retained Compounds.  In the event that Calithera elects to terminate research or development of one of the then-currently designated Retained Compounds during the Term, it shall provide Incyte with prompt written notification thereof.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Thereafter, (i) Calithera shall immediately cease all work on such Retained Compound (except as otherwise permitted under this Agreement or as necessary to wind down any then-ongoing studies) and [ * ] and, effective upon Incyte’s receipt of such notice, such Retained Compound shall no longer be designated a Retained Compound and will instead be returned to the Arginase Inhibitor Pool for possible selection by Incyte as a Licensed Compound; and (ii) Calithera shall have the right to designate an Arginase Inhibitor from the then-current Arginase Inhibitor Pool (for clarity, excluding the then-current Lead Licensed Compound and Back-up Licensed Compounds) as a substitute for such terminated compound and designate such new Arginase Inhibitor as a Retained Compound (any such compound, a “Substitute Retained Compound”) on written notice to Incyte; provided that the total number of Arginase Inhibitors designated as Retained Compounds at any given time shall not ever exceed [ * ].  Notwithstanding the foregoing, prior to designating any Arginase Inhibitor as a Substitute Retained Compound, Calithera shall [ * ], Calithera shall be free to select any one of such potential Substitute Retained Compounds as a Substitute Retained Compound on written notice to Incyte.

(e)Incyte’s Right to Convert a Retained Compound into a Back-up Licensed Compound.  At any time during the [ * ] following the Effective Date, Incyte shall have the right to (i) terminate its Development of a Back-up Licensed Compound, subject to Section 4.2(g), and (ii) substitute for such terminated compound a back-up Retained Compound as a newly designated Back-up Licensed Compound, on written notice to Calithera, upon which notice such back-up Retained Compound shall no longer be a Retained Compound and Calithera shall have the right to designate a Substitute Retained Compound in accordance with Section 4.2(d), as though the development of such back-up Retained Compound had been terminated by Calithera.  If Incyte selects such back-up Retained Compound as a Back-up Licensed Compound, Incyte shall reimburse [ * ], within [ * ] after receipt of an invoice therefor from Calithera.  The Back-up Licensed Compound terminated by Incyte shall be returned promptly to the Arginase Inhibitor Pool pursuant to Section 4.2(g), and shall be available for Calithera to select as [ * ] Retained Compounds pursuant to Section 4.2(d); provided, that Incyte shall not have the ability to re-select such terminated Back-up Licensed Compound pursuant to Section 4.2(d).

(f)Additions to Arginase Inhibitor Pool.

(i)From time to time during the Term, Calithera (A) will submit any new Arginase Inhibitors Controlled by Calithera (in addition to those set forth on Exhibit 1.6) into the Arginase Inhibitor Pool, or (B) may, subject to Section 4.2(c), terminate research or development of one of its Retained Compounds and return such compounds to the Arginase Inhibitor Pool as a Licensed Compound, and (C) promptly after submitting or designating (as applicable) an Arginase Inhibitor or Retained Compound (as applicable) for addition or return to the Arginase Inhibitor Pool, update Exhibit 1.6 to provide Incyte with a list of the compounds in the then-current Arginase Inhibitor Pool and provide Incyte with access to all information, data, test results and Regulatory Documentation in the Calithera Know-How (that has not been previously provided to Incyte, [ * ]) with respect to such Arginase Inhibitors or any Retained Compound the research or development of which was terminated in accordance with clause (B) above (as applicable) and returned to the Arginase Inhibitor Pool.  All such information, data or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

test results, whether or not so marked, will be Confidential Information of Calithera, and Incyte shall treat such information, data or test results in accordance with the confidentiality provisions of this Agreement.

(ii)From time to time during the Term, Incyte (A) [ * ] (B) may terminate research or development of one or more Licensed Compounds and return such compounds to the Arginase Inhibitor Pool, and (C) promptly after [ * ] for [ * ] return to the Arginase Inhibitor Pool, update Exhibit 1.6 to provide Calithera with a list of the compounds in the then-current Arginase Inhibitor Pool and provide Calithera with access to any information, data or test results generated by or on behalf of Incyte with respect to such Arginase Inhibitors that has not been previously provided to Calithera.  Upon such [ * ] return, Calithera may select such compound as a Retained Compound in accordance with Section 4.2(d); provided that [ * ]. All such information, data or test results provided by or on behalf of Incyte, whether or not so marked, will be Confidential Information of Incyte, and Calithera shall treat such information, data or test results in accordance with the confidentiality provisions of this Agreement, except to the extent Calithera designates such Arginase Inhibitor as a Retained Compound pursuant to Section 4.2(d), in which case Calithera shall, upon its written request to Incyte, have all rights to access and use such information and data that is generally applicable to Arginase Inhibitors and not specific to the Hematology/Oncology Field in the development and commercialization of such compound, [ * ].

(g)Maintenance of a Lead and Back-up Licensed Compounds.  During the Term, Incyte shall maintain one (1) Lead Licensed Compound and have the right to maintain up to [ * ] Back-up Licensed Compounds for Development in the Hematology/Oncology Field, subject to Sections 4.2(a)-4.2(d).  For clarity, subject to such Sections, following the Parties’ initial selection of compounds under Section 4.2(c), Incyte shall always have the right to terminate any Lead Licensed Compound or Back-up Licensed Compound, return such compound to the Arginase Inhibitor Pool, and replace such terminated compound with a new Lead Licensed Compound or Back-up Licensed Compound from the Arginase Inhibitor Pool without limitation  and in its sole discretion by written notice to Calithera, provided that (i) [ * ] and (ii) [ * ].  During the Term, Calithera covenants that the then-current Lead Licensed Compound and Back-up Licensed Compounds of Incyte will at all times be designated by Calithera [ * ].

ARTICLE V

DEVELOPMENT; REGULATORY MATTERS

5.1Conduct of Development Activities.

(a)General.  Subject to the terms and conditions of this Agreement, including the Development Plan, Incyte shall have responsibility for the research and Development of Licensed Compounds and Licensed Products in the Hematology/Oncology Field in the Territory, and the cost and expense of conducting such activities shall be borne by each Party in accordance with its Co-Development Funding Share Obligation.  Each Party (as applicable) will use Commercially Reasonable Efforts to carry out the research and Development activities allocated

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

to it under this ARTICLE V and the Development Plan.  Incyte shall use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for at least one (1) Licensed Product in the Major Markets.  Each Party shall conduct, and shall cause its Affiliates and sublicensees to conduct, all Development of Licensed Products in a good scientific manner and in compliance in all material respects with applicable Law.

(b)Development Plan and Development Budget.  All Development of Licensed Compounds and Licensed Products in the Hematology/Oncology Field shall be governed by a clinical Development plan that describes the proposed overall program of Development for the Licensed Compounds and Licensed Products through Regulatory Approval in the Hematology/Oncology Field in the Territory, along with the strategy for seeking Regulatory Approval of Licensed Products (the “Development Plan”).  The Development Plan shall have an associated annual budget (“Development Budget”), as well as a preliminary estimate of Development Costs for the two (2) years immediately following the twelve (12) month period included in such annual Development Budget which is provided for informational purposes only.  For clarity, the Parties acknowledge that the Development Budgets for the following years may not resemble or reflect the preliminary estimate of Development Costs provided for the two (2) years immediately following the twelve (12) month period included in such annual Development Budget.  The initial Development Plan is attached hereto as Exhibit 5.1(b) (and same may be amended from time to time during the Term by the JDC).  The initial Development Budget exchanged between the Parties via email prior to the Execution Date and the initial Development Plan agreed to by the Parties as of the Execution Date were preliminary in nature and shall be finalized by the JDC within thirty (30) days after the Effective Date.  The Development Plan and Development Budget will be updated on at least an annual basis. Subject to review, comment and approval (as applicable) by the JDC and JSC, in accordance, in each case of the following subsections (i) and (ii), with ARTICLE III, Incyte shall have (i) the sole right and responsibility for preparing the Development Plan and Development Budget and amendments thereto for submission to the JDC and (ii) final decision-making authority over all decisions with respect to the Development Plan, Development Budget and all research and Development activities with respect to Licensed Compounds and Licensed Products in the Territory.

(c)Reconciliation and Payment of Development Costs.  Each Party shall be responsible for its Co-Development Funding Share Obligation.  Within [ * ] following the end of each Calendar Quarter during the Term, each Party shall prepare and deliver to a finance officer designated by Incyte and a finance officer designated by Calithera (the “Finance Officers”) a quarterly written report detailing the Development Costs such Party incurred during such Calendar Quarter; provided that each Party shall prepare and deliver to the Finance Officers an estimate of such quarterly report within [ * ] following the end of each Calendar Quarter during the Term.  Each Party shall submit any invoices or other supporting information reasonably requested by the other Party related to the Development Costs incurred by such Party and included in its report within [ * ] after its receipt of such request; provided, that a Party shall only be obligated to provide invoices or other supporting information with respect to expenses in excess of [ * ], unless such invoices or other information is expressly required of the other Party

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

by such other Party’s auditors in connection with a financial audit of such other Party.  Within    [ * ] after receipt of the Parties’ quarterly reports or, if later, any requested supporting information, the Finance Working Group shall confer and calculate the total Development Costs incurred by the Parties during such Calendar Quarter.  If the Finance Working Group determines that (x) Calithera incurred more than thirty percent (30%) of the total Development Costs incurred during such Calendar Quarter, Incyte shall remit payment to Calithera for the excess portion of such costs, or (y) Calithera incurred less than thirty percent (30%) of the total Development Costs incurred during such Calendar Quarter, Incyte shall issue an invoice to Calithera for the difference between the thirty percent (30%) of such costs Calithera is obligated to incur as part of its Co-Development Funding Share Obligation and the Development Costs it actually incurred during such Calendar Quarter.  Each Party (as applicable) shall pay all amounts payable under this Section 5.1(c) within [ * ] after determination of the amount so due or its receipt of an invoice therefor (as applicable), provided that, with respect to any Development Costs incurred by the Parties in excess of [ * ] of the amount allocated to the activities conducted under the Development Plan during such Calendar Quarter in the annual Development Budget (for this purpose, without giving effect to any amendment thereof) approved by the JSC for the Calendar Year in which such Calendar Quarter occurs (the “Excess Costs”), Calithera shall be required to pay its portion of any Excess Costs within [ * ] after its receipt of an invoice therefor.  Each Party shall have the right to audit the records of the other Party with respect to any purported Development Costs included in such reports, in accordance with Section 9.7; and provided further that in the event of any disagreement with respect to the amount of Development Costs incurred or the calculation of such payment, any undisputed portion of such settlement payment shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within [ * ] after the date on which the Parties, using good faith efforts, resolve the dispute or, if not so resolved within [ * ], within [ * ] after such dispute is resolved pursuant to Section 14.1.  For clarity, an increase in the Development Budget in and of itself shall not be cause for a dispute of Development Costs.

(d)Development Cost FTE Tracking.  Each Party shall record and account for its FTE effort to the extent that such FTE efforts are included in Development Costs that are, or may in the future be, shared under this Agreement, and shall report such FTE effort to the applicable subcommittee of the JSC, if requested (such request not to be more than on a quarterly basis).  Each Party shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by such Party, unless the Parties agree to employ other procedures, in which case such other procedures shall be applied equally to both Parties.

5.2Auto Opt-Out Event and Co-Development Opt-Out Right.

(a)Auto Opt-Out Event.  In the event that Calithera fails to pay its share of undisputed Development Costs for any Calendar Quarter within [ * ] (or [ * ] with respect to Excess Costs) after receipt of invoice therefor in accordance with Section 5.1(c), then to the extent not yet expired (determined as of the applicable payment due date), Calithera’s Co-Development Funding Share Obligations shall automatically expire and Calithera shall automatically be deemed to have exercised its Co-Development Opt-Out Right (the

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

“Development Auto Opt-Out Event”) and Incyte shall send Calithera written notification thereof.  Such Development Auto Opt-Out Event will take effect upon the applicable invoice due date, and the amount remaining unpaid giving rise to the Development Auto Opt-Out Event shall be referred to as the “Payment Deficit”, which such Payment Deficit shall additionally include Calithera’s share of undisputed Development Costs that accrued within such [ * ] (or [ * ] with respect to Excess Costs) payment period prior to the occurrence of the Development Auto Opt-Out Event.  The effects of occurrence of an Auto Opt-Out Event are set forth in Section 5.2(c).  Such effects will be Incyte’s sole remedy, and Calithera’s sole liability, for Calithera’s failure to pay its share of Development Costs under Section 5.1(c) by the applicable due date.

(b)Voluntary Exercise of Co-Development Opt-Out Right by Calithera.  Calithera shall have the sole right and discretion to exercise voluntarily the Co-Development Opt-Out Right at any time upon written notice to Incyte.  The exercise by Calithera of the Co-Development Opt-Out Right shall become effective at the end of the Calendar Quarter during which Incyte receives written notification thereof; provided that if such notice is provided within [ * ] before the end of a Calendar Quarter, the Co-Development Opt-Out Right shall become effective at the end of the subsequent Calendar Quarter.  The effects of Calithera exercising the Co-Development Opt-Out Right are set forth in Section 5.2(c).

(c)Effects of Calithera Exercising the Co-Development Opt-Out Right; Auto Opt-Out Event.  If Calithera validly exercises the Co-Development Opt-Out Right or an Auto Opt-Out Event occurs, the following shall apply as of the effective date of the Co-Development Opt-Out Right in accordance with Section 5.2(b) or the effective date of the Auto Opt-Out Event in accordance with Section 5.2(a) or Section 9.5(d), as applicable:

(i)Calithera shall have no further rights to research, Develop or co-Detail the Licensed Compound or Licensed Product (as applicable) under the terms of this Agreement, except in connection with Calithera Combination Studies that are not part of the Development Plan under this Agreement.

(ii)Incyte (and its Affiliates and sublicensees, as applicable) shall have the right to take over the conduct of all activities related to the research, Development and Commercialization of the Licensed Compounds and Licensed Products for all Indications in the Hematology/Oncology Field in the Territory (excluding Calithera Combination Studies that are not part of the Development Plan), and shall bear all Development Costs in connection therewith; provided that (A) Calithera shall remain liable for its Co-Development Funding Share Obligation with respect to Development Costs incurred on or prior to the effective date of such opt-out, including the Payment Deficit and its share of any Calithera Combination Studies that are part of the Development Plan and (B) the JDC will determine whether Incyte will take over the conduct of any Calithera Combination Studies that are part of the Development Plan or whether Calithera will continue to conduct such studies, taking into account all relevant factors.

(iii)Within [ * ] after the effectiveness of the Co-Development Opt-Out Right or Auto Opt-Out Event, Calithera shall provide Incyte with all Regulatory Documentation,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

including any such Regulatory Documentation submitted to any Regulatory Authorities prior to such effectiveness, related to the Development and Regulatory Approval of Licensed Compounds and Licensed Products in the Hematology/Oncology Field that was conducted by Calithera (excluding any Calithera Combination Studies that are not part of the Development Plan under this Agreement) and that has not been previously made available to Incyte.

(iv)All payment obligations to or from one Party to the other Party (as applicable) due in accordance with the Net Profit and Net Loss sharing arrangement between the Parties with respect to Net Sales of Licensed Product in the United States as set forth in Section 9.5 shall cease, with the exception of any such obligations that accrued prior to the effective date of the applicable opt-out, and in lieu thereof, Incyte shall pay Calithera the applicable royalty rates set forth in Section 9.3 on the Annual Net Sales of Licensed Product in the United States plus [ * ] on such Annual Net Sales of Licensed Product in the United States solely until such time as the aggregate payments received by Calithera from [ * ] equal [ * ] of the amount of Development Costs actually incurred by Calithera in accordance with Section 5.1(c) (collectively, the “Royalty Obligations Following Conversion”).  In addition, in the event of an Auto Opt-Out Event, Incyte shall offset the Payment Deficit, and any accrued interest thereon under Section 9.10, against any milestone payments or royalties due to Calithera under Sections 9.2 or 9.3, respectively, until fully recovered; provided that if the entirety of such Payment Deficit is not fully recovered prior to termination of this Agreement in its entirety, then Incyte shall have the right to invoice Calithera for the unrecovered portion of such Payment Deficit, and any accrued interest thereon under Section 9.10, and Calithera shall pay such invoice within [ * ] after receipt thereof.  For clarity, in the event of any Auto Opt-Out Event, the amount of any Net Losses remaining unpaid by Calithera will be deemed a Payment Deficit, which Incyte shall recover pursuant to this Section 5.2(c)(iv).

5.3Clinical Trial and Combination Studies.  With respect to any Clinical Trials conducted or Operationalized by Calithera under this Agreement, (i) [ * ], (ii) [ * ] and (iii) [ * ], (iv) [ * ] and (v) [ * ].

(a)CB-1158-101 Study.  Calithera shall be responsible for Operationalizing those [ * ] and those [ * ] as outlined for [ * ] (collectively, the “CB-1158-101 Study”).  Calithera shall conduct [ * ]; provided that Incyte shall have the right to conduct [ * ] in addition to those conducted by Calithera under such study; provided further that, notwithstanding Section 5.2(a), Incyte shall have the right to [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(b)Regulatory Transition.  Calithera shall transfer the IND and Global Safety Database to Incyte within [ * ] of the Effective Date, or later if Incyte determines [ * ] that the Parties have not sufficiently completed a transition of the requirements of the Global Safety Database, in which case Calithera shall continue the safety assessment and regulatory reporting on Incyte’s behalf until such time as Incyte notifies Calithera that the transition of the requirements of the Global Safety Database has been completed (the “Regulatory Transition”).  Prior to the Regulatory Transition:

(i)Incyte shall have the right to [ * ] in accordance with the Development Plan.

(ii)With respect to the Clinical Trials being Operationalized by Calithera, [ * ].

(c)Research and Development Lead.  Except for those activities expressly allocated to Calithera herein, and subject to Section 5.3(b)(ii), Incyte shall lead all research and Development activities related to the Licensed Compounds and Licensed Products in the Hematology/Oncology Field in the Territory and shall conduct: (i) all Phase II Studies, including all US Phase II Studies, other than any Authorized US Phase II Study, (ii) all Clinical Trials involving sites outside the United States, (iii) all Clinical Trials that have the potential to serve as the basis for Regulatory Approval, including Pivotal Studies of Licensed Product in the Hematology/Oncology Field in the Territory and (iv) any other Clinical Trials, [ * ]; provided that Incyte shall not have the right to conduct any Clinical Trials of any Licensed Product [ * ].

(d)Authorized and Non-Authorized US Phase II Study.  Subject to (1) Section 5.3(c)(iii), (2) Calithera not having exercised the Co-Development Opt-Out Right and (3) Calithera not having suffered an Auto Opt-Out Event, Calithera shall have the right to Operationalize [ * ].  Incyte shall have the right to take over an Authorized US Phase II Study from Calithera in the event that (i) Calithera has exercised the Co-Development Funding Opt-Out Right or an Auto Opt-Out Event has occurred or (ii) Calithera is at least [ * ] behind on the achievement of any timeline set forth in the then-current Development Plan without reasonable rationale therefor, as determined by the JDC.

(e)Calithera Combination Study.  Calithera shall have the right to conduct, at its sole cost and expense [ * ], Clinical Trials that evaluate the combination of a Licensed Compound in the Hematology/Oncology Field, plus a Portfolio Product of Calithera that is not an Arginase Inhibitor and that is being developed or commercialized in the Hematology/Oncology Field (each a “Calithera Combination Study”); provided that subject to and following the procedures set forth in Section 5.3(e)(i), the JDC shall have the right to veto the conduct of a Calithera Combination Study if the JDC reasonably believes [ * ], (x) the JDC shall review and approve the development plan and determine the dose and dosage regimen of the Licensed Compound and (y) the dose of the Portfolio Product of Calithera shall not exceed its maximum tolerated dose.  Calithera shall provide Incyte with a summary of all efficacy data and any associated biomarker data for each Calithera Combination Study regardless of whether

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Incyte provided funding for such study, it being understood that if such study is not included in the Development Plan, such data will not be included in Calithera Know-How and Incyte will not have the right to use such data for any purpose, other than safety reporting.  Notwithstanding anything in this Agreement to the contrary, Calithera shall not be obligated to provide to Incyte (except as provided in the preceding sentence), and Incyte shall not have the right to use or reference, any data or results of a Calithera Combination Study (which will not be considered Arising IP) unless and until Incyte agrees in writing to include all costs therefor incurred by Calithera as Development Costs; provided that Calithera shall provide Incyte all safety data for any Licensed Compound resulting from such Calithera Combination Study in accordance with the Pharmacovigilance Agreement.  From and after the time that the costs of a Calithera Combination Study are included in Development Costs (which may be at a time subsequent to when such costs were incurred), Calithera (A) shall make all material data and information generated from such combination study and Controlled by Calithera available to Incyte on a quarterly basis, or at such other intervals as the JDC may reasonably request, subject to any Third Party confidentiality obligations, and (B) hereby grants to Incyte a Right of Reference or Use to any and all Regulatory Documentation Controlled by Calithera relating to such combination study for the purpose of Developing and Commercializing Licensed Compounds and Licensed Product in the Hematology/Oncology Field in the Territory.

(i)In the event that Calithera desires to conduct one or more Calithera Combination Studies, then Calithera shall, on or before initiating such Calithera Combination Study, propose such study to the JDC and provide the JDC with a study plan(s), including the safety reporting plan, and proposed protocol(s) for such study as well as additional information that the JDC may reasonably request related to such Calithera Combination Study.  The JDC shall meet within [ * ] of receiving such proposal to determine, in accordance with the terms and conditions of Section 5.3(e), whether or not to authorize the performance of such Calithera Combination Study; provided that the JDC shall have the right to determine that such study be performed under and included in the Development Plan and Development Budget, and if so determined such study shall be conducted in accordance with Section 5.3(e).

(ii)If the JDC authorizes a proposed Calithera Combination Study, but determines not to have the Calithera Combination Study performed under and included in the Development Plan and Development Budget, then Calithera shall have all right, but no obligation, to conduct such study at its sole cost and expense [ * ]; provided that (1) Calithera shall discuss the translational science aspects of such Calithera Combination Study with the JDC and shall, for informational purposes, keep the JDC reasonably informed with respect to the on-going performance and operational aspects of such Calithera Combination Study and (2) Calithera shall procure all Licensed Compound for use in such Calithera Combination Study in accordance with Sections 6.1 or 6.2 (as applicable).  For the avoidance of doubt, Calithera’s rights under this Section 5.3(e) are limited solely to the right to conduct a Calithera Combination Study and in no event shall Calithera have the right to Commercialize any Licensed Compound in the Territory, including any Licensed Compound which is the subject of a Calithera Combination Study (other than in accordance with its co-Detailing rights).  As between the Parties, Calithera will have the sole right to promote and otherwise commercialize a Portfolio

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Product of Calithera (for clarity, that is not an Arginase Inhibitor and that is being developed or commercialized in the Hematology/Oncology Field) that is the subject of any Calithera Combination Study, throughout the world, consistent with the approved label for any such Portfolio Product of Calithera including any approved use of such Portfolio Product of Calithera in combination with a Licensed Compound or Licensed Product; provided that, Calithera shall not in connection with such promotion of such Portfolio Product of Calithera in the Territory make any statement with respect to a Licensed Compound or Licensed Product except as may specifically be set forth in the approved label for such Portfolio Product of Calithera; provided further that [ * ].  For clarity, the license granted by Calithera to Incyte under Section 2.1 includes the right for Incyte to Develop the Licensed Compound in combination with other compounds in the Territory that are not Controlled by Calithera (i.e., that are not Retained Compounds or any Portfolio Product of Calithera), except as provided in Section 5.3(c).

(iii)[ * ].

5.4Development Reports.

(a)Records.  Each Party shall maintain complete and accurate records (in the form of technical notebooks and/or electronic files where appropriate) of all work conducted by it under the Development Plan and all Know-How resulting from such work, and will retain all records required by applicable Law to be maintained in connection with the Development of Licensed Products.  Such records, including any electronic files where such Know-How may also be contained, shall properly reflect all work done and results achieved in the performance of the Development Plan in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes.  Each Party shall have the right to review and copy such records maintained by the other Party at reasonable times and to obtain access to originals to the extent reasonably needed for patent or regulatory purposes or for other legal proceedings.

(b)Development Reports of Calithera.  Calithera shall provide the JDC with a written report at least quarterly summarizing in reasonable detail Calithera’s and its Affiliates’ activities and progress related to the Development of Licensed Compounds and Licensed Products in the Hematology/Oncology Field in the Territory in accordance with the Development Plan, including information concerning the conduct of authorized non-clinical activities, CB-1158-101 Study, Authorized US Phase II Studies and Calithera Combination Studies that are included in the Development Plan and Development Budget, and any future planned Development activities with respect thereto.

(c)Development Reports of Incyte.  Until First Commercial Sale of a Licensed Product in [ * ], Incyte shall provide the JDC with a written report at least [ * ], or if the JSC is disbanded upon a Change of Control of Calithera pursuant to Section 15.3(b), Incyte shall provide Calithera with a written report at least [ * ] (notwithstanding the terms of Section 15.3), summarizing in reasonable detail Incyte’s and its Affiliates’ activities and progress related to the Development of Licensed Compounds and Licensed Products in the Territory in accordance with the Development Plan, including information concerning the conduct of non-clinical activities,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

US Phase II Studies and other Clinical Trials [ * ] it conducts, applications for and securing of Regulatory Approvals of such Licensed Product in the Territory, First Commercial Sale of such Licensed Product and any future planned Development activities with respect thereto.  Calithera shall have the right to provide all information in each such report to Mars as Confidential Information (as defined in the Mars Agreement) with respect to which  Calithera is the Disclosing Party (as defined in the Mars Agreement), subject to the confidentiality provisions of the Mars Agreement.

5.5Regulatory Matters Related to Licensed Products.

(a)Regulatory Submissions.  Incyte shall oversee, monitor and coordinate all regulatory actions, communications and filings with, and submissions (including expedited safety reports (SUSARs) as of the Regulatory Transition) to, the Regulatory Authorities with respect to Licensed Compounds and Licensed Products in the Hematology/Oncology Field in the Territory.  Incyte shall keep the JDC reasonably informed in connection with the preparation of all Regulatory Documentation, Regulatory Authority review of Regulatory Documentation, and Regulatory Approvals, annual reports, annual re-assessments, and variations and labeling, in each case with respect to Licensed Compounds and Licensed Products in the Hematology/Oncology Field in the Territory [ * ].  Unless already the Confidential Information of Calithera, any information disclosed pursuant to this Section 5.5(a) shall be the Confidential Information of Incyte.

(b)Regulatory Meetings and Correspondence.

(i)Incyte shall be responsible for interfacing, corresponding and meeting with all Regulatory Authorities with respect to Licensed Compounds and Licensed Products in the Hematology/Oncology Field in the Territory, subject to Calithera’s rights under Section 5.3(b)(ii); provided that in accordance with Section 5.3(e)(ii), Calithera shall be responsible for interfacing, corresponding and meeting with all Regulatory Authorities solely with respect to a Portfolio Product of Calithera [ * ] used in a Calithera Combination Study.

(ii)With respect to the Clinical Trials under Sections 5.3(a) and 5.3(d), Calithera shall have the right to have a senior, experienced employee reasonably acceptable to Incyte participate as an observer in material scheduled face-to-face meetings, video conferences and any teleconferences with the FDA, and shall be provided with advance access to the material documentation prepared by Incyte for such meetings.

(c)Global Safety Database; Pharmacovigilance Agreement.  Subject to the Regulatory Transition, Incyte shall establish, hold and maintain the global safety database for each Licensed Compound and Licensed Product (the “Global Safety Database”) into which it shall enter information on all adverse events concerning such Licensed Compound and Licensed Product occurring anywhere in the world and reported to either of the Parties in accordance with a pharmacovigilance agreement for each such Licensed Compound and Licensed Product to be negotiated and entered into by the Parties within [ * ] after the Execution Date (each, a

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

“Pharmacovigilance Agreement”).  Pursuant to the terms of the Pharmacovigilance Agreement, such database shall comply in all material respects with all Laws reasonably applicable to pharmacovigilance anywhere where such Licensed Compounds and Licensed Products are being or have been Developed or Commercialized.  The Pharmacovigilance Agreement shall, among other things, govern cooperation between the Parties that will enable each of them to comply with its respective obligations under applicable Laws with regard to adverse event data collection, analysis and reporting and to enable each Party to satisfy its duty of care, and to govern the Global Safety Database.  Pursuant to the terms of the Pharmacovigilance Agreement, Calithera shall provide information on all adverse events concerning Licensed Compounds and Licensed Products for Incyte’s Global Safety Database, and all clinical data generated from a Clinical Trial conducted by it, on or prior to the Regulatory Transition and, at any time during the Term, for Incyte’s Global Safety Database or Incyte’s data management database, as appropriate.  Calithera will transmit to Incyte all serious life threatening or death events in [ * ] and all other serious events in [ * ].  Incyte will be responsible for reporting adverse events to the FDA and any other Regulatory Authorities as required.

5.6Recall or Withdrawal of Licensed Products.  Incyte shall [ * ] notify Calithera if it obtains information indicating that any Licensed Product may be subject to any recall, withdrawal or market notification, and the Parties will thereafter discuss any actions Incyte may take in connection therewith.  Notwithstanding the foregoing, Incyte shall be responsible for all recalls, withdrawals and market notifications of Licensed Products worldwide, at its sole expense, except for those expenses in the U.S. included in Allowable Expenses.

ARTICLE VI

CLINICAL AND COMMERCIAL SUPPLY

6.1Calithera Manufacturing Obligation.  Calithera (or its Affiliates or subcontractors) shall have the obligation to manufacture (or have manufactured) and supply (or have supplied), (i) the active pharmaceutical ingredient for the clinical supply of product to be used in (1) the CB-1158-101 Study and (2) any other Clinical Trial study commenced by the Parties hereunder prior to the Manufacturing Transfer, and (ii) package and label (or have packaged and labeled) the finished dosage form of the clinical supply of product to be used in (1) the CB-1158-101 Study and (2) any other Clinical Trial study commenced by the Parties hereunder prior to the Manufacturing Transfer, in each case of (i) and (ii), solely until the Manufacturing Transfer (the “Calithera Manufacturing Obligation”).  For clarity, if prior to the Manufacturing Transfer, (A) Incyte exercises its right to take over the CB-1158-101 Study or an Authorized US Phase II Study in accordance with Sections 5.3(a) or 5.3(d), respectively, or (B) the Parties commence any other Clinical Trial hereunder, in each case of (A) and (B), the Calithera Manufacturing Obligation shall extend to Incyte (i.e., Calithera shall supply for such use by Incyte) until the Manufacturing Transfer, and Calithera shall provide such clinical supply of product to Incyte (x) in order to ensure an orderly transition and uninterrupted supply of such product for use by Incyte in the CB-1158-101 Study and Authorized US Phase II Study (as applicable) and (y) in order to ensure an uninterrupted supply of such product for use by Incyte in any such other study.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

6.2On-Going Clinical Supply by Incyte.  From and after the date on which (a) the manufacturing technology transfer is successfully completed in accordance with the manufacturing technical transfer plan under Section 6.4, as reasonably determined by the JMC, and (b) Incyte notifies Calithera pursuant to Section 6.4 that it is able to manufacture Licensed Compounds and Licensed Products at the scale and timing required for all Development activities under the Development Plan in accordance with Section 6.4 (the “Manufacturing Transfer”), Incyte shall manufacture (or have manufactured) and supply (or have supplied), (i) Calithera with the finished dosage form of the clinical supply of product reasonably required for the conduct of the CB-1158-101 Study and (ii) the finished dosage form of the clinical supply of Licensed Compound to be used in any other Clinical Trials led or conducted by either Party (as applicable), under the terms of this Agreement (for clarity, not including Calithera Combination Studies).  All associated costs and expenses, including Manufacturing Costs, shall be Development Costs to the extent within the definition thereof and allocated to the Parties in accordance with their respective Co-Development Funding Share Obligations.  In addition, Incyte shall provide such clinical supply of Licensed Compound to Calithera at Manufacturing Cost under the terms of a clinical quality and supply agreement to the extent Calithera requires such supply for a Calithera Combination Study, which Manufacturing Cost will be included in Development Costs if the costs for such study are included in Development Costs as provided in Section 5.3(e); provided that, if a Calithera Combination Study is not included in the Development Plan, then such supply shall be subject to availability after the needs of Clinical Trials and other Development activities under the Development Plan.  The Parties shall commence negotiations on the terms of such agreement reasonably prior to the anticipated commencement of the applicable Clinical Trial and shall make a good faith effort to have an executable agreement no later than six (6) months prior to the anticipated date of first supply.

6.3Commercial Supply by Incyte.  Incyte (or its Affiliates or subcontractors) shall be responsible for (i) the manufacture of (or to have manufactured) and supply of (or to have supplied) the active pharmaceutical ingredient for the commercial supply of Licensed Compound and Licensed Product and (ii) the finished manufacturing, including the formulation, fill, finishing, packaging and labeling of the finished dosage form of the commercial supply of Licensed Compound and Licensed Product, in each case of (i) and (ii), as such compound or product is being Commercialized in the Hematology/Oncology Field in the Territory pursuant to the terms of this Agreement.

6.4Manufacturing Technology Transfer.  Within sixty (60) days of the Execution Date (but no earlier than the Effective Date), Calithera shall initiate a manufacturing technology transfer (including CMC transfer) for the Licensed Compounds to Incyte (or its designated Affiliates or subcontractors), the conduct and completion of which shall be in accordance with the terms and conditions of a manufacturing technical transfer plan provided and overseen by the JMC.  Each Party shall use Commercially Reasonable Efforts to complete such technology transfer as soon as reasonably practicable, and Incyte shall use Commercially Reasonable Efforts thereafter to be able to manufacture Licensed Compounds and Licensed Products at the scale and timing required for all Development activities under the Development Plan.  Incyte shall keep Calithera reasonably informed of its supply activities and its ability to manufacture Licensed

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Products for Development.  In addition, upon the request of Incyte from time to time during the Term, Calithera shall provide to Incyte (or its designated Affiliates or subcontractors) such reasonable technical assistance as Incyte may request in connection with the manufacture of Licensed Compounds and Licensed Products.  The [ * ] incurred by Incyte and Calithera to conduct such transfer and assistance will be included in Development Costs.

ARTICLE VII

COMMERCIALIZATION AND CO-DETAILING OPTION

7.1Commercialization Diligence.  Incyte shall use Commercially Reasonable Efforts (i) to launch at least one (1) Licensed Product in the Hematology/Oncology Field in the Major Markets within one hundred and eighty (180) days after receipt of Regulatory Approval and Pricing and Reimbursement Approval therefor in the applicable country and (ii) thereafter to Commercialize such Licensed Product in such country.

7.2Marketing and Pricing Responsibilities for Licensed Products.  Subject to Calithera’s Co-Detailing Right with respect to Licensed Product in the United States, Incyte (itself or through its Affiliates or sublicensees) shall have the sole right to Commercialize Licensed Product worldwide, including to invoice and book sales, establish all terms of sale (including pricing, discounts, rebates, contracting and reporting to Regulatory Authorities with respect thereto) and warehousing, and distribute Licensed Product and to perform or cause to be performed all related services.  For clarity, Incyte shall have the sole responsibility and discretion over all decisions related to the establishment of pricing for the Commercialization and sale of Licensed Product in the Territory, such pricing shall be established in compliance with all applicable Laws.  Incyte shall handle all returns, recalls, or withdrawals, order processing, invoicing, collection, distribution, and inventory management with respect to the Licensed Product globally.  Calithera may co-Detail the Licensed Product in the United States pursuant to Section 7.3.  No later than thirty (30) days after the date of submission of the NDA for a Licensed Product in the U.S., Incyte shall provide to Calithera a high-level summary of the commercialization plan for the U.S. that sets forth the overall commercial goals  and strategy for the Commercialization of Licensed Products in the U.S., including a high-level summary of the planned prelaunch, launch and subsequent Commercialization activities, along with an annual budget for such activities and all other expenses that are projected by Incyte to be included in Allowable Expenses (as may be amended from time to time, the “Commercial Budget”), as well as a preliminary estimate of the commercial costs projected by Incyte to be included in Allowable Expenses for the two (2) years immediately following the twelve (12) month period included in such annual budget which is provided for informational purposes only.  For clarity, the Parties acknowledge that the Commercial Budgets for the following years may not resemble or reflect the preliminary estimate of commercial costs projected by Incyte to be included in Allowable Expenses for the two (2) years immediately following the twelve (12) month period included in the annual budget.  Incyte shall inform the JCC of any material changes to such commercial strategy and goals, and shall provide to the JCC for its review any material amendments to such Commercial Budget.  Until First Commercial Sale of a Licensed Product in a Major Market, Incyte shall provide Calithera with a summary written report, no later than

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

November 1 of each Calendar Year, of the status of its and its Affiliates’ and sublicensees’ efforts to Commercialize Licensed Products.  Calithera shall have the right to provide all information in each such report to Mars as Confidential Information (as defined in the Mars Agreement) with respect to which  Calithera is the Disclosing Party (as defined in the Mars Agreement), subject to the confidentiality provisions of the Mars Agreement.

7.3Calithera Co-Detailing Option for Licensed Product in the United States.

(a)Co-Detailing Right.  Subject to (1) Calithera not having exercised the Co-Development Opt-Out Right, (2) Calithera not having suffered the Auto Opt-Out Event and (3) Calithera’s continued performance and compliance with its obligations under Sections 7.3(b) and 7.4(a), Calithera shall have a co-exclusive (with Incyte and its Affiliates) right, on a [ * ] basis     [ * ], to Detail each Licensed Product in the United States on the terms and conditions set forth in this Section 7.3 (“Co-Detailing Right”).  Subject to the foregoing, Incyte shall notify Calithera in writing [ * ] to the anticipated launch date for each Licensed Product in the United States and shall provide Calithera with Incyte’s then-current Detailing plan and budget (“Detailing Plan”) with respect thereto, and to the extent such anticipated launch date becomes delayed by more than [ * ], Incyte shall so update Calithera in writing, and provide, if applicable, any updated version of the Detailing Plan.  Calithera may exercise its Co-Detailing Right by providing Incyte written notice within [ * ] after its receipt of such Detailing Plan, provided that if there is a delay in the anticipated launch date by more than [ * ], Calithera shall have the right to revoke its exercise in writing upon notice of such delay, and to re-invoke such exercise in writing within     [ * ] (or such shorter period as may be applicable) prior to such delayed anticipated launch date, provided further that Incyte will deliver an updated Detailing Plan (if any) to Calithera [ * ] prior to the date Calithera may re-invoke its exercise of the Co-Detailing Right (i.e., [ * ] prior to the delayed anticipated launch date or such shorter period as may be applicable).  In accordance with Section 3.1(c), Incyte shall have (i) the right and responsibility for preparing and amending the Detailing Plan and (ii) final decision-making authority over all decisions with respect to the creation, modification and implementation of the Detailing Plan with respect to Licensed Product in the Territory.  Any such Detailing Plan shall include a target call list and call plan and shall allocate Details to high prescribers on a reasonable basis as between Calithera and Incyte.  Calithera shall use [ * ] to Detail each applicable Licensed Product in the United States in accordance with the Detailing Plan to the extent it exercises the Co-Detailing Right.  In the event of any breach of this Section 7.3 or Section 7.4 by Calithera, Incyte shall the right to terminate Calithera’s Co-Detailing Right effective upon [ * ] prior written notice, unless Calithera cures such breach prior to the expiration of such [ * ].

(b)Effects of Exercise of Co-Detailing Right.  If Calithera exercises its Co-Detailing Right:

(i)The Detailing Plan shall set out the number of FTE sales representatives Incyte determines are required for delivering the requisite Details for Licensed Product in the United States.  Calithera may elect to be responsible for up to [ * ] of the Details based on a primary detail equivalent to be set forth in the Detailing Plan for Licensed Product in

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

the United States, and shall state such elected percentage in its exercise notice; provided that there shall be no change to the elected percentage set forth in such notice without the mutual written consent of each Party. Calithera’s sales representatives Detailing for Licensed Product in the United States shall Detail such Licensed Product in the primary or secondary detail equivalent position; provided that [ * ].

(ii)[ * ].

(iii)[ * ].

(iv)[ * ].

(v)[ * ].

(vi)[ * ].

(vii)Calithera acknowledges and agrees that its sales representatives engaged by it are not, and are not intended to be or be treated as, employees of Incyte or any of its Affiliates, and that such individuals are not, and are not intended to be, eligible to participate in any benefits programs that are sponsored by Incyte or any of its Affiliates or that are offered from time to time by Incyte or its Affiliates to their own employees.  All matters of compensation, benefits and other terms of employment for any such sales representatives engaged by Calithera shall be solely a matter between Calithera and such individual.  Incyte shall not be responsible to Calithera, or to any of Calithera’s sales representatives, for any compensation, expense reimbursements or benefits (including vacation and holiday remuneration, healthcare coverage or insurance, life insurance, severance or termination of employment benefits, pension or profit-sharing benefits and disability benefits), payroll-related taxes or withholdings, or any governmental charges or benefits (including unemployment and disability insurance contributions or benefits and workmen’s compensation contributions or benefits) that may be imposed upon or be related to the performance by Calithera and such individuals of this Agreement, even if it is subsequently determined by any court or governmental agency that any such individual may be an employee or a common law employee of Incyte or any of its Affiliates or is otherwise entitled to such payments and benefits.

(viii)Calithera and its sales representatives and Incyte and its sales representatives shall limit claims of efficacy and safety of Licensed Product to those that are consistent with Laws and with approved indications and other claims in (and not add, delete or otherwise modify claims of efficacy and safety in the promotion of Licensed Product in any respect from those claims of efficacy and safety that are contained in) Licensed Product labeling approved by the respective Regulatory Authorities in the United States and promotional materials provided by Incyte.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(ix)Calithera and its sales representatives and Incyte and its sales representatives shall use the promotional materials provided by Incyte within the United States in a manner that is consistent with Laws, the Detailing Plan, and with the Licensed Product labeling approved by the respective Regulatory Authorities in the United States.

(x)Calithera and its sales representatives and Incyte and its sales representatives shall promote Licensed Product in the United States in compliance with all Laws.

(xi)Calithera shall have the right to continue to Detail the applicable Licensed Product during the applicable Royalty Term in the U.S. for such product, subject to there not occurring an Auto Opt-Out Event or Calithera exercising the Co-Development Opt-Out Right.  Calithera shall have the right to relinquish its Co-Detailing Right for such Licensed Product upon [ * ] to Incyte, in which case the Parties shall reasonably cooperate to transition to Incyte all of Calithera’s Detailing activities so as to minimize disruption to sales activity.

7.4Global Branding; Trademarks.

(a)Global Branding Strategy.  Incyte shall have the right, from time to time during the Term, to implement (and thereafter modify and update) a global branding strategy, including global positioning (the “Global Branding Strategy”), for Licensed Product throughout the world.  Each Party (as applicable) shall adhere to the Global Branding Strategy in its Commercialization (or, co-Detailing in the case of Calithera, subject to Section 7.3(a)) of the Licensed Product in the Territory (or, with respect to Calithera, in the United States).  In accordance with Section 3.1(c), Incyte shall have (i) the right and responsibility for preparing and amending the Global Branding Strategy and (ii) final decision-making authority over all decisions with respect to the creation, modification and implementation of the Global Branding Strategy with respect to Licensed Product in the Territory, subject to the review and discussion thereof by the JSC.

(b)Trademarks.  Incyte and its Affiliates shall select and own the trademarks under which all Licensed Products will be marketed worldwide; provided that no such trademark shall contain the word “Calithera”.  If Calithera exercises its Co-Detailing Right for a Licensed Product, Incyte shall reasonably consider including on the Detailing material used in the U.S. the logos of both Incyte and Calithera, to the extent consistent with applicable Law.  In such case the Parties will enter into a trademark license agreement governing the use of Calithera’s names and logos by Incyte.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

ARTICLE VIII

INTELLECTUAL PROPERTY OWNERSHIP,

PROTECTION AND RELATED MATTERS

8.1Inventorship; Ownership.

(a)Inventorship.  Inventorship of Inventions discovered, made or conceived during the course of the performance of activities pursuant to this Agreement (including those within the Arising IP) shall be determined in accordance with the patent Laws of the United States; provided that in the event that determining inventorship in accordance with such Laws would render any Patent Right that Covers such Invention invalid, inventorship shall be determined in accordance with the Laws of the jurisdiction where such Patent Right is filed.

(b)Inventor Assignment Obligation.  Each Party shall cause all employees, independent contractors, contract research organizations, consultants and others who perform activities for such Party under this Agreement to be under an obligation to assign (or, if such Party is unable to cause such person or entity to agree to such assignment obligation despite such Party using Commercially Reasonable Efforts to negotiate such assignment obligation, provide an exclusive or non-exclusive license under) their rights in any Inventions or other Know-How and all Intellectual Property Rights generated in the course of conducting such activities to such Party, including all Intellectual Property Rights therein, except where applicable Law requires otherwise and except in the case of governmental, not-for-profit and public institutions which have standard policies against such an assignment (in which case a suitable license, or right to obtain such a license, shall be obtained).

(c)Ownership and Disclosure Obligations.

(i)Ownership of IP.

A.Subject to the rights and licenses expressly granted under this Agreement, each Party shall retain all rights, title and interests in, to and under any and all Intellectual Property Rights that are Controlled by such Party prior to the Execution Date or independent of this Agreement.

B.For clarity, as between the Parties, subject to Section 8.1(c)(i)B, each Party shall own all Intellectual Property Rights (including those pertaining to Arising IP) generated solely by it, its Affiliates, its licensees, sublicensees and subcontractors (to the extent applicable) in the course of performing its obligations or exercising the rights that it is granted hereunder or that it retains as specified herein or otherwise.  To the extent that a Party, its Affiliates, licensees, sublicensees or subcontractors (as applicable) is assigned or otherwise obtains ownership of any right, title, or interest in or to any Intellectual Property Rights in contravention of the foregoing, such Party hereby assigns, and shall cause its Affiliates, licensees, sublicensees or subcontractors (as applicable) to assign, to the other Party (or to such Affiliate or Third Party designated by such other Party in writing) all such right, title and interest.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Within [ * ], each Party shall disclose to the other Party in writing, and shall cause its Affiliates, licensees, sublicensees and subcontractors (as applicable) to so disclose, the development, making, conception or reduction to practice of any Arising IP.  Each Party shall have the right to use such Arising IP in the course of exercising its rights or fulfilling its obligations under this Agreement, consistent with the license grants set forth in ARTICLE II.

C.As between the Parties, each Party shall own an equal, undivided interest in any Joint Arising IP.  Within [ * ] after development, conception or discovery, each Party shall disclose to the other Party in writing, and shall cause its Affiliates, its licensees, sublicensees and subcontractors to so disclose, the development, making, conception or reduction to practice of any Invention or other Know-How it believes may be Joint Arising IP.  Each Party shall have the right to use Joint Arising IP, or license such Joint Arising IP to its Affiliates or any Third Party, or sell or otherwise transfer its interest in such Joint Arising IP to its Affiliates or a Third Party, in each case without the consent of the other Party; provided that such use, sale, license or transfer is subject to the exclusivity obligations and licenses granted pursuant to this Agreement and is otherwise consistent with this Agreement.

8.2Prosecution and Maintenance of Patent Rights.

(a)Mars Patent Rights.  As between the Parties, Calithera shall have the exclusive right to (i) prosecute all pending and new patent applications included within the Mars Patent Rights, (ii) respond to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings filed by Third Parties against the issuance of Mars Patent Rights for such applications, and (iii) maintain in force any issued Mars Patent Rights (such activities, whether with respect to the Mars Patent Rights or any other Patent Rights, “Prosecution Activities”).  Reasonably in advance of each substantive submission to be filed in a Major Market with respect to the Mars Patent Rights, Calithera will provide Incyte with a reasonable opportunity to review and comment on the proposed submission to any patent office and consider in good faith all reasonable comments provided by Incyte.  Calithera will keep Incyte reasonably informed of the status of the applicable Mars Patent Rights by timely providing Incyte with copies of any papers and all material communications relating to such Mars Patent Rights that are received from any patent office or patent counsel of record or foreign associate.  Calithera will conduct the Prosecution Activities with respect to the Mars Rights in good faith and in its sole discretion, including the right to abandon such Patent Rights, and shall have no liability under this Agreement with respect thereto.

(b)Calithera Owned Patent Rights and Joint Patent Rights.

(i)Promptly after the Effective Date, the Parties will decide on an independent patent counsel, mutually agreeable to the Parties, who will be responsible for handling the Prosecution Activities with respect to those Calithera Patent Rights that are not Mars Patent Rights (the “Calithera Owned Patent Rights”) and the Joint Patent Rights as set forth in this Section 8.2(b) (the “Patent Counsel”).  Promptly thereafter, each Party shall engage the Patent Counsel as provided below, and Calithera shall provide the Patent Counsel with access to

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

the applicable file wrappers, docket reports and status reports for the then-existing Calithera Owned Patent Rights.  The Patent Counsel will take direction from and be engaged by Incyte with respect to all Calithera Owned Patent Rights and Joint Patent Rights that are not Calithera Retained Compound Patent Rights (the “Incyte Prosecuted Patents”), and will take direction from and be engaged by Calithera with respect to all Calithera Retained Compound Patent Rights, in each case with such direction as provided in this Section 8.2(b).

(ii)Each Party shall instruct the Patent Counsel, as soon as reasonably practicable and on an ongoing basis during the Term and to the extent consistent with applicable Law, to file divisional (or equivalent) patent applications in each applicable country of the Territory, claiming priority to the applicable Calithera Owned Patent Rights or Joint Patent Rights, that claim only the Retained Compounds and that do not claim any Licensed Compounds (such divisional patent applications, the “Calithera Retained Compound Patent Rights”).  If at any time Calithera terminates Development and Commercialization of a Retained Compound and returns it to the Arginase Inhibitor Pool pursuant to Section 4.2, the applicable Calithera Retained Compound Patent Right, if claiming only such terminated Retained Compound, will become an Incyte Prosecuted Patent.  Similarly, if at any time Incyte terminates Development and Commercialization of a Licensed Compound and returns it to the Arginase Inhibitor Pool pursuant to Section 4.2, and subsequently such compound becomes a Retained Compound, the applicable Incyte Prosecuted Patent, if claiming only such terminated Licensed Compound, will become a Calithera Retained Compound Patent Right.  The Parties hereby agree to work together and cooperate with each other in good faith to maintain independent patent estates to the extent practical given the particular facts and circumstances, and in all cases, consistent with applicable Law.

(iii)As between the Parties, Incyte shall be responsible for implementing the decisions of the JPC with respect to Prosecution Activities for the Incyte Prosecuted Patents.  Reasonably in advance of each substantive submission to be filed in a Major Market with respect to the Incyte Prosecuted Patents, Incyte will provide the JPC with a reasonable opportunity to review and comment on the proposed submission to any patent office and will implement the decision of the JPC.  Incyte will keep the JPC reasonably informed of the status of the applicable Incyte Prosecuted Patents by timely providing the JPC with copies of any papers and all material communications relating to such Incyte Prosecuted Patents that are received from any patent office or patent counsel of record or foreign associate.

(iv)As between the Parties, Calithera shall be responsible for implementing the decisions of the JPC with respect to Prosecution Activities for the Calithera Retained Compound Patent Rights.  Reasonably in advance of each substantive submission to be filed in a Major Market with respect to the Calithera Retained Compound Patent Rights, Calithera will provide the JPC with a reasonable opportunity to review and comment on the proposed submission to any patent office and will implement the decision of the JPC.  Calithera will keep the JPC reasonably informed of the status of the applicable Calithera Retained Compound Patent Rights by timely providing the JPC with copies of any papers and

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

all material communications relating to such Calithera Retained Compound Patent Rights that are received from any patent office or patent counsel of record or foreign associate.

(v)In the event that a Party elects to forego filing, prosecution or maintenance of any Patent Rights for which it is responsible under this Section 8.2(b), it shall notify the JPC (with a copy to the other Party) of such election at least [ * ] prior to any filing or payment due date, or any other due date that requires action (“Election Notice”).  Upon the JPC’s receipt of an Election Notice, the non-controlling Party shall be entitled, upon written notice to the other Party, at its sole discretion and expense, to file or to continue the prosecution or maintenance of such Patent Rights, in which case, (x) the non-controlling Party shall be permitted to conduct the Prosecution Activities with respect to such Patent Rights using the Patent Counsel, under the direction of the JPC, and at its own expense and (y) the previously controlling Party shall provide reasonable assistance to such Party in connection with such Prosecution Activities.

(c)Regulatory Filings.  The Parties shall cooperate with each other and discuss in good faith, as to the Licensed Compounds and Licensed Products, the Joint Patent Rights and Calithera Patent Rights Covering such Licensed Compounds and Licensed Products to enable Incyte to make filings with Regulatory Authorities, as required or allowed in connection with (A) in the United States, the FDA’s Orange Book and the Food, Drug and Cosmetics Act and (B) outside the United States, under the national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83 or other international equivalents thereof.  Calithera shall cooperate with Incyte’s reasonable requests in connection therewith, including meeting any submission deadlines, in each case, to the extent required or permitted by applicable Law.

(d)Extension Activities.  The Parties, through the JPC, shall cooperate in obtaining Patent Term Extensions pursuant to 35 U.S.C. § 156 and foreign counterparts and equivalents thereof, including supplementary protection certificates, to the extent such extensions are available with respect to the applicable Joint Patent Rights and Calithera Patent Rights (“Extension Activities”).  As between the Parties, Incyte shall have the right to control Extension Activities with respect to the Incyte Prosecuted Patents; provided that Incyte shall consult with the JPC before applying for any Patent Term Extension or foreign counterpart thereof with respect to a Licensed Compound or Licensed Product.

(e)Cooperation.  Each Party will provide reasonable assistance to the other Party, at the other Party’s request and expense, in connection with the Prosecution Activities and the Extension Activities, such assistance to include providing access to relevant persons and executing all documentation reasonably requested by such other Party.

(f)Costs.  With respect to the Joint Patent Rights and Calithera Patent Rights, Incyte shall be responsible for all costs and expenses incurred following the Effective Date associated with the Prosecution Activities and any Extension Activities relating to the Incyte Prosecuted Patents; provided that (A) [ * ], and (B) [ * ].  Calithera will be responsible for all costs and expenses incurred following the Effective Date associated with the Prosecution

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Activities and any Extension Activities relating to the Calithera Retained Compound Patent Rights and the Mars Patent Rights; provided that [ * ].  Without limiting the foregoing, in the event that Incyte abandons any Incyte Prosecuted Patent and Calithera assumes the responsibility for the Prosecution Activities with respect therefor, Incyte shall reimburse Calithera for its costs then-incurred in connection with the filing, prosecution or maintenance of such Patent Rights.

(g)Incyte Patent Rights.  As between the Parties, Incyte shall have the exclusive right to conduct Prosecution Activities with respect to pending and new patent applications included within Incyte’s solely-owned Arising IP (along with any patents issuing therefrom, the “Incyte Patent Rights”).  Reasonably in advance of each substantive submission to be filed in a Major Market with respect to the Incyte Patent Rights, Incyte will provide the JPC with a reasonable opportunity to review and comment on the proposed submission to any patent office and consider in good faith and accept all reasonable comments provided by Calithera in the JPC.  Incyte will keep the JPC reasonably informed of the status of the applicable Incyte Patent Rights by timely providing Calithera with copies of any papers or official correspondence and all material communications relating to such Incyte Patent Rights that are received from any patent office or patent counsel of record or foreign associate.

8.3Third Party Infringement.

(a)Notice.  Each Party shall promptly provide the other Party with written notice reasonably detailing (i) any known or alleged infringement by a Third Party of Arising IP, Joint Arising IP and Calithera IP on account of a Third Party’s manufacture, use, offer for sale or sale of a Licensed Compound or a Licensed Product in the Hematology/Oncology Field, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions, and of any declaratory judgment, opposition, or similar action by a Third Party that is manufacturing, using, offering for sale or selling a Licensed Compound in the Hematology/Oncology Field alleging the invalidity, unenforceability or non-infringement of any such Intellectual Property Rights (collectively “Third Party Infringement”) and (ii) any allegation by a Third Party that Intellectual Property Rights owned by it is infringed, misappropriated or violated by the manufacture, research, Development or Commercialization of any Licensed Compound or Licensed Product in the Hematology/Oncology Field of which it becomes aware (“Defense Action”).

(b)Right for First Enforcement.  As between the Parties, with respect to the Arising IP solely owned by Incyte, Joint Arising IP, and Calithera IP, Incyte shall have the first right (but not the obligation) at its own expense, to control enforcement of such Intellectual Property Rights against any Third Party Infringement.  Prior to commencing any such action (unless delay would result in the loss of rights), Incyte shall consult with Calithera, and shall consider in good faith Calithera’s recommendations regarding the proposed action.  Incyte shall give Calithera timely notice of any proposed settlement of any such action instituted by Incyte and shall not, without prior written consent of Calithera (not to be unreasonably withheld, conditioned or delayed), enter into any settlement that would: (i) adversely affect the validity, enforceability or scope of, or admit non-infringement of, any of such Intellectual Property

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Rights, (ii) give rise to liability of Calithera, its Affiliates, or its or their licensees, sublicensees and subcontractors (to the extent applicable), (iii) grant to a Third Party a license or covenant not to sue under, or with respect to, any Intellectual Property Rights Controlled by Calithera or its Affiliates, or (iv) otherwise impair (A) Calithera’s, its Affiliates, or its or their licensors’, licensees’, sublicensees’ and subcontractors’ (to the extent applicable) rights in any such Intellectual Property Rights, (B) any other Intellectual Property Rights owned or controlled by Calithera or its Affiliates, or (C) this Agreement.

(i)If Incyte fails to initiate an infringement action or does not obtain agreement from the alleged infringer to desist, no later than (i) [ * ] following its sending or receiving notice of the Third Party Infringement as described in Section 8.3(a), or (ii) [ * ] before the expiration date for filing such action or responding (as applicable), whichever comes first, then solely with respect to the Calithera IP and Joint Arising IP, Calithera shall have the right, at its sole discretion, to control such enforcement of such Intellectual Property Rights at its sole expense; provided that it keep Incyte reasonably informed with respect thereto and shall not enter any settlement that (as it relates to Incyte) would violate the settlement protections applicable to Calithera in Section 8.3(b).

(c)Assistance.  At the request and sole cost and expense of the Party controlling a Third Party Infringement action (“Controlling Party”), the other Party (the “Non-Controlling Party”) and its Affiliates shall provide reasonable assistance in connection with enforcement of the applicable Intellectual Property Rights subject to such Third Party Infringement action, including by joining in any such action and executing all papers and performing such other acts as may be reasonably required to permit the Controlling Party to commence or prosecute such action.  If the Non-Controlling Party is requested by the Controlling Party to join in any such action, the Controlling Party shall bear the Non-Controlling Party’s expenses in connection therewith.  The Non-Controlling Party shall have the right to be represented in any such action in which it is a party by independent counsel (which shall act in an advisory capacity only, except for matters solely directed to such Party) of its own choice and at its own expense.

(d)Recoveries.

(i)If the Controlling Party brings a suit or settles a Third Party Infringement, the Controlling Party shall have the right to reimburse itself, and the obligation to reimburse the Non-Controlling Party (to the extent applicable), out of any sums recovered in such suit or in its settlement for all out-of-pocket costs and expenses, including attorneys’ fees paid, related to such suit or settlement, and the balance of such sums shall be distributed or treated as follows:

A.If Incyte is the Controlling Party with respect to any such action outside the U.S., Calithera shall be entitled to [ * ].

B.With respect to any such action in the U.S., [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(e)Retained Compounds.  As between the Parties, Calithera will have the sole right to control enforcement of any Calithera IP or Joint Arising IP against any infringement by a Third Party on account of such Third Party’s manufacture, use, offer for sale or sale of a Retained Compound, including any “patent certification” filed in the United States under 21 U.S.C. §355(b)(2) or 21 U.S.C. §355(j)(2) or similar provisions in other jurisdictions, and of any declaratory judgment, opposition, or similar action by a Third Party that is manufacturing, using, offering for sale or selling a Retained Compound; provided that if Incyte reasonably believes that such enforcement would have a material adverse impact on the Licensed Compounds in the Hematology/Oncology Field, then the Parties will thereafter discuss in good faith and endeavor to minimize any such impact.

(f)Defense Actions.  Incyte shall control any Defense Action brought by a Third Party against Incyte claiming infringement or misappropriation under the Intellectual Property Rights of such Third Party, including the right to litigate, settle or otherwise dispose thereof.  Incyte shall inform Calithera promptly of the institution of any Defense Action, keep Calithera timely informed of the status of and activities in such Defense Action and, at Calithera’s written request, provide Calithera with copies of all material filings pertaining thereto (which Calithera shall have the right to provide to Mars as Confidential Information (as defined in the Mars Agreement) with respect to which Calithera is the Disclosing Party (as defined in the Mars Agreement), subject to the confidentiality provisions of the Mars Agreement) and allow Calithera and Mars reasonable opportunity to comment on the Defense Action.  Incyte shall not settle, stipulate to any facts or make any admission with respect to any Defense Action without Calithera’s prior written consent if such settlement, stipulation or admission would (i) adversely affect the validity, enforceability or scope, or admit non-infringement, of any of the Arising IP, Joint Arising IP, or Calithera IP, (ii) give rise to liability of Calithera, its Affiliates, licensees, sublicensees or subcontractors (as applicable), (iii) grant to a Third Party a license or covenant not to sue under, or with respect to, any Intellectual Property Rights Controlled by Calithera or its Affiliates, or (iv) otherwise impair (A) Calithera’s, its Affiliates, or its or their licensees, sublicensees and subcontractors (to the extent applicable) rights in any such Intellectual Property Rights, (B) any other Intellectual Property Rights owned or controlled by Calithera or its Affiliates, or (C) this Agreement.

8.4Third Party Licenses.

(a)If Incyte in good faith believes that it is necessary or useful to obtain a license under any Patent Rights of a Third Party in one or more countries of the Territory that are or would be infringed by the making, having made, using, selling, offering for sale or importing of a Licensed Compound or Licensed Product in the Hematology/Oncology Field in such countries of the Territory, then Incyte shall so inform Calithera of its determination, and shall have the right to obtain a license by negotiating and executing a license agreement with such Third Party to manufacture, Develop or Commercialize such Licensed Compounds and Licensed Products in the Hematology/Oncology Field in such countries in the Territory, regardless of whether Calithera agrees such license is necessary or useful for the manufacture, use, sale, offer for sale or import of the Licensed Compound or Licensed Product; provided that if Calithera

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

reasonably believes that such license would have an adverse impact on the Retained Compounds or Non-Hematology/Oncology Field, then the Parties will thereafter discuss in good faith and endeavor to minimize any such impact.

(b)Incyte shall not obtain a license from such Third Party as described in Section 8.4(a) that is of broader scope than the Hematology/Oncology Field without Calithera’s prior written consent, not to be unreasonably withheld, conditioned or delayed.

(c)If Incyte seeks and obtains, in accordance with Sections 8.4(a) and 8.4(b), a license under Patent Rights of a Third Party to avoid current or future infringement based on the making, having made, using, selling, offering for sale or importing of Licensed Compounds or Licensed Products in the Hematology/Oncology Field in the Territory, then responsibility for any associated royalties, up-front license fee or other acquisition cost and milestones (“Third Party Payments”) shall be handled as follows: (i) [ * ] and (ii) [ * ]; provided that [ * ].  Calithera shall be solely responsible for one hundred percent (100%) of all payments for any Intellectual Property Rights under the Calithera In-License Agreements.

(d)If Calithera enters into any license agreement with a Third Party after the Effective Date under which it receives a license to Patents or Know-How that are within the definition of Calithera IP, (i) Calithera shall disclose all material terms of such license agreement to Incyte for review a reasonable amount of time in advance of Calithera’s anticipated entry into such license agreement and shall take into consideration all reasonable comments made by Incyte with respect thereto and (ii) notwithstanding the definition of Calithera IP, any Patents or Know-How licensed to Calithera pursuant to such license agreement will not be sublicensed to Incyte hereunder unless (A) Incyte provides Calithera with written notice of its desire to obtain such sublicense, prior to Calithera’s entry into such license agreement, (B) Incyte assumes all obligations of such license agreement that are applicable to sublicensees thereunder that are specifically identified by Calithera in writing to Incyte in advance, (C) Incyte acknowledges in writing that its sublicense under such license agreement is subject to the terms and conditions of such license agreement, and (D) Incyte agrees to pay to Calithera all payments that become due to the Third Party licensor on account of Incyte’s receipt of such sublicense and exploitation of the rights thereunder, and a reasonable allocation of any other amounts (e.g., upfront payment) thereunder; provided that any such amounts paid by Incyte to Calithera will be considered Third Party Payments subject to the terms of Section 8.4(c).  Incyte shall make all payments due to Calithera as described in the preceding subsection (D) prior to the due date therefor under the applicable license agreement, but in any event shall have [ * ] from the date of Incyte’s receipt of an invoice from Calithera therefor to make such payment.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

ARTICLE IX

FINANCIAL PROVISIONS

9.1License Fee.  In partial consideration of the licenses and rights granted to Incyte hereunder, within [ * ] after the Effective Date, Calithera shall submit an invoice to Incyte for a one-time, non-creditable, non-refundable license fee of Forty-Five Million U.S. Dollars (USD 45,000,000), which Incyte shall pay within [ * ] after receipt.

9.2Milestone Payments.  Incyte shall pay Calithera the following amounts after the first achievement by or on behalf of Incyte, its Affiliates or its sublicensees of the corresponding milestone events set forth below:

(a)Development Milestones.  The following development milestones shall apply for Licensed Compounds and Licensed Products (as applicable):

Development Milestone Events***	Payments
	First Indication	Second Indication	Third Indication
1.[ * ]	[ * ]	[ * ]	[ * ]
2.[ * ]	[ * ]	[ * ]	* ]
3.[ * ]	[ * ]	[ * ]	[ * ]
4.[ * ]	[ * ]	[ * ]	[ * ]
5.[ * ]	[ * ]	[ * ]	[ * ]
6.[ * ]	[ * ]	[ * ]	* ]
7.[ * ]	[ * ]	[ * ]	[ * ]
8.[ * ]	[ * ]	[ * ]	[ * ]
9.[ * ]	[ * ]	[ * ]	[ * ]
10.[ * ]	[ * ]	[ * ]	[ * ]
11.[ * ]	[ * ]	[ * ]	[ * ]
Total Development Milestones	USD [ * ],000,000

**Development Milestone Event shall only be applicable if Calithera exercises the Co-Development Opt-Out Right or undergoes an Auto Opt-Out Event.

*** Development Milestone Event Payments shall only be paid once per applicable Indication (i.e., the First, Second and Third Indications), upon the first occurrence of the applicable event in such Indication, for the first Licensed Compound or Licensed Product (as applicable) that achieves such event with respect to such Indication.

If, with respect to any particular Licensed Product and Indication, any of Development Milestone Events (1)-(4) has not been achieved as defined above (each, an “Unachieved DME”), but a subsequent later-stage Clinical Trial (e.g., a Phase III Study started subsequent to an Unachieved DME in a Phase II Study) is Initiated with the same Licensed Product in the same Indication, and in the same paradigm as a single agent or a combination, as applicable based on the Unachieved DME, then (i) [ * ].  For clarity, each of Development Milestone Event Payments (4)-(11) is due and owing under this Section 9.2(a) for achievement of the corresponding Development Milestone Event by a Licensed Product as either a single agent or a combination agent, but not both. For example, [ * ].  As a second example, [ * ].  In addition, specifically with respect to Development Milestone Event (4), [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(b)Sales Milestones.

(i)Subject to Sections 9.2(b)(ii) and 9.2(b)(iii), Incyte shall make non-refundable, non-creditable, one-time payments to Calithera as set forth below upon the first achievement of Annual Net Sales of a Licensed Product that meets or exceeds the thresholds set forth below:

Annual Net Sales Threshold	Milestone Payment
Annual Net Sales of a Licensed Product equal to or greater than USD [ * ]	[ * ]
Annual Net Sales of a Licensed Product equal to or greater than USD [ * ]	[ * ]
Annual Net Sales of a Licensed Product equal to or greater than USD [ * ]	[ * ]
Annual Net Sales of a Licensed Product equal to or greater than USD [ * ]	[ * ]
Annual Net Sales of a Licensed Product equal to or greater than USD [ * ]	[ * ]
Total Aggregate Annual Net Sales Milestone Payments	USD [ * ],000,000

(ii)Unless Calithera exercises the Co-Development Opt-Out Right or there is an Auto Opt-Out Event, (A) the Annual Net Sales Thresholds set forth above in Section 9.2(b)(i) shall be solely limited to Annual Net Sales of Licensed Product which occur and are booked outside of the United States, (B) all Annual Net Sales Thresholds shall be reduced by      [ * ] and (C) the corresponding Milestone Payments shall be reduced by [ * ].  For clarity, upon Calithera’s exercise of the Co-Development Opt-Out Right, or upon an Auto Opt-Out Event, (x) the Annual Net Sales Thresholds shall be based on Annual Net Sales throughout the Territory, and (y) corresponding Milestone Payments shall be as set forth above in Section 9.2(b)(i).

(iii)The Annual Net Sales Milestone Payments shall only be paid once, upon the first occurrence of the applicable Annual Net Sales Threshold event, for the first Licensed Product that achieves such event.  To the extent more than one Annual Net Sales Milestone Event occurs in a Calendar Year, all of such corresponding Annual Net Sales Milestone Payments shall be due, upon the occurrence of each such event.

(c)One-Time Payment.  None of the payments listed in this Section 9.2 shall be payable more than once, and each shall be payable at the first achievement of a milestone event for a Licensed Compound or Licensed Product (as applicable) and shall not be payable again if subsequently another Licensed Compound or Licensed Product achieves the same milestone event for such Indication (as applicable).  For clarity, any payments due under Section 9.2(a) (but not Section 9.2(b)) shall be subject to reduction in accordance with Section 8.4(c); provided that in no event will any milestone payment be reduced below [ * ] of the amounts set forth above.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(d)Payment Procedures.  Incyte shall provide Calithera with written notice of the achievement of each milestone event: within [ * ] after achievement of the milestone event set forth in Section 9.2(a) and within [ * ] after the end of any Calendar Quarter in which a milestone set forth in Section 9.2(b) is achieved; provided that, Incyte shall additionally provide Calithera with a reasonable estimate of (a) the development milestone amounts it would owe upon achievement of a particular development milestone within [ * ] after the achievement of the applicable milestone event set forth in Section 9.2(a); and (b) the sales milestone amounts it would owe upon achievement of a particular sales milestone within [ * ] after the end of the applicable Calendar Quarter in which the applicable milestone set forth in Section 9.2(b) is achieved.  For clarity, such estimates shall be non-binding on Incyte and for informational purposes only.  Incyte shall pay to Calithera, by wire transfer to an account designated by Calithera, the applicable non-refundable, non-creditable milestone payments listed above: (1) with respect to milestone events set forth in Section 9.2(a), within [ * ] after Incyte’s receipt of invoice and (2) with respect to all milestone events set forth in Section 9.2(b), within [ * ] after the end of the applicable Calendar Quarter; provided that Incyte has received the relevant invoice from Calithera for such sales milestones [ * ] after Calithera’s receipt of notice from Incyte of the achievement of such sales milestones.  In the event Incyte does not receive Calithera’s invoice within [ * ] as described above, Incyte’s obligation to pay such amount within [ * ] after the end of the applicable Calendar Quarter shall be extended by the number of days that lapse between the date Incyte should have received Calithera’s invoice and the date Incyte actually receives such invoice.

9.3Royalties.

(a)Incyte Royalties to Calithera.

(i)Subject to Sections 5.2(c)(iv) and 9.3(a)(ii), Incyte shall pay to Calithera, on a Licensed Product-by-Licensed Product basis, royalties on Annual Net Sales of each Licensed Product outside of the United States, as calculated by multiplying the following rates by the corresponding amount of Annual Net Sales of such Licensed Product achieved outside the United States in the applicable Calendar Year:

Annual Net Sales of Each Licensed Product Outside the U.S.	Royalty Rate
On Annual Net Sales less than or equal to USD [ * ]	1[ * ]%
On Annual Net Sales greater than USD [ * ]	[ * ]%
On Annual Net Sales greater than USD [ * ]	[ * ]%
On Annual Net Sales greater than USD [ * ]	[ * ]%

(ii)Notwithstanding anything herein to the contrary but subject to Section 5.2(c)(iv), if Calithera exercises the Co-Development Opt-Out Right or if there is an Auto Opt-Out Event, royalties to be paid on Annual Net Sales of each Licensed Product under this Section 9.3(a) shall be expanded to include such sales occurring in the United States (in accordance with Section 5.2(c)(iv), including the Incremental Royalty) and be paid on the Annual Net Sales of each Licensed Product in the Territory.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(b)Royalty Term.  Royalties payable under this Section 9.3 shall be paid by Incyte on a Licensed Product-by-Licensed Product and country-by-country basis from the Effective Date until the later of: (i) the last to expire of any Valid Claim Covering such Licensed Product in such country, (ii) the expiration of Regulatory Exclusivity for such Licensed Product in such country and (iii) [ * ] following First Commercial Sale of such Licensed Product in such country (each such term with respect to a Licensed Product and a country, a “Royalty Term”).  Notwithstanding the foregoing, on a Licensed Product-by-Licensed Product and country-by-country basis in [ * ], in the event that Generic Competition exists with respect to a Licensed Product in the [ * ], then the royalty rates in such country for such Licensed Product will be reduced by [ * ] of the applicable rate in Section 9.3(a) during each Calendar Quarter in which such Generic Competition exists in such country.  If the foregoing royalty reductions do not apply in a particular country of the Territory, in the event that no Valid Claim Covering a Licensed Product exists in such country, then the royalty rates in such country will be reduced by [ * ] of the applicable rate in Section 9.3(a) during each Calendar Quarter in which no such Valid Claim Covering a Licensed Product exists in such country.  Notwithstanding anything herein to the contrary, if the royalty rates under this Agreement have been reduced at a time when a claim of a pending patent application issues pursuant to the last proviso of Section 1.96, the issuance of such claim shall not cause or be the basis for an increase in the then-current applicable royalty rate.  For clarity, any payments due under this Section 9.3 shall be subject to reduction in accordance with Section 8.4(c); provided that in no event will the royalties for any Licensed Product and country in any Calendar Quarter be reduced [ * ] of the amounts otherwise due without such reduction except in the case of Generic Competition as set forth above (in which case the royalties payable under this Section 9.3 for any Calendar Quarter shall not be reduced    [ * ].

(c)Effects of Expiration of Royalty Term.  Upon the expiration of the Royalty Term with respect to a Licensed Product in a country, the licenses granted by Calithera to Incyte pursuant to Section 2.1 shall be deemed to be fully paid-up, irrevocable and perpetual with respect to such Licensed Product in such country; provided that because Calithera’s license under the Calithera Know-How licensed from Mars will become non-exclusive upon the expiration of the applicable royalty term under the Mars Agreement for any Licensed Product and country, such perpetual license will be exclusive only with respect to Calithera, and not with respect to Mars.

9.4Royalty Reports; Payments.  Within [ * ] after the end of any Calendar Quarter, Incyte shall provide Calithera with a report stating (a) the sales in units and in value of the Licensed Product made by Incyte, its Affiliates, licensees and sublicensees, as applicable, in the Territory (or applicable portion thereof), on a country-by-country and Licensed Product-by-Product basis, together with the calculation of the royalties due to Calithera, including the method used to calculate the royalties, and deductions to royalties as and to the extent permitted under this Agreement, including Section 8.4(c), and the exchange rates used, and (b) if applicable, the amount of any Incremental Royalty due under Section 5.2(c)(iv) or Section 9.5(d), the cumulative Incremental Royalty amounts paid to date, and the current balance of the Royalty Obligations Following Conversion; provided that Incyte shall additionally provide

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Calithera with a reasonable estimate of the sales in units and in value of the Licensed Product made by Incyte, its Affiliates, licensees and sublicensees, as applicable, in the Territory (or applicable portion thereof), on a country-by-country and Licensed Product-by-Product basis and corresponding, together with an estimation of the royalties due to Calithera as provided in clause (a) and (b) above, within [ * ] after the end of the applicable Calendar Quarter.  For clarity, such estimates shall be non-binding on Incyte and for informational purposes only.  Without limiting the foregoing, solely for purposes of calculating royalty payments hereunder, [ * ]. All royalty payments shall be made by Incyte to the bank account indicated by Calithera within [ * ] after the end of the applicable Calendar Quarter; provided that Calithera has issued the relevant invoice for royalty payment within [ * ] after Calithera’s receipt of the royalty report from Incyte.  In the event Calithera fails to issue an invoice within such [ * ] as described above, Incyte’s obligation to pay such amounts within [ * ] after the end of the applicable Calendar Quarter shall be extended by the number of days that lapse between the date Calithera should have invoiced Incyte and the date Calithera actually invoices Incyte.

9.5Profit and Loss Sharing for Licensed Product in the United States.  Subject to Section 5.2(c)(iv) and provided that Calithera has not exercised the Co-Development Opt-Out Right, and an Auto Opt-Out Event has not occurred, the terms and conditions of this Section 9.5 shall govern each Party’s rights and obligations with respect to Net Profits and Net Losses relating to Net Sales of Licensed Product in the United States.  Calithera’s right to receive its percentage of Net Profits or its obligation to bear Net Losses hereunder shall be irrespective of whether Calithera has elected to exercise its Co-Detailing Right.

(a)In General.  Subject to Section 9.5(b), (i) Calithera shall receive forty percent (40%) of all Net Profits, and bear forty percent (40%) of all Net Losses, as applicable, with respect to the Licensed Product in the United States, and (ii) Incyte shall receive sixty percent (60%) of all Net Profits, and bear sixty percent (60%) of all Net Losses, as applicable, with respect to the Licensed Product in the United States.

(b)Calculation and Payment of Net Profit or Net Loss Share.

(i)Commencing with the first Calendar Quarter in which are incurred any Allowable Expenses, within [ * ] after the end of each Calendar Quarter, (x) Calithera shall report to Incyte’s Finance Officer all Allowable Expenses that were incurred by Calithera during such Calendar Quarter in the United States, and (y) Incyte shall report to Calithera’s Finance Officer its estimate of Net Sales in the U.S. and the aggregate amount of Allowable Expenses incurred by Incyte for each of the categories listed in clauses (a) through (m) of Section 1.3 incurred by Incyte during such Calendar Quarter; provided that Calithera shall prepare and deliver to Incyte’s Finance Officer an estimate of its Allowable Expenses within [ * ] following the end of each Calendar Quarter, and Calithera shall submit any supporting documentation for any invoices pursuant to which payments to a Third Party incurred by or on behalf of Calithera exceeded [ * ]; and will provide supporting documentation for invoices less than such [ * ] threshold, but only if expressly required by Incyte’s auditors in connection with a financial audit of Incyte, within [ * ] after its receipt of such request.  With respect to such reports of Allowable

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Expenses provided by Incyte, upon the reasonable request of Calithera’s Finance Officer, Incyte will provide, within [ * ] after Incyte’s receipt of such request, supporting documentation for any invoices pursuant to which payments to a Third Party incurred by or on behalf of Incyte exceeded [ * ]; and will provide supporting documentation for invoices less than such [ * ] threshold, but only if expressly required by Calithera’s auditors in connection with a financial audit of Calithera.

(ii)Within [ * ] after the end of each Calendar Quarter (or for the last Calendar Quarter in a Calendar Year, [ * ] after the end of such Calendar Quarter), Incyte shall deliver a consolidated financial statement setting forth the Net Profit or Net Loss for such Calendar Quarter in the U.S. to Calithera’s Finance Officer and promptly thereafter the Finance Officers of the Parties shall confer and calculate each Party’s share of Net Profit or Net Loss; provided that Incyte shall additionally provide Calithera with a reasonable estimate of the Net Profit or Net Loss for such Calendar Quarter in the U.S., within [ * ] after the end of such Calendar Quarter.  For clarity, such estimates shall be non-binding on Incyte and for informational purposes only.  Payments for Net Profit or Net Loss shall be made within [ * ] after the Finance Officers agree on such financial statement as set forth in Sections 9.5(c)and Section 9.5(d) below, as applicable; provided that with respect to any Net Losses resulting from Allowable Expenses in excess of [ * ] of the amount allocated to the applicable activities conducted during such Calendar Quarter in the annual Commercial Budget approved by the JSC for the Calendar Year in which such Calendar Quarter occurs (for this purpose, without giving effect to any amendment thereof), Calithera shall be required to pay its portion of such Net Losses within [ * ] after the Finance Officers agree on such financial statement; provided further that in the event of any disagreement with respect to such financial statement, each Party’s undisputed portion of such financial statement shall be paid in accordance with the foregoing timetable and the remaining, disputed portion shall be paid within [ * ] after the date on which the Parties, using good faith efforts, resolve the dispute or, if not so resolved within [ * ], within   [ * ] after such dispute is resolved pursuant to Section 14.1.  For clarity, an increase in the Commercial Budget in and of itself shall not be cause for a dispute of any financial statement.

(c)If there is a Net Profit for such Calendar Quarter, then Incyte shall pay to Calithera an amount equal to forty percent (40%) of the Net Profit for such Calendar Quarter, which amount may be subject to reduction in accordance with Section 8.4(c); or

(d)If there is a Net Loss for such Calendar Quarter, then Calithera shall make a reconciling payment to Incyte to assure that it bears forty percent (40%) of such Net Loss during such Calendar Quarter.  If Calithera fails to pay its share of Net Loss for any Calendar Quarter by the applicable due date, then a “Commercial Auto Opt-Out Event” will be deemed to have occurred, and Incyte shall send Calithera written notification thereof.  The effects of occurrence of such an Auto Opt-Out Event shall be the same as those set forth in Section 5.2(c), applied mutatis mutandis, as though such Commercial Auto Opt-Out Event were a Development Auto Opt-Out Event, provided that the payment of royalties under Section 9.3 shall commence as of the effective date of such Commercial Auto Opt-Out Event and shall not be retroactive.  In particular, (i) the amount of Net Losses remaining unpaid and giving rise to the Commercial

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Auto Opt-Out Event will be deemed a Payment Deficit, which Incyte shall recover pursuant to Section 5.2(c)(iv); and (ii) the Incremental Royalty on Annual Net Sales of Licensed Product in the United States will be paid commencing as of the effective date of such Commercial Auto Opt-Out Event solely until such time as the aggregate payments received by Calithera from such Incremental Royalty equal [ * ] of the aggregate amount of Net Losses actually incurred by Calithera in accordance with this Section 9.5(d) plus [ * ] of the amount of Development Costs actually incurred by Calithera in accordance with Section 5.1(c), and such sum will be included in the Royalty Obligations Following Conversion.  Such effects will be Incyte’s sole remedy, and Calithera’s sole liability, for Calithera’s failure to pay its share of Net Losses by the applicable due date.

(e)No separate payment shall be made for the last Calendar Quarter in any Calendar Year.  Instead, at the end of each such Calendar Year, a final reconciliation shall be conducted by the Finance Officers by comparing the share of Net Profit or Net Loss to which a Party is otherwise entitled for such Calendar Year pursuant to this Section 9.5 against the sum of all amounts (if any) previously paid or retained by such Party for prior Calendar Quarters during such Calendar Year, and the Parties shall make reconciling payments to one another no later than [ * ] after the end of such Calendar Quarter, if and as necessary to ensure that each Party receives for such Calendar Year its share of Net Profits and bears its share of Net Losses in accordance with this Section 9.5.

(f)Each Party shall record and account for its FTE effort to the extent that such FTE efforts are included in Allowable Expenses that are, or may in the future be, shared under this Agreement, and shall report such FTE effort to the applicable subcommittee of the JSC, if requested (such request not to be more than on a quarterly basis).  Each Party shall calculate and maintain records of FTE effort incurred by it in the same manner as used for other products developed by such Party, unless the Parties agree to employ other procedures, in which case such other procedures shall be applied equally to both Parties.

9.6Financial Records.  The Parties shall keep complete and accurate books and records in accordance with the defined Accounting Standards. The parties will keep such books and records for at least [ * ] following the end of the Calendar Year to which they pertain.  Such books of accounts shall be kept at the principal place of business of the financial personnel with responsibility for preparing and maintaining such records. With respect to royalties and sales milestones, such records shall be in sufficient detail to support calculations of royalties and sales milestones due to Calithera.  Calithera and Incyte shall also keep complete and accurate records and books of accounts containing all data reasonably required for the calculation and verification of Allowable Expenses and Development Costs, including internal FTEs utilized by either Party in jointly funded Clinical Trials or other Development and co-Detailing activities.

9.7Audits.

(a)Each Party may, upon request and at its expense (except as provided for herein), cause one of the “Big Four” accounting firms (Deloitte, Ernst & Young, KPMG or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

PricewaterhouseCoopers) selected by it (except one to whom the Auditee has a reasonable objection), (the “Audit Team”) to audit during ordinary business hours the books and records of the other Party and the correctness of any payment made or required to be made to or by such Party, and any report underlying such payment (or lack thereof), pursuant to the terms of this Agreement. Prior to commencing its work pursuant to this agreement, the Audit Team shall enter into an appropriate confidentiality agreement with the Auditee.

(b)In respect of each audit of the Auditee’s books and records: (i) the Auditee may be audited only once per year, (ii) no records for any given year for an Auditee may be audited more than once; provided that the Auditee’s records shall still be made available if such records impact another financial year which is being audited, (iii) the Audit Rights Holder shall only be entitled to audit books and records of an Auditee from the three (3) Calendar Years prior to the Calendar Year in which the audit request is made.

(c)In order to initiate an audit for a particular Calendar Year, the Audit Right Holder must provide written notice to the Auditee. The Audit Rights Holder exercising its audit rights shall provide the Auditee with notice of one or more proposed dates of the audit not less than [ * ] prior to the first proposed date. The Auditee will reasonably accommodate the scheduling of such audit. The Auditee shall provide such Audit Team(s) with full and complete access to the applicable books and records and otherwise reasonably cooperate with such audit.

(d)The audit report and basis for any determination by an Audit Team shall be made available first for review and comment by the Auditee, and the Auditee shall have the right, at its expense, to request a further determination by such Audit Team as to matters which the Auditee disputes (to be completed no more than [ * ] after the first determination is provided to such Auditee and to be limited to the disputed matters). If the Parties disagree as to such further determination, the Audit Right Holder and the Auditee shall mutually select one of the “Big Four” accounting firms (Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers) that shall make a final determination as to the remaining matters in dispute that shall be binding upon the Parties. Such accountants shall not disclose to the Audit Rights Holder any information relating to the business of the Auditee except that which should properly have been contained in any report required hereunder or otherwise required to be disclosed to such Party to the extent necessary to verify the payments required to be made pursuant to the terms of this Agreement.

(e)If the audit shows any under-reporting or underpayment, or overcharging by any Party, that under-reporting, underpayment or overcharging shall be reported to the Audit Rights Holder and the underpaying or overcharging Party shall remit such underpayment or reimburse such overcompensation to the underpaid or overcharged Party within [ * ] after receiving the audit report. Further, if the audit for an audited period shows an under-reporting or underpayment or an overcharge by any Party for that period in excess of [ * ] of the amounts properly determined, the underpaying or overcharging Party, as the case may be, shall reimburse the applicable underpaid or overcharged Audit Rights Holder conducting the audit, for its respective audit fees and reasonable Out-of-Pocket Costs in connection with said audit, which reimbursement shall be made within [ * ] after receiving appropriate invoices and other support for such audit-related costs.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(f)For the purposes of the audit rights described herein, an individual Party subject to an audit in any given year will be referred to as the “Auditee” and the other Party who has certain and respective rights to audit the books and records of the Auditee will be referred to as the “Audit Rights Holder”.

9.8Tax Matters.

(a)The royalties, milestones and other amounts payable by pursuant to this Agreement (“Payments”) shall not be reduced on account of any taxes unless required by Law.  Each Party alone shall be responsible for paying any and all taxes (other than withholding taxes required by Law to be deducted and paid by the other Party on such Party’s behalf) levied on account of, or measured in whole or in part by reference to, any Payments it receives. The Parties will cooperate in good faith to obtain the benefit of any relevant tax treaties to minimize as far as reasonably possible any taxes which may be levied on any Payments. Each Party shall deduct or withhold from the Payments any taxes that it is required by Law to deduct or withhold. Notwithstanding the foregoing, if either Party is entitled under any applicable tax treaty to a reduction of the rate of, or the elimination of, applicable withholding tax, it may deliver to the other Party or the appropriate governmental authority (with the assistance of the other Party to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the other Party of its obligation to withhold tax, and the other Party shall apply the reduced rate of withholding tax, or dispense with withholding tax, as the case may be, provided that the other Party has received evidence of such delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [ * ] prior to the time that the Payment is due.  If, in accordance with the foregoing, a Party withholds any amount, it shall make timely payment to the proper taxing authority of the withheld amount, and send to the other Party proof of such payment within [ * ] following that latter payment.

(b)If a Party is required to make a payment to the other Party subject to a deduction or withholding of tax, then if such deduction or withholding of tax obligation arises as a result of any action by the paying Party, including an assignment of this Agreement, or any failure on the part of such Party to comply with applicable Law, that has the effect of modifying the tax treatment or increasing the tax of the other Party (a “Withholding Tax Action”), then the payment by such Party (in respect of which such deduction or withholding of tax is required to be made) shall be increased by the amount necessary (the “Additional Tax”) to ensure that the payee Party receives an amount equal to the amount that it would have received had no such Withholding Tax Action occurred, and the Additional Tax shall be deducted and withheld by the paying Party from the payment made.  The Additional Tax, along with any other tax deducted and withheld from the payment made, shall be timely remitted to the proper governmental authority for the account of the payee Party in accordance with applicable Law.

9.9Currency Exchange; Manner and Place of Payment.  The currency exchange method set out in this Section 9.9 shall be applied for calculations of amounts for (a) Net Sales

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

and royalties, and (b) Development Costs and Allowable Expenses. With respect to amounts invoiced in United States Dollars, all such amounts shall be expressed in United States Dollars. With respect to amounts invoiced in a currency other than United States Dollars, all such amounts shall be expressed both in the currency in which the amount was invoiced and in the United States Dollar equivalent. The Parties hereby agree that the following procedure is consistent with GAAP and as such the United States Dollar equivalent shall be calculated using the average of the last (bid) U.S. dollar/foreign currency rates for the last Business Day of each month in the Calendar Quarter for which Net Sales, royalties, Development Costs and Allowable Expenses, each as applicable, are being reported, as reported by The Wall Street Journal, for the conversion of foreign currency sales into United States Dollars.  All payments owed under this Agreement shall be made by electronic transfer in immediately available funds to a bank and account designated in writing by the receiving Party.

9.10Late Payments.  The paying Party shall pay interest to the receiving Party on the aggregate amount of any payments that are not paid on or before the date such payments are due under this Agreement at a rate per annum equal to the lesser of the [ * ] or the highest rate permitted by applicable Law, calculated on the number of days such payments are paid after the date such payments are due; provided that with respect to any disputed payments, no interest payment shall be due until such dispute is resolved and the interest which shall be payable thereon shall be based on the finally-resolved amount of such payment, calculated from the original date on which the disputed payment was due through the date on which payment is actually made.

ARTICLE X

TERM AND TERMINATION

10.1Term.  The term of this Agreement shall commence as of the Effective Date and, unless sooner terminated in accordance with the terms hereof or by mutual written agreement of the Parties, will continue on a country-by-country and Licensed Product-by-Licensed Product basis (a) until the end of the Royalty Term of such Licensed Product in such country, excluding the U.S. unless the Co-Development Opt-Out Right is exercised or an Auto Opt-Out Event occurs, and (b) for so long as Incyte is Developing or Commercializing such Licensed Product in the U.S. (unless the Co-Development Opt-Out Right is exercised or an Auto Opt-Out Event occurs, in which case clause (a) shall apply) (the “Term”).

10.2Termination.

(a)Termination for Convenience.  Incyte shall have the right to terminate this Agreement on a Licensed Product-by-Licensed Product and/or a country-by-country basis or in its entirety for convenience (i) upon [ * ] prior written notice to Calithera if such notice is delivered prior to the First Commercial Sale of a Licensed Product in the Hematology/Oncology Field in the Territory and (ii) upon [ * ] prior written notice to Calithera if such notice is delivered after the First Commercial Sale of a Licensed Product in the Hematology/Oncology Field in the Territory.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(b)Termination for Material Breach.  If either Party (the “Non-Breaching Party”) believes that the other Party (the “Breaching Party”) is in material breach of this Agreement, then the Non-Breaching Party may deliver notice of such breach to the Breaching Party describing such breach in sufficient detail to allow the Breaching Party to cure such breach.  If the Breaching Party fails to cure such breach, or take such steps as would be considered reasonable to effectively cure such breach in accordance with a cure plan reasonably acceptable to the Non-Breaching Party, within the [ * ] (or [ * ] if such material breach is solely based upon a failure to pay any amounts due hereunder) period after delivery of such notice, the Non-Breaching Party may terminate this Agreement upon written notice to the Breaching Party, which termination shall apply (A) on a country-by-country and/or Licensed Product-by-Licensed Product basis to which such breach relates, or (B) to the Agreement in its entirety, at the discretion of the Non-Breaching Party; provided that Calithera shall not have the right to terminate this Agreement (in whole or in part) under this Section 10.2(b) [ * ].  If such breach is not based solely upon a failure to pay amounts due hereunder and is not capable of cure during such [ * ] period, and if during such [ * ] the Breaching Party is undertaking steps that would be considered reasonable to effectively cure such breach in accordance with a cure plan reasonably acceptable to the Non-Breaching Party, the cure period shall be extended by an additional [ * ].  For clarity, in the event of an Auto Opt-Out Event, Incyte shall not have the right to terminate this Agreement (in its in entirety or with respect to any Licensed Product or country) under this Section 10.2(b).

(c)Termination for Bankruptcy.  Each Party shall have the right to terminate this Agreement in its entirety upon written notice as a result of the other Party experiencing a Bankruptcy Event; provided that such termination shall be effective only if such event is not dismissed within [ * ] after the institution thereof.

(d)Termination Disputes.  If a Party gives notice of termination under Section 10.2(b) and the other Party disputes whether such notice was proper (including disputing the existence or materiality of the breach specified in a notice provided by the other Party under Section 10.2(b)), then the issue of whether or not this Agreement (in its entirety or with respect to a Licensed Product and/or country, as applicable) was properly terminated shall be resolved in accordance with ARTICLE XIV, and this Agreement shall remain in full force and effect until such dispute is resolved.  If as a result of such dispute resolution process it is determined that the notice of termination was proper, then such termination shall be effective on the date on which such dispute is resolved if it is not cured within the cure periods set forth in Section 10.2(b) (measured from the date on which the dispute is resolved).  On the other hand, if as a result of the dispute resolution process it is determined that the notice of termination was improper, then no termination shall have occurred and this Agreement shall remain in full force and effect.

(e)Termination for Patent Challenge.  Except to the extent the following is unenforceable under the Laws of a particular jurisdiction, either Party may terminate this Agreement in its entirety on [ * ] notice if the other Party or its Affiliates, individually or in association with any other Person, commences a legal action challenging the validity, enforceability or scope of any Calithera Patent Rights or Joint Patent Rights.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

10.3Effects of Termination.

(a)Effects of Incyte Termination for Convenience, Bankruptcy or Patent Challenge or Calithera Termination for Incyte Breach, Bankruptcy or Patent Challenge.  If this Agreement is terminated by Incyte pursuant to Section 10.2(a), (c) or (e) or by Calithera pursuant to Sections 10.2(b), (c) or (e), then with respect to the terminated Licensed Product and/or country, or this Agreement in its entirety, as applicable, the following will apply:

(i)all rights and licenses granted by Calithera hereunder, including Sections 2.1, 4.1(c) and 9.3(c), shall immediately terminate; provided that Incyte may sell off its existing inventory of Licensed Products for a period of [ * ], subject to all payments accrued to Calithera under ARTICLE IX on account of any commercial sales (including milestone payments, royalty payments and Net Profit payments);

(ii)Incyte shall transition the conduct of any on-going Clinical Trials to Calithera or, at Calithera’s election (on a Clinical Trial-by-Clinical Trial basis), wind down such Clinical Trials, and Incyte shall remain [ * ] after the effective date of such termination, and shall be responsible for all costs and expenses incurred by the Parties to wind down any such Clinical Trial;

(iii)Incyte hereby grants to Calithera, effective only upon such termination, an exclusive, worldwide, fully-paid, perpetual, irrevocable, royalty-free license, with the right to grant multiple tiers of sublicenses, under Incyte’s rights in the Arising IP and under any other Patent Rights and Know-How Controlled by Incyte and its Affiliates that were actually used in connection with the terminated Licensed Products, to Develop, make, have made, use, import, export, register, offer for sale, sell and distribute terminated Licensed Products in the terminated country (ies) for all uses.  In addition, effective upon such termination, the scope of the license granted in Section 2.5(b), if any, will expand to include the Hematology/Oncology Field but such expansion shall be non-exclusive.

(iv)Incyte shall, as promptly as commercially practicable, assign to Calithera all right, title and interest in and to all trademarks used or to be used with any terminated Licensed Product in the terminated country (ies) (excluding any such trademarks that include, in whole or part, any corporate name or logo of Incyte or its Affiliates), including any goodwill associated therewith, and will transfer all promotional materials related to the terminated Licensed Products in the terminated country (ies) to Calithera.

(v)Incyte shall transfer and assign (as applicable) to Calithera all Regulatory Documentation, safety databases, clinical databases and clinical samples for terminated Licensed Products in the terminated country (ies) that are owned or controlled by Incyte or its Affiliates.

(vi)Incyte shall, at no cost and expense to Calithera, provide reasonable consultation and assistance for a period of no more than [ * ] after the effective date

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

of such termination for the purpose of transferring or transitioning to Calithera, (A) all Know-How in the Arising IP not already in Calithera’s possession, and (B) at Calithera’s request, all then-existing Third Party agreements relating solely to terminated Licensed Products and that Incyte is able, using commercially reasonable efforts to, assign to Calithera, in each case, to the extent reasonably necessary for Calithera to continue Developing, manufacturing, or Commercializing terminated Licensed Products in the terminated country (ies).  If any such agreement between Incyte and a Third Party is not assignable to Calithera (whether by such agreement’s terms or because such agreement does not relate solely to terminated Licensed Products in terminated country (ies)) but is otherwise reasonably necessary for Calithera to continue Developing, manufacturing, or Commercializing the terminated Licensed Products, then Incyte shall reasonably cooperate with Calithera to negotiate for the continuation of services from such Third Party.

(vii)If Incyte manufactures the terminated Licensed Product itself (and thus there is no manufacturing agreement to assign), then Incyte shall supply bulk Licensed Compound or finished terminated Licensed Product, as applicable, to Calithera or its designee, at a price equal to Incyte’s actual cost, for a reasonable period (not to exceed [ * ] after the effective date of such termination), pursuant to a supply agreement to be negotiated in good faith by the Parties.

(b)Incyte’s Rights Upon Calithera Breach.  If Incyte has the right to terminate this Agreement under Section 10.2(b) on account of Calithera’s uncured material breach, in its entirety or with respect to a Licensed Product and/or country, then Incyte shall have the right to elect by written notice to Calithera delivered within [ * ] after such right first takes effect, either (i) in lieu of termination, to continue this Agreement in effect and for Calithera to pay Incyte [ * ] of all damages finally awarded to Incyte pursuant to Section 14.1 (or otherwise agreed in writing by the Parties) on account of such uncured material breach by Calithera, which damages Incyte may recover by direct payment from Calithera or by setting off such damages against amounts payable to Calithera under this Agreement, until fully recovered, or (ii) to terminate this Agreement, the effects of which termination shall be as negotiated by the Parties as of such time and in light of the nature and extent of such uncured material breach.

10.4Survival.  Termination or expiration of this Agreement shall not affect rights or obligations of the Parties under this Agreement that have accrued prior to the date of termination or expiration of this Agreement.  ARTICLE I (to the extent used in any surviving provisions), Section 2.3, 2.5(b), 9.3(c), 10.3(a)(iii) (solely with respect to the license grant therein), Section 5.2(c)(iv) (with respect to payment of the unrecovered portion of a Payment Deficit), Section 8.1, Section 9.3(b) (for the applicable Royalty Term, and, for purposes of calculating the royalties set forth therein, the applicable portions of Sections 8.4(c), 9.3, 9.6, 9.8, 9.9 and 9.10), Section 9.3(c), Section 9.5 (to the extent required to perform any applicable reconciliation process with respect to the payment obligations accrued as of the effective date of termination or expiration or as described in Section 10.3(a)(i)), Section 9.6 (with respect to obligation to maintain records), Section 9.7 (for the time period specified therein), Sections 9.8 through 9.10 (solely with respect to payment obligations accrued as of the effective date of termination or expiration),  Section

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

10.3, Section 10.4, Section 10.5, ARTICLE XI, Sections 12.1(d) and 12.5, Sections 13.1, 13.2, 13.3, 13.5 and 13.6 (for the time period specified in ARTICLE XIII), and Sections 14.2, 15.1, 15.4, 15.5, 15.8, 15.9, 15.10, 15.11, 15.12, 15.14 and 15.15 shall survive termination or expiration (in accordance with Section 10.1 (Term) of this Agreement).

10.5Termination Not Sole Remedy.  Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary all other remedies shall remain available except as agreed to otherwise herein.

ARTICLE XI

INDEMNIFICATION; LIMITATION OF LIABILITY

11.1By Incyte.

(a)Incyte agrees, at Incyte’s cost and expense, to defend, indemnify and hold harmless Calithera and its Affiliates and their respective directors, officers, employees and agents (the “Calithera Indemnified Parties”) from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim to the extent relating to (i) any breach by Incyte of any of its representations, warranties or covenants in this Agreement, (ii) the gross negligence or willful misconduct of any Incyte Indemnified Parties or any sublicensee of Incyte, and (iii) the Development, manufacture or Commercialization by or on behalf of Incyte, its Affiliates or sublicensees of any Licensed Compound or Licensed Product; provided that Incyte shall not defend, indemnify nor hold harmless Calithera Indemnified Parties from and against any losses, costs, damages, fees or expenses arising out of any Third Party claims for which Calithera is obligated to defend, indemnify or hold harmless the Incyte Indemnified Parties pursuant to Section 11.2.

(b)In the event of any such claim against the Calithera Indemnified Parties by any Third Party, Calithera shall promptly, and in any event within ten (10) Business Days, notify Incyte in writing of the claim.  Incyte shall have the right, exercisable by notice to Calithera within twenty (20) Business Days after receipt of notice from Incyte of the claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the claim (including the right to settle the claim solely for monetary consideration, but shall not have the right to otherwise settle the claim without Calithera’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed) with counsel selected by Incyte and reasonably acceptable to Calithera; provided that the failure to provide timely notice of a claim by a Third Party shall not limit a Calithera Indemnified Party’s right for indemnification hereunder except to the extent such failure results in actual prejudice to Incyte. The Calithera Indemnified Parties shall cooperate with Incyte and may, at their option and expense, be separately represented in any such action or proceeding.  Incyte shall not be liable for any litigation costs or expenses incurred by the Calithera Indemnified Parties without Incyte’s prior written authorization.  In addition, Incyte shall not be responsible for the indemnification or defense of any Incyte Indemnified Party to the extent arising from any gross negligence or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

intentional misconduct by any Calithera Indemnified Party or the breach by Calithera of any obligation or warranty under this Agreement, or any claims compromised or settled without its prior written consent.

(c)Notwithstanding anything to the contrary above, (i) in the event of any such claim against the Calithera Indemnified Parties by a governmental or criminal action seeking an injunction against Calithera, or (ii) if at the time that a claim for which indemnification may be sought under this Section 11.2, or at any time thereafter prior to the final resolution of such claim, a Bankruptcy Event of Incyte has occurred, Calithera shall have the right to control the defense, litigation, settlement, appeal or other disposition of the claim at Incyte’s expense.

11.2By Calithera.

(a)Calithera agrees, at Calithera’s cost and expense, to defend, indemnify and hold harmless Incyte and its Affiliates and their respective directors, officers, employees and agents (the “Incyte Indemnified Parties”) from and against any losses, costs, damages, fees or expenses arising out of any Third Party claim relating to (i) any breach by Calithera of any of its representations, warranties or covenants in this Agreement, (ii) the gross negligence or willful misconduct of any Calithera Indemnified Parties or any sublicensee of Calithera, (iii) the Development, manufacture or Detailing (as applicable) by or on behalf of Calithera, its Affiliates or sublicensees of any Licensed Compound or Licensed Product, (iv) the manufacture, development or commercialization by or on behalf of Calithera, its Affiliates or sublicensees of any Retained Compound or (v) Calithera’s conduct of any Calithera Combination Study that is not included in the Development Plan; provided that Calithera shall not defend, indemnify nor hold harmless Incyte Indemnified Parties from and against any losses, costs, damages, fees or expenses arising out of any Third Party claims for which Incyte is obligated to defend, indemnify or hold harmless the Calithera Indemnified Parties pursuant to Section 11.1.

(b)In the event of any such claim against the Incyte Indemnified Parties by any Third Party, Incyte shall promptly, and in any event within ten (10) Business Days, notify Calithera in writing of the claim.  Calithera shall have the right, exercisable by notice to Incyte within twenty (20) Business Days after receipt of notice from Incyte of the claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the claim (including the right to settle the claim solely for monetary consideration but shall not have the right to otherwise settle the claim without Incyte’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed) with counsel selected by Calithera and reasonably acceptable to Incyte; provided that the failure to provide timely notice of a claim by a Third Party shall not limit an Incyte Indemnified Party’s right for indemnification hereunder except to the extent such failure results in actual prejudice to Calithera.  The Incyte Indemnified Parties shall cooperate with Calithera and may, at their option and expense, be separately represented in any such action or proceeding.  Calithera shall not be liable for any litigation costs or expenses incurred by the Incyte Indemnified Parties without Calithera’s prior written authorization.  In addition, Calithera shall not be responsible for the indemnification or defense

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

of any Incyte Indemnified Party to the extent arising from any gross negligence or intentional misconduct by any Incyte Indemnified Party, or the breach by Incyte of any representation, obligation or warranty under this Agreement, or any claims compromised or settled without its prior written consent.

(c)Notwithstanding anything to the contrary above: (i) in the event of any such claim against the Incyte Indemnified Parties by a governmental or criminal action seeking an injunction against Incyte, or (ii) if at the time that a claim for which indemnification may be sought under this Section 11.2, or at any time thereafter prior to the final resolution of such claim, a Bankruptcy Event of Calithera has occurred, Incyte shall have the right to control the defense, litigation, settlement, appeal or other disposition of the claim at Calithera’s expense.

11.3Limitation of Liability.  EXCEPT WITH RESPECT TO A PARTY’S LIABILITY PURSUANT TO THIS ARTICLE XI, NEITHER PARTY SHALL BE LIABLE FOR SPECIAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR OTHER INDIRECT OR REMOTE DAMAGES, OR FOR LOSS OF PROFITS (OTHER THAN FOR NET PROFITS PAYABLE HEREUNDER), LOSS OF DATA OR LOSS OF USE DAMAGES, IN EACH CASE ARISING IN ANY WAY OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSS.

11.4Insurance.  Each Party shall maintain Third Party insurance and/or self-insurance, as applicable, including product liability insurance, with respect to its activities hereunder in amounts consistent with normal business practices of prudent companies similarly situated and sufficient to meet its obligations under this Agreement.  Each Party shall provide the other Party with evidence of such insurance upon request and shall provide the other Party with written notice at least [ * ] prior to the cancellation, non-renewal or material changes in such insurance.  Such insurance shall not be construed to create a limit of either Party’s liability with respect to its indemnification obligations under this ARTICLE XI.

ARTICLE XII

REPRESENTATIONS AND WARRANTIES AND COVENANTS

12.1Representation of Authority; Consents.  Incyte and Calithera each represents and warrants and, as applicable, covenants to the other Party as of the Execution Date that:

(a)it has full right, power and authority to enter into this Agreement;

(b)this Agreement has been duly executed by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

limitations and/or exclusions of liability, competition Laws, penalties and jurisdictional issues including conflicts of Laws);

(c)all necessary consents, approvals and authorizations of all government authorities and other Persons required to be obtained by such Party in connection with the execution, delivery and performance of this Agreement have been and shall be obtained;

(d)neither such Party nor any of its employees or agents performing hereunder have ever been, are currently, or are the subject of a proceeding that could lead to it or such employees or agents becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual.  If, during the Term, such Party, or any of its employees or agents performing hereunder, become or are the subject of a proceeding that could lead to a Person becoming, as applicable, a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual, such Party shall immediately notify the other Party, and such other Party shall have the option, at its sole discretion, to either: (i) prohibit such Person from performing work under this Agreement or (ii) terminate all work being performed or to be performed by such Party pursuant to this Agreement. This provision shall survive termination or expiration of this Agreement. For purposes of this provision, the following definitions shall apply:

(i)A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a Person that has an approved or pending drug or biological product application;

(ii)A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity;

(iii)An “Excluded Individual” or “Excluded Entity” is (A) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (B) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA);

(iv)A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a - 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(e)such Party and its and its Affiliates’ employees and contractors shall not, in connection with the performance of their respective obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a public official or entity or other Person for purpose of obtaining or retaining business for or with, or directing business to, any Person, including either Party (and each Party represents and warrants that as of the Execution Date, such Party, and to its knowledge, its and its Affiliates’ employees and contractors, have not directly or indirectly promised, offered or provided any corrupt payment, gratuity, emolument, bribe, kickback, illicit gift or hospitality or other illegal or unethical benefit to a public official or entity or any other Person in connection with the performance of such Party’s obligations under this Agreement, and each Party covenants that it and its Affiliates’ employees and contractors shall not, directly or indirectly, engage in any of the foregoing);

(f)such Party shall promptly notify the other Party if such Party has been notified of a violation of the FCPA or any other applicable anti-corruption or export control law in connection with the performance of this Agreement or the Development, manufacture or Commercialization of Licensed Products;

(g)in connection with the performance of its obligations under this Agreement, such Party shall comply and shall cause its and its Affiliates’ employees and use commercially reasonable efforts to cause its contractors to comply with such Party’s own anti-corruption and anti-bribery policy, a copy of which will be provided to the other Party upon request;

(h)the other Party will have the right, upon reasonable prior written notice and during such Party’s regular business hours, to audit such Party’s books and records in the event that a factually well-grounded, suspected violation of any of the representations, warranties or covenants in this Section 12.1 needs to be investigated;

(i)In the event that such Party has violated any of the representations, warranties or covenants in this Section 12.1, such Party will cause its or its Affiliates’ personnel or others working under its direction or control to submit to periodic training that such Party will provide on FCPA compliance at such Party’s own expense;

(j)Such Party will, at the other Party’s request, annually certify to such other Party in writing such Party’s compliance, in connection with the performance of such Party’s obligations under this Agreement, with the representations, warranties or covenants in Section 12.1; and

(k)Each Party shall have the right to suspend or terminate this Agreement in its entirety if the other Party is successfully prosecuted and convicted by a governmental authority for a civil or criminal violation of the FCPA.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

12.2No Conflict.  Each Party represents and warrants to the other Party that the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate such Party’s corporate charter and bylaws or any requirement of applicable Laws and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any oral or written contractual obligation of such Party, except in all cases for such conflicts, violations or breaches as would not individually or in the aggregate, have an adverse impact on the other Party’s rights hereunder.  Each Party agrees that it shall not during the Term grant any right, license, consent or privilege to any Third Party or otherwise undertake any action, either directly or indirectly, that would conflict with the rights granted to the other Party or interfere with any obligations of such Party set forth in this Agreement.

12.3Additional Calithera Representations and Warranties.  Calithera represents, warrants, and covenants that, as of the Execution Date, except as disclosed in Exhibit 12.3:

(a)Neither it nor any of its Affiliates or any of its or their licensees or sublicensees has received written notice of any claim or litigation which alleges any Intellectual Property Rights of a Third Party are infringed by (i) the use of the Calithera IP or (ii) the research, Development, manufacture or Commercialization of any Arginase Inhibitor in the Arginase Inhibitor Pool as it exists as of the Execution Date;

(b)None of Calithera or any of its Affiliates has, to Calithera’s knowledge (after due inquiry), in the past infringed or is currently infringing any Patent Rights of a Third Party or misappropriated any Know-How of any Third Party through its or their activities related to the research, development, manufacture or, if applicable, commercialization of any Arginase Inhibitor in the Arginase Inhibitor Pool as it exists as of the Execution Date;

(c)To the knowledge (after due inquiry) of Calithera and its Affiliates, (i) the research, Development, manufacture and Commercialization of the Licensed Compounds as contemplated as of the Execution Date under this Agreement will not infringe any Patent Rights of any Third Party or misappropriate any Know-How of a Third Party, in each case, in existence as of the Execution Date;

(d)There are no claims, judgments or settlements against or owed by Calithera or any of its Affiliates, nor, to the knowledge (after due inquiry) of Calithera or any of its Affiliates, any pending reissue, reexamination, interference, opposition or similar proceedings, with respect to any Arginase Inhibitor in the Arginase Inhibitor Pool as it exists as of the Execution Date or Calithera IP, and Calithera has not received written notice of any threatened claims or litigation regarding, or any reissue, reexamination, interference, opposition or similar proceedings seeking to invalidate or otherwise challenge, any Calithera IP;

(e)To the knowledge (after due inquiry) of Calithera and its Affiliates, no Third Party is infringing or misappropriating any Calithera IP;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(f)(i) Calithera is the legal and beneficial owner of or has the right to grant to Incyte the rights granted herein to all Calithera IP, (ii) to the knowledge (after due inquiry) of Calithera and its Affiliates, no Third Party has any right, interest or claim in or to the Calithera IP that would limit the rights granted to Incyte under this Agreement and (iii) all assignments to Calithera of ownership rights by any inventor of the Calithera Patent Rights are valid and enforceable and such assignments include all assignments necessary from any such inventors;

(g)All fees due as of the Execution Date that are required to maintain the Calithera IP have been paid in full and to Calithera’s knowledge (after due inquiry), the Calithera Patent Rights issued as of the Execution Date are valid and enforceable;

(h)Calithera has not granted to any Third Party rights that are inconsistent with Incyte’s rights hereunder and there are no agreements or arrangements to which Calithera or any of its Affiliates is a party relating to Licensed Compounds or Calithera IP that would limit the rights granted to Incyte under this Agreement;

(i)Calithera has disclosed to Incyte all material information known to it and its Affiliates and in its possession and control with respect to the Calithera IP and the safety and efficacy of all Arginase Inhibitors of the Arginase Inhibitor Pool as it exists as of the Execution Date;

(j)All Calithera Patent Rights existing as of the Execution Date are listed on Exhibit 1.17 (the “Existing Patents”).  All Existing Patents are subsisting (except for any provisional applications and PCT applications that are no longer subsisting because such applications are, as of the Execution Date, past their statutory pendency dates);

(k)Calithera is (i) the sole and exclusive owner of the entire right, title and interest in the Existing Patents listed on Exhibit 1.17, Part 1, free of any encumbrance, lien, or claim of ownership by any Third Party, and (ii) the sole and exclusive licensee of the Existing Patents listed on Exhibit 1.17, Part 2 through one or more in-license agreements listed on Exhibit 1.17, Part 3 (“Calithera In-License Agreements”).  Calithera has the right to grant the licenses to Incyte set forth in this Agreement;

(l)Each Calithera In-License Agreement is, to Calithera’s knowledge (after due inquiry), in full force and effect as of the Execution Date.  Calithera has provided, to the extent contractually permitted, a true and complete copy of each Calithera In-License Agreement to Incyte.  During the Term, Calithera will devote commercially reasonable efforts to maintain the Calithera In-License Agreements in full force and effect and to perform its obligations thereunder and to keep Incyte informed of any material development pertaining thereto that would reasonably be expected to have a material adverse effect on Incyte’s rights under this Agreement. During the Term, Calithera shall not, without the prior written approval of Incyte (i) amend any provision of a Calithera In-License Agreement (including Sections 2.2.3, 2.2.4, 2.3.4, 3.4 or 7 of the Mars Agreement) in a manner that would reasonably be expected to have a material adverse effect on Incyte’s rights under this Agreement or (ii) make any election or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

exercise any right or option to terminate in whole or in part any Calithera In-License Agreement to the extent such election or exercise would reasonably be expected to have a material adverse effect on Incyte’s rights under this Agreement.  During the Term, Calithera shall promptly provide Incyte with written notice of any alleged, threatened, or actual breach of any Calithera In-License Agreement of which it becomes aware.  As of the Execution Date, none of Calithera, its Affiliates or to Calithera’s knowledge (after due inquiry) any Third Party is in breach of any Calithera In-License Agreement;

(m)Neither Calithera nor any of its Affiliates has previously entered into any agreement, whether a written or oral, with respect to the assignment, transfer, license, conveyance or encumbrance of, or otherwise assigned, transferred, licensed, conveyed or encumbered its right, title, or interest in or to the Existing Patents, Calithera Know-How, or any Arginase Inhibitor in the Arginase Inhibitor Pool as it exists of the Execution Date (including by granting any covenant not to sue with respect thereto) or any Patent Right or other intellectual property or proprietary right or information that would be an Existing Patent or Calithera Know-How but for such assignment, transfer, license, conveyance, or encumbrance and it will not enter into any such agreements or grant any such right, title, or interest to any Person that is inconsistent with the rights and licenses granted to Incyte under this Agreement;

(n)True, complete, and correct copies of: (i) the file wrapper and other documents and materials relating to the prosecution, defense, maintenance, validity, and enforceability of the Existing Patents and (ii) all material adverse information with respect to the safety and efficacy of all Arginase Inhibitors of the Arginase Inhibitor Pool as of the Execution Date known to Calithera, in each case have been provided or made available to Incyte prior to the Execution Date;

(o)The Existing Patents and the Calithera Know-How as of the Execution Date represent all Patent Rights and Know-How within Calithera’s or its Affiliates’ Control relating to the Arginase Inhibitors in the Arginase Inhibitor Pool as it exists as of the Execution Date, or the exploitation thereof.  To Calithera’s knowledge (after  due inquiry), each of the Existing Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the Laws of the jurisdiction in which such Existing Patent is issued or such application is pending;

(p)Each Person who has or has had any rights in or to any Existing Patents listed on Exhibit 1.17, Part 1 or any Calithera Know-How (other than Calithera Know-How licensed under a Calithera In-License Agreement), has assigned and has executed an agreement assigning its entire right, title, and interest in and to such Existing Patents and Calithera Know-How to Calithera.  To Calithera’s knowledge (after due inquiry), no current officer, employee, agent, or consultant of Calithera or any of its Affiliates is in violation of any term of any assignment or other agreement regarding the protection of Patent Rights or other intellectual property or proprietary information of Calithera or such Affiliate or of any employment contract or any other contractual obligation relating to the relationship of any such Person with Calithera;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(q)Calithera has obtained the right to use all Patent Rights, Know-How and all other intellectual property rights and materials (including with respect to any formulations and manufacturing processes and procedures) developed for Calithera by any Third Party under any agreements between Calithera and any such Third Party with respect to the Arginase Inhibitors in the Arginase Inhibitor Pool as it exists as of the Execution Date, and Calithera has the rights under each such agreement to grant Incyte the right to use such Patent Rights, Know-How and all other intellectual property rights and materials in the research, Development, manufacture or Commercialization of the Licensed Compounds or the Licensed Products in the manner provided in this Agreement without restriction;

(r)Neither Calithera nor any of its Affiliates, nor any of its or their respective officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development of the Arginase Inhibitors in the Arginase Inhibitor Pool as it exists as of the Execution Date, failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the Development of the Arginase Inhibitors in the Arginase Inhibitor Pool as it exists as of the Execution Date, or committed an act, made a statement, or failed to make a statement, with respect to the Development of the Arginase Inhibitors in the Arginase Inhibitor Pool as it exists as of the Execution Date that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous Laws or policies in the Territory;

(s)There are no amounts that will be required to be paid by Incyte to a Third Party as a result of the research, Development, manufacture or Commercialization of the Licensed Compounds or Licensed Products that arise out of any agreement to which Calithera or any of its Affiliates is a party, except for Development Costs that are subject to Incyte’s Co-Development Funding Share Obligations;

(t)The inventions claimed or covered by the Existing Patents on Exhibit 1.17, Part 1, and to the knowledge (after due inquiry, except for the Mars Patents, as to which Calithera has not had the opportunity to so inquire) of Calithera, the Existing Patents on Exhibit 1.17, Part 2 (i) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in whole or in part, by the federal government of the United States or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(f), and (iii) are not otherwise subject to the provisions of the Bayh-Dole Act; and

(u)The Know-How, documents and materials furnished to Incyte in connection with its period of diligence prior to the Execution Date do not (i) contain any untrue statement of a material fact, or (ii) omit to state any material fact necessary to make the statements or facts contained therein, in light of the circumstances under which they were made, not misleading.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

12.4Covenants.

(a)During the Term, each Party and its respective Affiliates and sales representatives (as applicable) responsible for Detailing Licensed Product in the United States shall comply with Sections 7.3(b)(v) - 7.3(b)(ix), the SR Detail Incentives, Detailing Plan, Global Branding Strategy and all Laws applicable to Detailing Licensed Product in the United States.

(b)In accordance with Section 12.1(d), during the Term, neither Party nor its respective Affiliates will permit any employees, agents, or sales representatives responsible for Detailing Licensed Product in the United States, or any other Third Parties to carry out any obligations or to perform any activities under this Agreement if such Persons have been or become a Debarred Entity or Debarred Individual, an Excluded Entity or Excluded Individual or a Convicted Entity or Convicted Individual.

12.5Disclaimer of Warranty.  Nothing in this Agreement shall be construed as a representation made or warranty given by either Party that either Party will be successful in obtaining any Patent Rights, that any patents will issue based on pending applications or that any such pending applications or patents issued thereon will be valid. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES AND RENOUNCES ANY WARRANTY, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

ARTICLE XIII

CONFIDENTIALITY

13.1Confidential Information.  All Confidential Information of a Party (“Disclosing Party”) shall not be used by the other Party (the “Receiving Party”) except in performing its obligations or exercising rights explicitly granted under this Agreement and shall be maintained in confidence by the Receiving Party and shall not otherwise be disclosed by the Receiving Party to any Third Party, without the prior written consent of the Disclosing Party with respect to such Confidential Information, except to the extent that the Receiving Party can demonstrate that such Confidential Information:

(a)was known by the Receiving Party or its Affiliates prior to its date of disclosure to the Receiving Party; or

(b)is lawfully disclosed to the Receiving Party or its Affiliates by sources other than the Disclosing Party rightfully in possession of the Confidential Information; or

(c)becomes published or generally known to the public through no fault or omission on the part of the Receiving Party, its Affiliates or its sublicensees; or

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

(d)is independently developed by or for the Receiving Party or its Affiliates without reference to or reliance upon such Confidential Information, as established by written records.

Specific information shall not be deemed to be within any of the foregoing exclusions merely because it is embraced by more general information falling within those exclusions. Any confidential information disclosed under the Prior Confidentiality Agreement shall be treated as Confidential Information subject to the terms of this Agreement.

Calithera may, pursuant to Section 2.7, provide to Incyte information related to Retained Compounds and Incyte’s Topping Rights under Section 2.7.  To the extent that any such information provided under Section 2.7 is in addition to, or different from, any information otherwise provided to Incyte under this Agreement (outside the scope of Section 2.7), such information will be “Retained Product Information” of Calithera and will be subject to the terms of this ARTICLE XIII with respect to Confidential Information of Calithera; provided that notwithstanding the foregoing in this Section 13.1, Incyte shall have the right to use the Retained Product Confidential Information solely for the purpose of evaluating whether to enter into a Retained Compound Transaction.

13.2Permitted Disclosure.  The Receiving Party may provide the Disclosing Party’s Confidential Information:

(a)to the Receiving Party’s respective employees, consultants and advisors, and to the employees, consultants and advisors of such Party’s Affiliates, who have a need to know such information and materials for performing obligations or exercising rights expressly granted under this Agreement and have written obligations to treat such information and materials as confidential with respect to disclosure and use, which obligations are substantially similar to those set forth herein;

(b)to the Receiving Party’s potential or actual investors, financers, licensees, or acquirers as may be necessary in connection with their evaluation of such potential or actual investment, financing, licensing, or acquisition; provided that such Persons shall be subject to obligations of confidentiality and non-use with respect to such Confidential Information substantially similar to the obligations of confidentiality and non-use of the Receiving Party pursuant to this ARTICLE XIII;

(c)to patent offices in order to seek or obtain Patent Rights or to Regulatory Authorities in order to seek or obtain approval to conduct Clinical Trials or to gain Regulatory Approval with respect to the Licensed Product as contemplated by this Agreement; provided that such disclosure may be made only following reasonable notice to the Disclosing Party and to the extent reasonably necessary to seek or obtain such Patent Rights or approvals; or

(d)if such disclosure is required by Law (including regulations applicable to the public sale of securities) or to defend or prosecute litigation or arbitration; provided that prior

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

to such disclosure, to the extent permitted by Law, the Receiving Party promptly notifies the Disclosing Party of such requirement and, to the extent such disclosure relates to the Confidential Information of Mars (as defined in the Mars Agreement), if related to a valid order of a court of competent jurisdiction or other governmental or regulatory body of competent jurisdiction, uses Commercially Reasonable Efforts to give the Disclosing Party a reasonable opportunity to quash such order and/or to obtain a protective or order limiting such disclosure and/or requiring that the confidential information and documents that are the subject of such order be held in confidence by such court or governmental or regulatory body and/or, if disclosed, be used only for the purposes for which the order was issued, and the Receiving Party furnishes only that portion of the Disclosing Party’s Confidential Information that the Receiving Party is legally required to furnish and the Receiving Party uses reasonable efforts to secure confidential treatment of such information.

13.3Publicity; Attribution; Terms of this Agreement; Non-Use of Names.

(a)Except as required by judicial order or applicable Law or as set forth below, neither Party shall make any public announcement concerning this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. The Party preparing any such public announcement shall provide the other Party with a draft thereof at least [ * ] prior to the date on which such Party would like to make the public announcement.  Notwithstanding the foregoing, the Parties shall issue a joint press release in the form attached as Exhibit 13.3(a), within one (1) Business Day after the Effective Date to announce the execution of this Agreement and describe the material financial and operational terms of this Agreement.  Neither Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, publication, presentation or news release relating to this Agreement or its subject matter, without the prior express written permission of the other Party.

(b)Notwithstanding the terms of this ARTICLE XIII,

(i)Either Party shall be permitted to disclose the existence and terms of this Agreement to the extent required, in the reasonable opinion of such Party’s legal counsel, to comply with applicable Laws, including the rules and regulations promulgated by the SEC or any other governmental authority. Notwithstanding the foregoing, before disclosing this Agreement or any of the terms hereof pursuant to this Section 13.3(b), the Parties will coordinate in advance with each other in connection with the redaction of certain provisions of this Agreement with respect to any filings with the SEC, the NASDAQ Stock Market or any other stock exchange on which securities issued by a Party or a Party’s Affiliate are traded, and each Party will use Commercially Reasonable Efforts to seek confidential treatment for such terms as may be reasonably requested by the other Party; provided that each Party will ultimately retain control over what information that Party discloses to its relevant exchange, and provided further that the Parties will use their Commercially Reasonable Efforts to file redacted versions with any governing bodies which are consistent with redacted versions previously filed with any other governing bodies. Other than such obligation, neither Party (nor its Affiliates) will be obligated

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

to consult with or obtain approval from the other Party with respect to any filings to the SEC the NASDAQ Stock Market or any other stock exchange.

(ii)Either Party may disclose the existence and terms of this Agreement in confidence to its attorneys and advisors, and to potential acquirers (and their respective professional attorneys and advisors), in connection with a potential merger, acquisition or reorganization and to existing and potential investors or lenders of such Party, as a part of their due diligence investigations, or to existing and potential licensees or sublicensees or to permitted assignees, in each case under an agreement to keep the terms of confidentiality and non-use substantially no less rigorous than the terms contained in this Agreement and to use such information solely for the purpose permitted pursuant to this Section 13.3(b).

(iii)Incyte may issue a press release or make a public disclosure relating to this Agreement or the Parties’ activities under this Agreement to the extent that such disclosure describes the commencement and/or “top-line” results of Clinical Trials conducted by Incyte for the Licensed Compound or Licensed Product, the achievement of any Development events with respect to the Licensed Compound or Licensed Product or the filing for or receipt of Regulatory Approval with respect to the Licensed Product.  Either Party may issue a press release in respect of the achievement of any milestone events under Section 9.2 or the termination of this Agreement.  Prior to making any such disclosure, the Party making the disclosure shall provide the other Party with a draft of such proposed disclosure at least [ * ] (or, to the extent timely disclosure of a material event is required by Law or stock exchange or stock market rules, such period of time sufficiently in advance of the disclosure so that the other Party will have the opportunity to comment upon the disclosure) prior to making any such disclosure, for the other Party’s review and comment, which shall be considered in good faith by the disclosing Party.  For clarity, the Party making such disclosure shall have the final say over the contents of such disclosure.

(c)For purposes of clarity, either Party may issue a press release or public announcement or make such other disclosure relating to this Agreement if the contents of such press release, public announcement or disclosure (i) has previously been made public other than through a breach of this Agreement by the issuing Party or its Affiliates or (ii) is contained in such Party’s financial statements prepared in accordance with Accounting Standards.

13.4Publications.

(a)Incyte and its Affiliates and Calithera and its Affiliates (unless Calithera has exercised the Co-Development Opt-Out or an Auto Opt-Out Event has occurred) shall have the right to make disclosures pertaining to any Licensed Compound or Licensed Product to Third Parties in Publications in accordance with the following procedure: the Party seeking to make a Publication (the “Publishing Party”) shall provide the other Party (the “Non-Publishing Party”) with an advance copy of the proposed Publication, and the Non-Publishing Party shall then have [ * ] prior to submission for any Publication in which to recommend any changes it reasonably believes are necessary to preserve any Patent Rights or Know-How belonging in whole or in part to the Non-Publishing Party. If the Non-Publishing Party informs the Publishing Party that such

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Publication, in the Non-Publishing Party’s reasonable judgment, could be expected to have a material adverse effect on any patentable invention owned by or licensed, in whole or in part, to the Non-Publishing Party (other than pursuant to a license granted under this Agreement), or on any Know-How which is Confidential Information of the Non-Publishing Party, the Publishing Party shall delay or prevent such Publication as follows: (i) with respect to a patentable invention, such Publication shall be delayed sufficiently long (not to exceed [ * ] to permit the timely preparation and filing of a patent application; and (ii) with respect to Know-How which is Confidential Information of the Non-Publishing Party, such Know-How shall be deleted from the Publication. The Publishing Party shall have the right to present its Publications, which Publications shall be subject to the requirements of this Section 13.4, at scientific conferences, including at any conferences in any country in the world.

(b)With respect to any proposed Publication relating to any on-going (determined as of the date of its receipt of the proposed Publication from Calithera) or completed Clinical Trials conducted by or on behalf of Incyte or conducted or Operationalized by or on behalf of Calithera pursuant to the terms and conditions of this Agreement (excluding Calithera Combination Studies not conducted under the Development Plan, which are subject to Section 13.4(c) below): (i) Calithera shall have the right to present a Publication of the results of the CB-1158-101 Study at the 2017 meeting of the American Society of Clinical Oncology (ASCO) subject to Incyte’s rights in Section 13.4(a); and (ii) thereafter Incyte shall have final decision-making authority and approval over any such Publications (subject to Calithera’s rights to delay or prevent any such Publication for purposes of protecting its intellectual property as provided in Section 13.4(a) above) provided that the Parties, through the JDC, shall discuss prior to any such Publication which Party, in light of the subject matter and which Party had conducted or Operationalized such Clinical Trials, it recommends as the most appropriate Party to first publish the results of such Clinical Trial, and in which forums (e.g., scientific journal, abstract presented to any scientific audience, scientific conference, including slides and texts of oral or other public presentations, and any other oral, written or electronic disclosure directed to a scientific audience).

(c)Calithera shall have final decision-making authority on Publications related to any Calithera Combination Studies not conducted under the Development Plan (subject to Incyte’s review, comment (with respect to the Confidential Information of Incyte) and delay rights as outlined above in Section 13.4(a)) and any studies conducted with the Retained Compounds.

13.5Term.  All obligations under this ARTICLE XIII shall expire ten (10) years following expiration or earlier termination of this Agreement.

13.6Return of Confidential Information.  Upon the expiration or termination of this Agreement, the Receiving Party shall destroy (or, upon the Disclosing Party’s request, return) all Confidential Information received by the Receiving Party from the Disclosing Party (and all copies and reproductions thereof) and any notes, reports or other documents prepared by the Receiving Party which contain Confidential Information of the Disclosing Party. Nothing in this

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

Section 13.6 shall require the alteration, modification, deletion or destruction of archival tapes or other electronic back-up media made in the ordinary course of business; provided that the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this ARTICLE XIII with respect to any Confidential Information contained in such archival tapes or other electronic back-up media. The destruction of Confidential Information shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party supervising such destruction. Notwithstanding the foregoing, (i) the Receiving Party may retain one copy of the Disclosing Party’s Confidential Information in its legal archives solely for the purpose of determining the Receiving Party’s continuing obligations under this ARTICLE XIII and (ii) the Receiving Party may retain the Disclosing Party’s Confidential Information and its own notes, reports and other documents (A) to the extent reasonably required (a) to exercise the rights and licenses of the Receiving Party expressly surviving expiration or termination of this Agreement; (b) to perform the obligations of the Receiving Party expressly surviving expiration or termination of this Agreement; or (B) to the extent it is impracticable to not do so without incurring disproportionate cost. Notwithstanding the return or destruction of the Disclosing Party’s Confidential Information, the Receiving Party shall continue to be bound by its obligations of confidentiality and other obligations under this ARTICLE XIII.

ARTICLE XIV

DISPUTE RESOLUTION

14.1Dispute Resolution Process.  Matters before the JSC and subcommittees shall be governed by the process specified in Section 3.5. Any controversy, claim or dispute arising out of or relating to this Agreement that is not subject to Section 3.5 shall be settled, if possible, through good faith negotiations between the Parties. If the Parties are unable to settle such dispute within [ * ], and a Party wishes to pursue the matter, the matter may be referred by either Party to the Executive Officers, who shall meet to attempt to resolve the dispute in good faith. Such resolution, if any, of a referred issue shall be final and binding on the Parties. All negotiations pursuant to this Section 14.1 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence. If the Executive Officers are unable to settle the dispute within [ * ] (or sooner if the circumstances require that the dispute be settled more rapidly) after referral thereto pursuant to Section 14.1, then each Party reserves its right to any and all remedies available under Law or equity with respect to the dispute, subject to Section 14.2.

14.2Injunctive Relief. Notwithstanding anything to the contrary in this ARTICLE XIV, any Party may seek immediate injunctive or other interim relief from any court of competent jurisdiction as necessary to enforce the provisions of ARTICLE XIII and to enforce and prevent infringement or misappropriation of the Patent Rights, Know-How or Confidential Information Controlled by such Party.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

ARTICLE XV

MISCELLANEOUS

15.1Governing Law.  This Agreement (and any claims or disputes arising out of or related thereto or to the transactions contemplated thereby or to the inducement of any party to enter therein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by and construed in accordance with the Laws of the State of Delaware, including all matters of construction, validity and performance, in each case without reference to any conflict of Law rules that might lead to the application of the Laws of any other jurisdiction.

15.2Assignment.  Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party, except that without such prior written consent each Party may make such assignment to (a) an Affiliate and (b) a successor, whether in a merger, sale of stock, sale of assets or any other transaction, of all or substantially all of the business to which this Agreement relates.  Any purported assignment in contravention of this Section 15.2 shall be null and void and of no effect.  No assignment shall release either Party from responsibility for the performance of any accrued obligation of such Party hereunder.  This Agreement shall be binding upon and enforceable against the successor to or any permitted assignee from either of the Parties.

15.3Change of Control.

(a)Calithera (or its successor) shall provide Incyte with written notice of any Change of Control of Calithera within [ * ] following the closing date of such transaction, unless such transaction is prior to such time publicly announced.

(b)[ * ].

(c)In the event of a Change of Control of Calithera, Calithera (or its successor) shall continue to maintain and fully support the Calithera IP in accordance with the terms of this Agreement.

(d)In the event of a Change of Control of either Party, intellectual property rights of the acquiring party (together with any entities that were Affiliates of such Third Party immediately prior to such Acquisition) shall not be included in the technology licensed hereunder or otherwise subject to this Agreement.

15.4Entire Agreement; Amendments.  This Agreement and the Exhibits referred to in this Agreement together with the Stock Purchase Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof, and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral, including the Prior Confidentiality Agreement. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

15.5Notices.  Notices to Incyte shall be addressed to:

Incyte Corporation

[ * ]

with copies to:

Incyte Corporation

[ * ]

and

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540-6241

[ * ]

Notices to Calithera shall be addressed to:

Calithera Biosciences, Inc.

[ * ]

with a copy to:

Cooley LLP

3175 Hanover St.

Palo Alto, CA 94304

Attention: Barbara A. Kosacz

Facsimile No.: (650) 849-7400

Either Party may change its address to which notices shall be sent by giving notice to the other Party in the manner herein provided.  All reports, approvals, and notices required or permitted by this Agreement to be given to a Party (each a “Notice”) shall be given in writing, by personal delivery, telecopy or overnight courier, to the Party concerned at its address as set forth above (or at such other address as a Party may specify by written notice pursuant to this Section 15.5 to the other). All Notices shall be deemed effective, delivered and received (a) if given by personal delivery, or by overnight courier, when actually delivered and signed for, or (b) if given by facsimile, when such facsimile is transmitted to the facsimile number specified above and receipt therefor is confirmed.

15.6Force Majeure.  No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any Force Majeure Event; provided that the Party affected by such Force Majeure Event promptly notifies the other Party and uses diligent efforts to cure such failure or omission as soon as is practicable after the occurrence of one or more Force Majeure Events.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

15.7Compliance with Laws.  Each Party shall perform its obligations under this Agreement in compliance with all applicable Laws.

15.8Use of Names, Logos or Symbols.  Subject to Sections 7.4 and 13.3, no Party shall use the name, trademarks, logos, physical likeness, employee names or owner symbol of the other Party for any purpose, including private or public securities placements, without the prior written consent of the affected Party. Nothing contained in this Agreement shall be construed as granting either Party any rights or license to use any of the other Party’s trademarks or trade names or the names of any employees thereof, without separate, express written permission of the owner of such trademark or trade name or name.

15.9Independent Contractors.  It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed to create a joint venture or any relationship of employment, agency or partnership between the Parties to this Agreement. Neither Party is authorized to make any representations, commitments or statements of any kind on behalf of the other Party or to take any action that would bind the other Party except as explicitly provided in this Agreement. Furthermore, none of the transactions contemplated by this Agreement shall be construed as a partnership for any tax purposes.

15.10Headings.  The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

15.11No Implied Waivers; Rights Cumulative.  No failure on the part of Incyte or Calithera to exercise, and no delay by either Party in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at Law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege by such Party or be construed as a waiver of any breach of this Agreement or as an acquiescence therein by such Party, nor shall any single or partial exercise of any such right, power, remedy or privilege by a Party preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

15.12Severability.  If, under applicable Laws, any provision of this Agreement is invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (such invalid or unenforceable provision, a “Severed Clause”), this Agreement shall endure except for the Severed Clause. The Parties shall consult one another and use good faith efforts to agree upon a valid and enforceable provision that is a reasonable substitute for the Severed Clause in view of the intent of this Agreement.

15.13Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Signatures provided by facsimile transmission or in AdobeTM Portable Document Format (PDF) sent by electronic mail shall be deemed to be original signatures.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

15.14No Third Party Beneficiaries.  No Person other than Calithera and Incyte (and their respective permitted assignees) shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

15.15Exhibits.  In the event of inconsistencies between this Agreement and any exhibits or attachments hereto, the terms of this Agreement shall control.

15.16Effective Date.

(a)Unless terminated earlier pursuant to subsection (b) below, this Agreement shall be effective upon the later of the Execution Date and the Closing of the Stock Purchase Agreement (as such term is defined therein) (such date, the “Effective Date”).

(b)If the Stock Purchase Agreement is terminated prior to the Closing of the Stock Purchase Agreement (as such term is defined therein), this Agreement shall be terminated effective on the termination of the Stock Purchase Agreement, unless otherwise mutually agreed by the Parties in writing.

{Signature Page Follows}

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

EXECUTION VERSION

IN WITNESS WHEREOF, the Parties have caused their duly authorized officers to execute and acknowledge this Agreement as of the date first written above.

CALITHERA BIOSCIENCES, INC.		INCYTE CORPORATION

By:		By:
Name:	Susan M. Molineaux, Ph.D.	Name:	Hervé Hoppenot
Title:	Founder, President and Chief Executive Officer	Title:	Chairman, President and Chief Executive Officer

{Signature Page to Collaboration and License Agreement}

Exhibit 1.6

Arginase Inhibitor Pool

[ * ]

Exhibit 1.17

Calithera Patent Rights

[ * ]

Part 3:

Calithera In-License

Collaboration and License Agreement by and between Calithera and Mars, Inc., by and through its Mars Symbioscience division, dated December 9, 2014.

Exhibit 4.1(a)

Initial Information Transfer Plan

[ * ]

Exhibit 4.2(a)

Initial Preclinical Studies and CMC Activities

[ * ]

Exhibit 5.1(b)

Initial Development Plan

[ * ]

Exhibit 5.3(a)

CB-1158-101 Study

The most recent protocol for the CB-1158-101 study as of the execution date of the Agreement is identified by the following:

[ * ]

Exhibit 12.3

Exceptions to Calithera Representations

[ * ]

Exhibit 13.3(a)

Form of Joint Press Release

For Immediate Release

Incyte and Calithera Biosciences Announce Global Collaboration

to Develop and Commercialize CB-1158, a First-in-class, Small Molecule Arginase Inhibitor

-	Incyte gains worldwide rights to CB-1158 for hematology and oncology indications
-	Calithera to receive a $45 million up-front payment and an $8 million equity investment
-	Incyte and Calithera to co-fund global development of CB-1158; Calithera eligible to receive share of profits in the U.S., potential milestones and royalties on future sales of CB-1158
-	Calithera conference call scheduled today at 8:30 a.m. ET, 5:30 a.m. PT

WILMINGTON, DE AND SOUTH SAN FRANCISCO, CA, January 30, 2017 – Incyte Corporation (NASDAQ: INCY) and Calithera Biosciences, Inc. (NASDAQ: CALA) announce today that the companies have entered into a global collaboration and license agreement for the research, development and commercialization of Calithera’s first-in-class, small molecule arginase inhibitor CB-1158 in hematology and oncology. CB-1158 is currently being studied in a monotherapy dose escalation trial and additional studies are expected to evaluate CB-1158 in combination with immuno-oncology agents, including anti-PD-1 therapy.

“Arginase-expressing tumor-infiltrating myeloid cells have been shown to play an important role in orchestrating the immune suppressive microenvironment in cancer; but, to date, therapeutic targeting of the arginase enzyme has remained elusive,” said Reid Huber, Ph.D., Incyte’s Chief Scientific Officer. “The addition of this first-in-class, small molecule arginase inhibitor, CB-1158, to our portfolio expands our innovative immuno-oncology pipeline and allows us to continue to advance our mission of discovering and developing immune-active combination therapies to treat patients with cancer.”

“In this strategic partnership with Incyte, CB-1158 is expected to be evaluated in multiple trials of novel therapeutic combinations, accelerating its development across hematological and oncology indications,” said Susan Molineaux, Ph.D., Calithera’s Chief Executive Officer.

Terms of the Collaboration

Under the terms of the collaboration and license agreement, Calithera will receive an up-front payment of $45 million from Incyte. In addition, Incyte will make an equity investment in Calithera of $8 million through the purchase of shares at a weighted average price of $4.65 per share.

Incyte will receive worldwide rights to develop and commercialize CB-1158 in hematology and oncology and Calithera will retain the right to research, develop and commercialize certain other arginase inhibitors in certain orphan indications.

Incyte and Calithera will jointly conduct and co-fund development of CB-1158, with Incyte leading global development activities.  Incyte will fund 70 percent of global development and Calithera will be responsible for the remaining 30 percent. In the event of regulatory approvals and commercialization of CB-1158, Incyte and Calithera will share in any future U.S. profits and losses (receiving 60 percent and 40 percent, respectively) and Calithera will be eligible to receive over $430 million in potential development, regulatory and commercialization milestones from Incyte. Per the terms of the agreement, Calithera will have the right to co-detail CB-1158 in the U.S. and also be eligible to receive from Incyte tiered royalties based on future ex-U.S. sales, with rates ranging from low-to-mid double-digits.

The agreement also provides that Calithera may choose to opt out of its co-funding obligations. In this scenario, Calithera would no longer be eligible to receive future U.S. profits and losses but would be eligible to receive up to $750 million in potential development, regulatory and commercialization milestones from Incyte and, if the product is approved and commercialized, also be eligible to receive reimbursement based on previous development expenditures incurred by Calithera and tiered royalty payments on future global sales of CB-1158, with rates ranging from low-to-mid double-digits.

The transaction is expected to close in the first quarter of 2017, subject to customary closing conditions.

Conference Call and Webcast Information

Calithera will host a conference call today to discuss this collaboration at 8:30 a.m. ET, 5:30 a.m. PT.  Participants may access the call by dialing (855)783-2599 (domestic) or (631)485-4877 (international) and referencing conference ID 58716954. The conference call will also be available by webcast in the Investor Relations page of Calithera’s website, www.calithera.com.  The archived webcast will remain available for replay for 30 days.

About Arginase

Arginase is an enzyme produced by immunosuppressive myeloid cells, including myeloid-derived suppressor cells (MDSCs) and neutrophils, which prevents T-cell and natural killer (NK) cell activation in tumors. Arginase exerts its immunosuppressive effect by depleting the amino acid arginine in the tumor microenvironment which subsequently prevents activation and proliferation of the immune system’s cytotoxic T-cells and NK-cells. Inhibition of arginase activity reverses this immunosuppressive block and restores T-cell function. In preclinical models, arginase inhibition has been shown to enhance anti-tumor immunity and inhibit tumor growth.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics.  For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

About Calithera Biosciences

Calithera Biosciences, Inc. is a clinical-stage pharmaceutical company focused on discovering and developing novel small molecule drugs directed against tumor metabolism and tumor immunology targets for the treatment of cancer.  Calithera’s lead product candidate, CB-839, is a potent, selective, reversible and orally bioavailable inhibitor of glutaminase. CB-839 takes advantage of the pronounced dependency many cancers have on the nutrient glutamine for growth and survival. It is currently being evaluated in Phase 1/2 clinical trials in combination with standard of care agents.  CB-1158 is a first-in-class immuno-oncology metabolic checkpoint inhibitor targeting arginase, a critical immunosuppressive enzyme responsible for T-cell suppression by myeloid-derived suppressor cells.  Arginase depletes arginine, a nutrient that is critical for the activation, growth and survival of the body’s cancer-fighting immune cells, known as cytotoxic T-cells.  CB-1158 is currently in a Phase I clinical trial.  Calithera is headquartered in South San Francisco, California.  For more information about Calithera, please visit www.calithera.com.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this press release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: whether CB-1158 will successfully advance through clinical studies or will ever be approved for use in humans anywhere or will be commercialized anywhere successfully or at all; whether CB-1158 will be effective in the treatment of cancer; and whether and when any of the milestone payments or royalties under this collaboration will ever be paid by Incyte. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: obtaining approval for this planned collaboration; research and development efforts related to the collaboration programs; the possibility that results of clinical trials may be unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; other market or economic factors; unanticipated delays; each company’s ability to compete against parties with greater financial or other resources; greater than expected expenses; and such other risks detailed from time to time in each company’s reports filed with the Securities and Exchange Commission, including the Form 10-Q for the quarter ended September 30, 2016 filed by each company. Each party disclaims any intent or obligation to update these forward-looking statements.

# # #

Contacts:

Incyte Media

Catalina Loveman

+1 302 498 6171

cloveman@incyte.com

Incyte Investors

Michael Booth, DPhil

+1 302 498 5914

mbooth@incyte.com

Calithera

Jennifer McNealey

+1 650-870-1071

ir@Calithera.com